Exhibit 99.1

FIRST NLC SECURITIZATION, INC.,

as Depositor

FIRST NLC FINANCIAL SERVICES, LLC,

as Originator and as Seller

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Master Servicer and as Securities Administrator

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee

and

OCWEN LOAN SERVICING, LLC

as Interim Servicer

POOLING AND SERVICING AGREEMENT

Dated as of December 1, 2005

First NLC Trust 2005-4

Mortgage-Backed Certificates,

Series 2005-4

- i -

- ii -

- iii -

SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule II	[Reserved]
Schedule III	[Reserved]
Schedule IV	LIBOR Calculation
Schedule V	Representations and Warranties in respect of the Mortgage Loans
Schedule VI	[Reserved]

EXHIBITS

Exhibit A	Form of Class A Certificate
Exhibit B	Form of Class M Certificate

- iv -

TABLE OF CONTENTS

Exhibit C	[Reserved]
Exhibit D	Form of Class C Certificate
Exhibit E	Form of Class P Certificate
Exhibit F	Form of Class R Certificate
Exhibit G	Form of Class RX Certificate
Exhibit H	Credit Reporting Procedure
Exhibit I	[Reserved]
Exhibit J	Form of Power of Attorney
Exhibit K	[Reserved]
Exhibit L	Form of Transferor Certificate
Exhibit M	Form of Investment Letter (Non-Rule 144A)
Exhibit N	Form of Investment Letter (Rule 144A)
Exhibit O	Form of Request for Release
Exhibit P	Form of Benefit Plan Affidavit
Exhibit Q	Form of Residual Transfer Affidavit
Exhibit R	Form of Residual Transferee Agreement
Exhibit S	[Reserved]
Exhibit T	Mortgage Loan Schedule Reporting Criteria
Exhibit U	Contents of Mortgage File
Exhibit V	Form of Monthly Statements to Certificateholders
Exhibit W	Criteria for Remittance Report from Servicer
Exhibit X	Form of Sarbanes-Oxley Back-up Certificate
Exhibit Y	Form of Certificate to be Provided to the Depositor by the Master Servicer
Exhibit Z	Standard Layout for Monthly Defaulted Loan Report
Exhibit AA	Form of Realized Losses and Gains

- v -

THIS POOLING AND SERVICING AGREEMENT, dated as of December 1, 2005, is made by and among FIRST NLC SECURITIZATION, INC., a Delaware corporation, as depositor (the “Depositor”), FIRST NLC FINANCIAL SERVICES, LLC, a Florida limited liability company, as originator (the “Originator”) and as seller (the “Seller”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national association, as servicer (the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”), HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), and OCWEN LOAN SERVICING, LLC, a Delaware limited liability company, as interim servicer (the “Interim Servicer”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor will acquire all of the rights, title and interest of the Seller in certain conventional, first priority lien, fixed rate and adjustable rate, residential mortgage loans identified in Schedule I hereto on a servicing-released basis from the Seller pursuant to this Agreement, and at the Closing Date will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee, for the benefit of the Certificateholders, for inclusion in the Trust Fund;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee, for the benefit of the Certificateholders, of the Mortgage Loans and the other property constituting the Trust Fund;

WHEREAS, on the Closing Date, the Depositor will acquire the Certificates as consideration for its transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Loans and the other property constituting the Trust Fund;

The Depositor intends to sell the Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of nineteen classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class A-3 Certificates, (iv) the Class A-4 Certificates, (v) the Class M-1 Certificates, (vi) the Class M-2 Certificates, (vii) the Class M-3 Certificates, (viii) the Class M-4 Certificates, (ix) the Class M-5 Certificates, (x) the Class M-6 Certificates, (xi) the Class M-7 Certificates, (xii) the Class M-8 Certificates, (xiii) the Class M-9 Certificates, (xiv) the Class M-10 Certificates, (xv) the Class M-11 Certificates, (xvi) the Class P Certificates, (xvii) the Class C Certificates, (xviii) the Class R Certificates and (xix) the Class RX Certificates. The descriptions of REMIC I, REMIC II, REMIC III and REMIC IV that follow are part of the Preliminary Statement.

REMIC I

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Reserve Account, the Servicer Prepayment Premium Payment Amount, the Originator Prepayment Premium Payment Amount and the Cap Agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The Class R-I Interest will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the Uncertificated REMIC I Regular Interests. None of the Uncertificated REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate		Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LTAA	Variable	(2)	$861,929,127.53	February 2036
LTA1	Variable	(2)	$2,880,940.00	February 2036
LTA2	Variable	(2)	$1,930,290.00	February 2036
LTA3	Variable	(2)	$1,035,140.00	February 2036
LTA4	Variable	(2)	$750,030.00	February 2036
LTM1	Variable	(2)	$338,620.00	February 2036
LTM2	Variable	(2)	$316,630.00	February 2036
LTM3	Variable	(2)	$189,100.00	February 2036
LTM4	Variable	(2)	$162,710.00	February 2036
LTM5	Variable	(2)	$162,710.00	February 2036
LTM6	Variable	(2)	$149,520.00	February 2036
LTM7	Variable	(2)	$136,330.00	February 2036
LTM8	Variable	(2)	$114,340.00	February 2036
LTM9	Variable	(2)	$109,940.00	February 2036
LTM10	Variable	(2)	$109,940.00	February 2036
LTM11	Variable	(2)	$87,950.00	February 2036
LTZZ	Variable	(2)	$9,116,200.36	February 2036
LTP	Variable	(2)	$100.00	February 2036

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest will represent the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial Certificate Principal Balance or Uncertificated Principal Balance, as the case may be, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the Classes of Certificates and Uncertificated REMIC II Regular Interests listed below. The Class A Certificates and the Class M Certificates will be certificated. The Class C Interest and the Class P Interest will not be certificated.

Class Designation	Pass-Through Rate		Initial Certificate Principal Balance or Uncertificated Principal Balance	Latest Possible Maturity Date(1)
Class A-1 Certificate	Variable	(2)	$288,094,000	February 2036
Class A-2 Certificate	Variable	(2)	$193,029,000	February 2036
Class A-3 Certificate	Variable	(2)	$103,514,000	February 2036
Class A-4 Certificate	Variable	(2)	$75,003,000	February 2036
Class M-1 Certificate	Variable	(2)	$33,862,000	February 2036
Class M-2 Certificate	Variable	(2)	$31,663,000	February 2036
Class M-3 Certificate	Variable	(2)	$18,910,000	February 2036
Class M-4 Certificate	Variable	(2)	$16,271,000	February 2036
Class M-5 Certificate	Variable	(2)	$16,271,000	February 2036
Class M-6 Certificate	Variable	(2)	$14,952,000	February 2036
Class M-7 Certificate	Variable	(2)	$13,633,000	February 2036
Class M-8 Certificate	Variable	(2)	$11,434,000	February 2036
Class M-9 Certificate	Variable	(2)	$10,994,000	February 2036
Class M-10 Certificate	Variable	(2)	$10,994,000	February 2036
Class M-11 Certificate	Variable	(2)	$8,795,000	February 2036
Class C Interest	Variable	(3)	$32,100,517.89	February 2036
Class P Interest	N/A	(4)	$100.00	February 2036

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC II and each Uncertificated REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.

(3)	The Class C Interest (i) will have an initial Uncertificated Principal Balance equal to the Initial Overcollateralization Amount and (ii) will bear interest at its variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time. The Class C Interest will not accrue interest on its Uncertificated Principal Balance.

(4)	The Class P Interest will not accrue interest.

REMIC III

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III” The Class RX-III Interest represents the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and initial Certificate Principal Balance for the Class C Certificates that represents a “regular interest” in REMIC III created hereunder:

Class Designation	Pass-Through Rate		Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
Class C Certificate	Variable	(2)	$32,100,517.89	February 2036

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class C Certificates.

(2)	The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

REMIC IV

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” The Class RX-IV Interest represents the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and initial Certificate Principal Balance for the Class P Certificates that represents a “regular interest” in REMIC IV created hereunder:

Class Designation	Pass-Through Rate		Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
Class P Certificate	N/A	(2)	$100.00	February 2036

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class P Certificates.

(2)	The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

The Certificates

The following table sets forth (or describes) the Class designation, Pass-Through Rate, initial Certificate Principal Balance, and minimum denomination for each Class of Certificates.

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate(1)(2)	Minimum Denominations or Percentage Interest	Final Scheduled Distribution Date(3)	Ratings S&P/ Moody’s(4)
Class A-1	$288,094,000	LIBOR + 0.120%	(5)	February 2036	AAA/Aaa
Class A-2	$193,029,000	LIBOR + 0.240%	(5)	February 2036	AAA/Aaa
Class A-3	$103,514,000	LIBOR + 0.270%	(5)	February 2036	AAA/Aaa
Class A-4	$75,003,000	LIBOR + 0.390%	(5)	February 2036	AAA/Aaa
Class M-1	$33,862,000	LIBOR + 0.490%	(5)	February 2036	AA+/Aa1
Class M-2	$31,663,000	LIBOR + 0.510%	(5)	February 2036	AA+/Aa2
Class M-3	$18,910,000	LIBOR + 0.530%	(5)	February 2036	AA+/Aa3
Class M-4	$16,271,000	LIBOR + 0.660%	(5)	February 2036	AA+/A1
Class M-5	$16,271,000	LIBOR + 0.710%	(5)	February 2036	AA/A2
Class M-6	$14,952,000	LIBOR + 0.850%	(5)	February 2036	AA/A3
Class M-7	$13,633,000	LIBOR + 1.900%	(5)	February 2036	AA-/Baa1
Class M-8	$11,434,000	LIBOR + 2.250%	(5)	February 2036	A+/Baa2
Class M-9	$10,994,000	LIBOR + 2.250%	(5)	February 2036	A/Baa3
Class M-10	$10,994,000	LIBOR + 2.250%	(5)	February 2036	A-/NR
Class M-11	$8,795,000	LIBOR + 2.250%	(5)	February 2036	BBB+/Ba2
Class C	N/A	(1)	(5)	N/A	NR
Class P	100	N/A	(5)	N/A	NR
Class R	N/A	N/A	(5)	N/A	NR
Class RX	N/A	N/A	(5)	N/A	NR

(1)	The Pass-Through Rate for each Class of Certificates is as stated in the definition of “Pass-Through Rate” herein.

(2)	On the Margin Stepup Date, the margin for each Class of the Class A Certificates will increase to 2 times the applicable margin shown above and the margin for each Class of Class M Certificates will increase to 1.5 times the applicable margin shown above.

(3)	Assumes the Distribution Date following the latest possible maturity date for any Mortgage Loan plus one month.

(4)	The designation “NR” means that the Depositor has not and will not obtain a rating from the respective Rating Agency for the applicable Class of Certificates.

(5)	The Class A Certificates and the Class M Certificates will be issued in minimum denominations of $100,000 and increments of $1 in excess thereof. The Class C and Class P Certificates are issuable only in minimum Percentage Interests of 10%. The Class R Certificates and the Class RX Certificates are issuable only in minimum Percentage Interests of 25%.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.1:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage loan master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer, and in accordance with the applicable state, local and federal laws, rules and regulations.

Accepted Servicing Practices: The servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder:

(a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s own portfolio, whichever standard is higher;

(b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust or any Person to which the Mortgage Loans may be transferred by the Trust;

(c) without regard to (i) any relationship that the Servicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions; (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the obligations of the Servicer to make Monthly Advances and Servicing Advances; (iv) the ownership, servicing or management by the Servicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Servicer or any affiliate of the Servicer has extended to any mortgagor; and

(d) in accordance with the applicable state, local and federal laws, rules and regulations.

Account: Each of the Custodial Account, the Escrow Account, the Distribution Account (including each sub-account thereof) and the Reserve Account.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Master Servicer or an Affiliate of the Master Servicer.

Adjusted Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the related Aggregate Servicing Fee Rate and the Master Servicing Fee Rate for such Mortgage Loan.

Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Rate is adjusted periodically.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage. The first Adjustment Date following the Cut-off Date with respect to each Adjustable Rate Mortgage Loan is set forth on the Mortgage Loan Schedule attached hereto as Schedule I.

Advance: Any Monthly Advance or Servicing Advance.

Adverse REMIC Event: As defined in Section 13.1(f).

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (i) the Principal Proceeds and (ii) the Overcollateralization Release Amount.

Aggregate Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable on account of servicing, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Aggregate Servicing Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Aggregate Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.6) of such Scheduled Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.6.

Aggregate Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate equal to 0.50%.

Agreement: This Pooling and Servicing Agreement, including all exhibits and schedules hereto, and all amendments or supplements hereto.

Applied Loss Amount: As defined in Section 8.2(a).

Appraised Value: With respect to any Mortgage Loan, the lesser of (a) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (b) the amount paid by the Mortgagor for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan or a Mortgage Loan that was not originated in connection with the borrower’s purchase of the

Mortgaged Property, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Trustee for the benefit of the Certificateholders, which assignment shall be at the expense of the Seller; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

Available Distribution Amount: With respect to any Distribution Date, the sum of the Available Principal Funds and the Available Interest Funds for such Distribution Date, net of amounts with respect to fees, expenses and indemnification, withdrawn from the Custodial Account or Distribution Account, as applicable, during the related Interest Accrual Period.

Available Interest Funds: With respect to any Distribution Date, the sum of:

(a) the total amount of all cash in respect of interest received on the Mortgage Loans including without limitation:

(i) all Scheduled Monthly Payments of interest collected on the Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Monthly Advances in respect thereof;

(ii) all Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds from the Mortgage Loans, in each case in respect of interest, for such Distribution Date;

(iii) all other amounts received from the Servicer with respect to the sale of any defaulted Mortgage Loans in respect of interest during the related Prepayment Period;

(iv) all accrued interest on full Principal Prepayments identified as having been received in respect of the Mortgage Loans during the related Prepayment Period;

(v) any Compensating Interest Payments paid by the Master Servicer and/or received from the Servicer in respect of Prepayment Interest Shortfalls with respect to the Mortgage Loans; and

(vi) the aggregate Repurchase Price in respect of interest of all Mortgage Loans purchased by the Seller from the Trust Fund during the related Prepayment Period; and

(b) less, in the case of (i) through (iv) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Available Funds: With respect to any Distribution Date, the sum of the Available Principal Funds and the Available Interest Funds for such Distribution Date.

Available Principal Funds: With respect to each Distribution Date, the sum of:

(a) the total amount of all cash in respect of principal received on the Mortgage Loans including without limitation:

(i) all Scheduled Monthly Payments of principal collected on the Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Monthly Advances in respect thereof;

(ii) all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and Condemnation Proceeds from the Mortgage Loans, in each case in respect of principal, for such Distribution Date;

(iii) all other amounts received from the Servicer with respect to the sale of any defaulted Mortgage Loans in respect of principal during the related Prepayment Period;

(iv) all partial or full Principal Prepayments identified as having been received in respect of the Mortgage Loans during the related Prepayment Period; and

(v) the aggregate Repurchase Price in respect of principal of all Mortgage Loans purchased by the Seller from the Trust Fund during the related Prepayment Period; and

(b) less, in the case of (i) through (iv) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended, as codified in 11 U.S.C. §§ 101-1330.

Benefit Plan Affidavit: An affidavit in substantially the form attached hereto as Exhibit P.

Book-Entry Certificates: Each Class of Certificates other than the Class C, P, R and RX Certificates.

Business Day: Any day other than (a) a Saturday or a Sunday, or (b) a day on which banking institutions in the states of New York, California, Arizona, Maryland, Minnesota or any city in which the Corporate Trust Office of the Trustee or the principal office of the Servicer is located, are authorized or obligated by law or executive order to be closed.

Cap Agreement: The rate cap agreement entered into by and between the Trust and the Cap Provider, dated as of December 22, 2005, providing for certain payments to be made to the Securities Administrator on behalf of the Trust.

Cap Payment: The aggregate of all payments received by the Securities Administrator from the Cap Provider on a Distribution Date pursuant to the Cap Agreement.

Cap Provider: HSBC Bank USA, National Association.

Certificate: Any one of the mortgage-backed certificates issued pursuant to this Agreement executed by the Trustee in substantially the forms attached hereto as Exhibit A, Exhibit B, Exhibit D, Exhibit E, Exhibit F and Exhibit G.

Certificate Principal Balance: With respect to any Class of Certificates other than the Class C, R and RX Certificates and any Distribution Date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal balance of such Class of Certificates as of the Closing Date minus the sum of (a) all distributions of principal previously made with respect that Class of Certificates and (b) all Applied Loss Amounts previously allocated to that Class of Certificates and increased by any Subsequent Recoveries allocated to such Class for previous Distribution Dates. With respect to each Class C Certificate as of any Distribution Date, the Percentage Interest evidenced by such Certificate times the Uncertificated Principal Balance of the Class C Interest. For purposes of Article VIII hereof, unless specifically provided to the contrary, the Certificate Principal Balance shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such Distribution Date.

Certificateholder or Holder: With respect to a Book-Entry Certificate, the beneficial owner of such Book-Entry Certificate, and with respect to a Definitive Certificate, the Holder of such Definitive Certificate and in whose name a Certificate is registered in the Certificate Register.

Certificate Register: The register maintained pursuant to Section 9.2.

Chase Servicing Fee Side Letter: The separate letter agreement, dated December 22, 2005, by and between the Servicer and the Depositor.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement. In the case of the REMIC Regular Interests, the term “Class” refers to such REMIC Regular Interests having the same designation as set forth in the Preliminary Statement.

Class A Certificates: The Class A-1, A-2, A-3 and A-4 Certificates.

Class A-1 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class A-1 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of the Net WAC Cap Carryover Amount.

Class A-2 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class A-2 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of the Net WAC Cap Carryover Amount.

Class A-3 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class A-3 Certificates having an initial Certificate Principal Balance and

Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of the Net WAC Cap Carryover Amount.

Class A-4 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class A-4 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of the Net WAC Cap Carryover Amount.

Class C Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class C Certificates having an initial Certificate Principal Balance, a Notional Amount and associated Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC III and (ii) the obligation to pay Net WAC Rate Carryover Amount.

Class C Distributable Amount: With respect to any Distribution Date and the Class C Interest, the sum of (i) the interest accrued on such Class C Interest at its Pass-Through Rate calculated on its Notional Amount less the amount (without duplication) of Net WAC Cap Carryover Amounts paid pursuant to Section 8.1(a)(iii)(D), (ii) any remaining Aggregate Overcollateralization Release Amounts and (iii) the aggregate of amounts remaining in the Reserve Account after the distributions in Section 8.1(a)(iii)(D), as specified in Section 7.8 With respect to the Class C Certificate, 100% of the amount distributed to the Class C Interest.

Class C Interest: An uncertificated interest in the Trust Fund representing the right to distributions as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the obligation to pay Net WAC Rate Carryover Amount.

Class M Certificates: The Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10 and M-11 Certificates.

Class M-1 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-1 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts.

Class M-1 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 57.70% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-2 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-2 Certificates having an initial Certificate Principal Balance and

Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts.

Class M-2 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A and M-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amount for the Class M-1 Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 64.90% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-3 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-3 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts.

Class M-3 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1 and M-2 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 69.20% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-4 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-4 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts .

Class M-4 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2 and M-3 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 72.90% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the

Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-5 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-5 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts.

Class M-5 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3 and M-4 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 76.60% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-6 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-6 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts.

Class M-6 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4 and M-5 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 80.00% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-7 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-7 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts.

Class M-7 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5 and M-6 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution

Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 83.10% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-8 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-8 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of the Net WAC Rate Carryover Amounts.

Class M-8 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5, M-6 and M-7 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 85.70% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-9 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-9 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts.

Class M-9 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5, M-6, M-7 and M-8 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 88.20% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-10 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-10 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts.

Class M-10 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 90.70% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-11 Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class M-11 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of Net WAC Rate Carryover Amounts.

Class M-11 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and M-10 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 92.70% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class P Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class P Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing a Regular Interest in REMIC IV.

Class P Interest: An uncertificated interest in the Trust Fund representing the right to distributions as set forth herein and evidencing a Regular Interest in REMIC II.

Class Principal Distribution Amount: With respect to each Distribution Date, each of the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount, the Class M-9 Principal Distribution Amount, the Class M-10 Principal Distribution Amount and the Class M-11 Principal Distribution Amount for such Distribution Date.

Class R Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class R Certificates representing the Residual Interest in each of REMIC I and REMIC II.

Class R-I Interest: The uncertificated Residual Interest in REMIC I.

Class R-II Interest: The uncertificated Residual Interest in REMIC II.

Class RX Certificates: The First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, Class RX Certificates representing the Residual Interest in each of REMIC III and REMIC IV.

Class RX-III Interest: The uncertificated Residual Interest in REMIC III.

Class RX-IV Interest: The uncertificated Residual Interest in REMIC IV.

Clean-up Call: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 12.1.

Closing Date: December 22, 2005.

Code: The Internal Revenue Code of 1986, as may be amended from time to time, or any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Distribution Date and with respect to any Principal Prepayment in full, an amount equal to the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for the related Prepayment Period resulting from Principal Prepayments in full and (b) the portion of the Servicing Fee paid to, or retained by, the Servicer in respect of such Distribution Date.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Control: The meaning specified in Section 8-106 of the UCC.

Corporate Trust Office: With respect to:

(a) the Securities Administrator, the principal corporate trust office at which, at any particular time, its corporate trust business in connection with this Agreement shall be administered, which office, at the date of the execution of this Agreement, is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - First NLC Trust 2005-4, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Trustee, the Depositor, the Seller, the Master Servicer and the Servicer; provided, however, that with respect to the Securities Administrator and the presentment of the Certificates for registration of transfer, exchange or final payment: Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Client Manager - First NLC Trust 2005-4; and

(b) the Trustee, the principal corporate trust office at which, at any particular time, its corporate trust business in connection with this Agreement shall be administered, which office, at the date of the execution of this Agreement, is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, First NLC Trust 2005-4, Series 2005-4, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Securities Administrator, the Depositor, the Seller, the Master Servicer and the Servicer.

Corresponding Class: The following chart illustrates the Corresponding Classes of Uncertificated REMIC I Regular Interests, Uncertificated REMIC II Regular Interests and Certificates:

Uncertificated REMIC I Regular Interest	Uncertificated REMIC II Regular Interest	Class of Certificates
LTA1	N/A	Class A-1 Certificate
LTA2	N/A	Class A-2 Certificate
LTA3	N/A	Class A-3 Certificate
LTA4	N/A	Class A-4 Certificate
LTM1	N/A	Class M-1 Certificate
LTM2	N/A	Class M-2 Certificate
LTM3	N/A	Class M-3 Certificate
LTM4	N/A	Class M-4 Certificate
LTM5	N/A	Class M-5 Certificate
LTM6	N/A	Class M-6 Certificate
LTM7	N/A	Class M-7 Certificate
LTM8	N/A	Class M-8 Certificate
LTM9	N/A	Class M-9 Certificate
LTM10	N/A	Class M-10 Certificate
LTM11	N/A	Class M-11 Certificate
LTP	Class P Interest	Class P Certificate
N/A	Class C Interest	Class C Certificate

Cumulative Realized Losses: The aggregate Realized Losses incurred in respect of Liquidated Mortgage Loans since the Cut-off Date, as reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date.

Cumulative Realized Loss Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, obtained by dividing (a) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (b) the aggregate Cut-off Date Balance of the Mortgage Loans.

Current Interest: With respect to any Distribution Date and each Class of Certificates (other than the Class C, Class P, Class R and Class RX Certificates), the amount of interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Balance immediately prior to such Distribution Date.

Custodial Account: The separate custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to Section 4.4 or by the Interim Servicer pursuant to Section 16.1(a).

Custodial Agreement: The Custodial Agreement, dated December 1, 2005, by and among the Trustee, the Depositor, the Servicer and the Custodian.

Custodian: J.P. Morgan Trust Company, National Association, or its successor in interest or assigns.

Cut-off Date: The later of (i) the date of origination of such Mortgage Loan or (ii) December 1, 2005.

Cut-off Date Balance: With respect to the Mortgage Loans, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

Data Compiler: Clayton Fixed Income Services Inc., or such successor as may be appointed by the Depositor.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Monthly Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under bankruptcy law or any similar proceeding.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a physical certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 9.2(e).

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund or as to which one or more Qualified Substitute Mortgage Loans are substituted therefor.

Delinquency Rate: For any Due Period, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of all Mortgage Loans that are

60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of the preceding calendar month, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the last day of such calendar month.

Depositor: First NLC Securitization, Inc., a Delaware corporation.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs, or if the 15th day is not a Business Day, the immediately preceding Business Day.

Disqualified Organization: (a) The United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (b) any organization (other than a farmer’s cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (c) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code; (d) any foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person; (e) any “electing large partnership”; or (f) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Distribution Account: The separate account established and maintained pursuant to Section 7.6.

Distribution Date: The 25th day of each calendar month or if the 25th day is not a Business Day, the next succeeding Business Day, commencing in January 2006.

Due Date: The day of the month on which the Scheduled Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.

Due Period: With respect to any Distribution Date and a Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs (or the day following the Cut-off Date in respect of the initial Due Period) and ending at the close of business on the first day of the month in which the Distribution Date occurs.

EDGAR: As defined in Section 7.11.

Eligible Account: Any of (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, (b) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC), provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, (c) a trust account or accounts maintained with (i) the trust department of a federal or state chartered depository institution or (ii) a trust company, acting in its fiduciary capacity or (d) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Securities Administrator or the Master Servicer.

Eligible Investments: Any dollar-denominated investment that is one or more of the following (and may include investments for which the Trustee, the Securities Administrator, the Master Servicer and/or each of their Affiliates, provides services or receives compensation):

(a) cash;

(b) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

(c) demand and time deposits in, interest bearing trust accounts at, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or Federal funds sold by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s), in the case of long-term debt obligations, or “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and in the case of commercial paper and short-term debt obligations; provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P;

(d) unleveraged repurchase obligations (if treated as debt for United States federal income tax purposes by the issuer) with respect to (i) any security described in clause (b) above or (ii) any other registered security issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the final maturity of such security), in either case entered into with a United States federal or state depository institution or trust company (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) whose long-term rating at the time of such investment or contractual commitment providing for such investment is not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) or whose short-term credit rating at the time of such investment or contractual commitment providing for such investment is “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) at the time of such investment; provided that (A) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (B) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s);

(e) registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that have a credit rating at the time of such investment or contractual commitment providing for such investment of not less than “AA” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s);

(f) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment or contractual commitment providing for such investment a credit rating of “A-1+” by S&P; provided, that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P;

(g) Reinvestment Agreements issued by any bank (if treated as a deposit by such bank), or a registered Reinvestment Agreement issued by any insurance company or other corporation or entity organized under the laws of the United States or any state thereof (if treated as debt for tax purposes by the issuer), in each case, that has a credit rating of not less than “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s); provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P; and

(h) interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the Rating Agencies (which may include money market funds or common trust funds, including without limitation, any fund for which the Securities Administrator or its Affiliate serves as an investment adviser, administrator, shareholder servicing agent and/or from which such party collects fees).

In each case (other than clause (a)), such Eligible Investment shall have a final maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Distribution Date (or, if the Securities Administrator or an Affiliate is the obligor on such Eligible Investment, the Distribution Date) next following the Due Period in which the date of investment occurs; provided, that Eligible Investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value or any security that provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from S&P which includes the subscript “p,” “pi,” “q,” “r” or “t”; or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class R, Class RX, Class C and Class P Certificates and any Class of Certificates with a rating below the lowest applicable rating requirement of an exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.13.

Escrow Account: The separate account or accounts created and maintained by the Servicer pursuant to Section 4.7 or by the Interim Servicer pursuant to Section 16.1(a) hereof.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Excess Cashflow: With respect to any Distribution Date, the sum of (a) any Available Interest Funds remaining after application pursuant to clauses (A) through (D) of Section 8.1(a)(i) and (b) any Available Principal Funds remaining after application pursuant to Section 8.1(a)(ii)(A)(1) and (2) or Section 8.1(a)(ii)(B)(1) and (2), as applicable.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act.

FDIC: The Federal Deposit Insurance Corporation.

FICO: The credit score used for underwriting a Mortgage Loan.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.13.

Final Certification: A certification as to the completeness of each Mortgage File provided by the Custodian within 90 days following the Closing Date.

Final Scheduled Distribution Date: The Distribution Date following the month of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Fixed Rate Mortgage Loan: Any Mortgage Loan for which the Mortgage Rate is constant and is not determined by reference to an Index.

Formula Rate: For each Class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the applicable Pass-Through Margin and (ii) 14.00%.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate, as set forth in the Mortgage Loan Schedule.

Holdings Letter: The letter agreement dated as of December 22, 2005, by and between FBR TRS Holdings, Inc. in favor of the Trustee.

HUD: The United States Department of Housing and Urban Development.

Indenture: An indenture relating to the issuance of notes secured by all or a portion of the Class C Certificates, the Class P Certificates and/or the Class RX Certificates.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial Certification: A certification as to the completeness of each Mortgage provided by the Custodian on the Closing Date.

Initial Overcollateralization Amount: $32,100,517.89.

Insurance Policy: Any primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy.

Interest Accrual Period: With respect to any Distribution Date and each Class of Certificates (other than the Class C Certificates) and the Uncertificated REMIC II Regular Interests (other than the Class C Interest) the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the close of business on the calendar day immediately preceding such Distribution Date. With respect to any Distribution Date and the Class C Certificates, the Class C Interest and the REMIC I Regular Interests, the one month period ending on the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

Interest Distribution Amount: For each Class of Certificates, on any Distribution Date, an amount equal to the sum of (a) the Current Interest for such Class of Certificates for such Distribution Date, (b) any unpaid Current Interest for such Class from a prior Distribution Date (together with any unpaid interest thereon), and (c) interest accrued during the related Interest Accrual Period on the amount described in clause (b) above at the Pass-Through Rate applicable to such Class of Certificates. The Interest Distribution Amount may be reduced by Prepayment Interest Shortfalls or Relief Act Reductions allocable to such Class of Certificates.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicer: Ocwen Loan Servicing, LLC.

Interim Servicing Period: The period beginning on the Closing Date and ending on the Servicing Transfer Date.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Investment Letter: As defined in Section 9.2.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

LIBOR: The London interbank offered rate for one-month United States dollar deposits established on each LIBOR Determination Date pursuant to Schedule IV.

LIBOR Business Day: As defined in Schedule IV.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Prepayment Period preceding the month of such Distribution Date and as to which the Servicer has certified to the Master Servicer and the Securities Administrator that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of any REO Property.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to Mortgage Loan secured by a first lien mortgage, the ratio of the original loan amount of such Mortgage Loan at its origination (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) the amount paid by the borrower for the Mortgaged Property if such purchase coincided with the origination of such Mortgage Loan. With respect to any Mortgage Loan secured by a junior lien position, a fraction, expressed as a percentage, the numerator of which is the sum of (1) the original loan amount of the related Mortgage Loan and (2) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan), and the denominator of which is lesser of (A) the Appraised Value of the Mortgaged Property and (B) the amount paid by the borrower for the Mortgaged Property if such purchase coincided with the origination of such Mortgage Loan.

Losses: As defined in Section 13.3.

Majority in Interest: As to the Certificates or any Class thereof, the Holders of Certificates or Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates or all Certificates of such Class Outstanding.

Margin Stepup Date: The first Distribution Date after the date on which the Clean-up Call may be exercised.

Marker Rate: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two times the weighted average of the Uncertificated REMIC I Pass-Through Rates for each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTP), with the rate on each such Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTZZ) subject to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Net WAC Rate for the purpose of this calculation for such Distribution Date and with the rate on Uncertificated REMIC I Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC I Pass-Through Rate and the related caps with respect to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

Master Servicer: Wells Fargo Bank, National Association, and its successors and assigns in its capacity as master servicer.

Master Servicer Certification: A written certification covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporate Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuer with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Statement referred to in clause (ii) is modified or suspended by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Master Servicer Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by Wells Fargo Bank, National Association pursuant to Section 6.2.

Master Servicer Event of Default: As defined in Section 6.11.

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to (a) one-twelfth of the Master Servicing Fee Rate multiplied by (b) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the prior calendar month.

Master Servicing Fee Rate: 0.007% per annum.

Material Defect: As defined in Section 2.5(c).

Maximum LTZZ Uncertificated Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to Uncertificated REMIC I Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTZZ minus the Uncertificated REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Interest on each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP) for such Distribution Date, with the rate on each such Uncertificated REMIC I Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Net WAC Rate; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC I Remittance Rate and the related caps with respect to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

MERS: MERSCORP, Inc.

MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedures Manual and (b) the Seller has designated or will designate the Trustee as the Investor on the MERS System.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Advance: With respect to any Mortgage Loan on any Determination Date, an amount equal to the portion of each Scheduled Monthly Payment due in the Due Period to which such Determination Date relates that is delinquent at the close of business on such Determination Date, excluding any balloon payment or any shortfalls attributable to the Relief Act.

Moody’s: Moody’s Investors Service, Inc.

Mortgage: The mortgage, deed of trust or other instrument (including all riders) securing a Mortgage Note, which creates a lien on an estate in fee simple or leasehold estate in real property securing the Mortgage Note.

Mortgage File: The mortgage documents listed on Exhibit U to this Agreement pertaining to a particular Mortgage Loan.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each mortgage loan sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which mortgage loan includes without limitation the Mortgage File, the Scheduled Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

Mortgage Loan Documents: The documents referred to in Exhibit U as items 1 through 10.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the related Mortgage Rate less the Servicing Fee Rate.

Mortgage Loan Schedule: The list of Mortgage Loans transferred to the Trustee, or the Custodian on its behalf, as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I that sets forth the information required by Exhibit T for each Mortgage Loan.

Mortgage Note: The original executed note (including all riders) or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, including any riders or addenda thereto.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgaged Property: The real property securing repayment of the debt evidenced by the Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payments made with respect to such Distribution Date.

Net WAC Cap Carryover Amount: For each Class of Certificates on a Distribution Date, the sum of (i) the excess, if any, of (a) the amount that would have been the Current Interest for such Class of Certificates at the Formula Rate for such Distribution Date over (b) the actual amount of Current Interest distributable for such Class of Certificates on such Distribution Date, (ii) any excess described in clause (i) above for any prior Distribution Date that remains unpaid (together with any unpaid interest thereon) on such Distribution Date, and (iii) interest accrued during the Interest Accrual Period related to such Distribution Date on the amount described in clause (ii) above at the Formula Rate applicable to such Class of Certificates.

Net WAC Rate: As to any Distribution Date, a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the Due Period for such Distribution Date, calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

Non-recoverable Advance: Any Servicing Advance (in respect of the Servicer only) or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property by the Servicer or the Master Servicer (in its capacity as successor Servicer) which, in the reasonable discretion of the Servicer or the Master Servicer in accordance with Accepted Servicing Practices will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Servicer or the Master Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the Servicer that all or a portion of a Servicing Advance or Monthly Advance would be a Non-recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer and the Securities Administrator setting forth such determination and a reasonable explanation thereof.

Non-permitted Foreign Holder: As defined in Section 9.2(f).

Non-U.S. Person: A Person that is not a U.S. Person.

Notional Amount: With respect to the Class C Certificates, a notional amount equal to the aggregate principal balance of the Uncertificated REMIC I Regular Interests other than Uncertificated REMIC I Regular Interest LTP. With respect to the Class C Interest, a notional amount equal to the aggregate principal balance of the Uncertificated REMIC I Regular Interests other than Uncertificated REMIC I Regular Interest LTP.

Ocwen Servicing Fee Side Letter: The separate letter agreement, dated December 22, 2005, by and between the Interim Servicer and the Depositor.

Offered Certificates: The Class A and Class M Certificates.

Officer’s Certificate: A certificate (a) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President, an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, as the case may be, or (b), if provided for in this Agreement, signed by a Servicing Officer and delivered to the Depositor, the Master Servicer, the Securities Administrator and the Trustee, as the case may be, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, which shall not be at the expense of the Master Servicer, the Securities Administrator or the Trustee, who may be counsel for the Seller, the Servicer, the Custodian, the Master Servicer, the Securities Administrator, the Trustee or the Depositor, including in-house counsel, reasonably acceptable to the Trustee, the Master Servicer or the Securities Administrator, as applicable; provided, however, that with respect to the interpretation or application of federal income tax or ERISA matters, such counsel must be nationally recognized as expert in the federal income tax aspects of asset securitization and must be Independent of the Securities Administrator, the Trustee and the Master Servicer.

Originator: First NLC Financial Services, LLC, or any successor to the Originator under this Agreement.

Originator Prepayment Premium Payment Amount: As defined in Section 5.19.

OTS: The Office of Thrift Supervision.

Outstanding: As of the date of determination, all Certificates theretofore executed authenticated and delivered under this Agreement except:

(a) Certificates theretofore cancelled by the Certificate Register or delivered to the Certificate Register for cancellation;

(b) Certificates the payment for which money in the necessary amount has been theretofor deposited with the Trustee in trust for the Holders of such Certificates (provided, however, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision for such notice has been made, satisfactory to the Trustee); and

(c) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

provided, that in determining whether the Certificateholders of the requisite Outstanding Balance of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any operative agreement, Certificates owned by the Trust, the Depositor, any Servicer, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded (unless such action requires the consent, waiver, request or demand of 100% of the outstanding balance represented by a particular Class and 100% of the outstanding balance represented by such Class is registered in the name of one or more of the foregoing entities). Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Trust, the Depositor, any Servicer, or any Affiliate of any of the foregoing Persons.

Overcollateralization Amount: As of any Distribution Date, the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period over the aggregate Certificate Principal Balance of all Classes of Certificates other than Class C Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

Overcollateralization Deficiency Amount: With respect to any Distribution Date, the excess, if any, of the Target Overcollateralization Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date, after giving effect to distributions of the Principal Distribution Amount on such Distribution Date.

Overcollateralization Release Amount: With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (a) the Available Principal Funds for such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Available Principal Funds is applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Pass-Through Margin: With respect to the Offered Certificates, the following percentages:

	Prior to Margin Stepup Date	On and After Margin Stepup Date
Class A-1 Certificates	0.120%	0.240%
Class A-2 Certificates	0.240%	0.480%
Class A-3 Certificates	0.270%	0.540%
Class A-4 Certificates	0.390%	0.780%
Class M-1 Certificates	0.490%	0.735%
Class M-2 Certificates	0.510%	0.765%
Class M-3 Certificates	0.530%	0.795%
Class M-4 Certificates	0.660%	0.990%
Class M-5 Certificates	0.710%	1.065%
Class M-6 Certificates	0.850%	1.275%
Class M-7 Certificates	1.900%	2.850%
Class M-8 Certificates	2.250%	3.375%
Class M-9 Certificates	2.250%	3.375%
Class M-10 Certificates	2.250%	3.375%
Class M-11 Certificates	2.250%	3.375%

Pass-Through Rate: The Pass-Through Rate with respect to the Class A and Class M Certificates and any Distribution Date shall equal the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the Net WAC Rate for such Distribution Date. For federal income tax purposes, the following Pass-Through Rates shall apply:

With respect to the Class A Certificates and the Class M Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on Uncertificated REMIC I Regular Interest LTP and (ii) interest on the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC I Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTP).

With respect to the Class C Certificate, 100% of the interest distributable on the Class C Interest.

The Class P Interest, the Class P Certificates, the Class R Certificates and the Class RX Certificates shall not have a Pass-Through Rate.

Percentage Interest: Shall equal in the case of any Certificate, the percentage interest set forth on the face thereof or equal to the percentage obtained by dividing the initial amount of such Certificate by the initial aggregate amounts set forth on the face of all Certificates of the same Class.

Permitted Transferee: Any person other than:

(a) a Disqualified Organization;

(b) a Non-U.S. Person unless such Non-U.S. Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form; and

(c) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an ownership interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

PPMI Policy: A policy of mortgage guaranty insurance issued by a mortgage insurer in which a party other than the Mortgagor is responsible for the premiums associated with such mortgage insurance policy.

Prepayment Interest Excess: With respect to any Distribution Date and each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs through the end of the Prepayment Period relating to such Distribution Date, an amount equal to interest (to the extent received) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such Principal Prepayment is so applied.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs and that the Servicer applied to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding calendar month, an amount equal to interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Distribution Date.

Prepayment Period: With respect to any Distribution Date and (i) any Principal Prepayment in full, the period that commences on and includes the 16th day of the month immediately preceding the month in which such Distribution Date occurs (or from the Cut-off Date, in the case of the first Prepayment Period) and ends on and includes the 15th day of the month in which such Distribution Date occurs, and (ii) any partial Principal Prepayment, the calendar month preceding the month in which the Distribution Date occurs.

Prepayment Premium: With respect to a Mortgage Loan, the prepayment charge or penalty interest required to be paid by the related Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date.

Prospectus: The prospectus, dated November 2, 2005, together with the accompanying prospectus supplement, dated December 20, 2005, relating to the Offered Certificates.

PUD: Planned Unit Development.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Originator for a Deleted Mortgage Loan which must meet the following criteria:

(a) have an outstanding principal balance, after deduction of all Scheduled Monthly Payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan;

(b) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan;

(c) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan;

(d) comply with each representation and warranty set forth in Schedule V;

(e) be of the same type as the Deleted Mortgage Loan;

(f) have a Gross Margin not less than that of the Deleted Mortgage Loan;

(g) have the same Index as the Deleted Mortgage Loan if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan;

(h) have the same lien priority as the lien priority of the Deleted Mortgage Loan;

(i) have a FICO score not less than that of the Deleted Mortgage Loan;

(j) have an LTV not greater than that of the Deleted Mortgage Loan; and

(k) have a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Mortgage Loan.

Rating Agency: Each of Moody’s and S&P, or any successor thereto.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (a) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (b) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (c) the Liquidation Proceeds received during the calendar month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the amount, if any, by which the principal portion of the related Scheduled Monthly Payment has been reduced.

Record Date: As to any Distribution Date and with respect to all Certificates (other than the Class C Certificates, the Class P Certificates, the Class R Certificates and the Class RX Certificates) the last Business Day preceding such Distribution Date.

Regular Certificates: Any of the Class A Certificates, Class M Certificates, Class C Certificates or Class P Certificates.

Reinvestment Agreement: A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity organized under the laws of the United States or any state thereof under which no payments are subject to any withholding tax or, if subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make “gross up” payments that cover the full amount of any such withholding tax on an after-tax basis; provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of this Agreement to be assigned to such agreement in order to permit the purchase thereof.

Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state laws.

Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (a) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (b) interest accrued thereon for such month pursuant to the Mortgage Note.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Uncertificated REMIC I Regular Interests for such Distribution Date) equal to (a) the product of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

REMIC I Overcollateralization Target Amount: 1.0% of the Overcollateralization Target Amount.

REMIC I Overcollateralized Amount: With respect to any date of determination, (i) 1.0% of the aggregate Uncertificated Balance of the Uncertificated REMIC I Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTZZ) in each case as of such date of determination.

REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) aggregate Scheduled Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) one minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP) and the denominator of which is the aggregate Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTP).

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interest: Any Uncertificated REMIC I Regular Interest or Uncertificated REMIC II Regular Interest.

Remittance Report: As defined in Section 7.2.

REO Disposition: The sale or other disposition of REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Property pursuant to Section 4.17.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan required to be purchased pursuant to Section 2.5(d), Section (a) and Section 5.2 of this Agreement, an amount equal to the sum of (a) 100% of the Scheduled Principal Balance of the Mortgage Loan at the close of business on the date of such purchase, (b) accrued and unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders, (c) any unreimbursed Advances and (d) any costs and damages incurred with respect to a Mortgage Loan in connection with the violation of any predatory or abusive lending law with respect to a Mortgage Loan.

Request for Release: The Request for Release submitted by the Servicer to the Custodian in the form of Exhibit O.

Reserve Account: The trust account created and maintained by the Trustee pursuant to Section 7.8, which shall be entitled “Reserve Account, HSBC Bank USA, National Association, as Trustee, in trust for Holders of the First NLC Trust 2005-4, Mortgage-Backed Certificates, Series 2005-4” and which must be an Eligible Account. Amounts on deposit in the Reserve Account shall not be invested. The Reserve Account shall not be an asset of any REMIC formed under this Agreement.

Residual Certificates: The Class R Certificates and the Class RX Certificates.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to:

(a) the Servicer, any officer of the Servicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred due to such officer’s knowledge of an familiarity with the particular subject;

(b) the Trustee, any officer of the Trustee having direct responsibility for the administration of this transaction, or to whom corporate trust matters are referred because of that officer’s knowledge of and familiarity with the particular subject;

(c) the Securities Administrator, any vice president, any managing director, any director, any associate, any assistant vice president, any assistant secretary, any trust officer or any other officer or employee of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement; and

(d) the Master Servicer, any vice president, any managing director, any director, any associate, any assistant vice president, any assistant secretary, any trust officer or any other officer or employee of the Master Servicer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second Distribution Dates) immediately preceding months.

Rule 144A Letter: As defined in Section 9.2(b).

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002, as amended from time to time.

Scheduled Monthly Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Monthly Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance: With respect to any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the applicable Cut-off Date, after giving effect to the principal portion of any Scheduled Monthly Payments due on or before such date, whether or not received, reduced by (a) the principal portion of all Scheduled Monthly Payments due on or before the Due Date in the Due Period immediately preceding such date of determination, whether or not received, and (b) all amounts allocable to unscheduled principal payments received on or before the last day of the Due Period immediately preceding such date of determination.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, National Association, or any successor or assigns under this Agreement.

Seller: First NLC Financial Services, LLC.

Senior Enhancement Percentage: For a Distribution Date, a fraction expressed, as a percentage, equal to (a) the sum of the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date, divided by (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

Senior Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (1) 50.00% and (2) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (1) 0.50% and (2) the Cut-off Date Balance of the Mortgage Loans.

Servicer: JPMorgan Chase Bank, National Association, or its successors in interest or assigns or any successor to the Servicer under this Agreement. Prior to the Servicing Transfer Date, all references to the “Servicer” shall mean the “Interim Servicer” unless otherwise dictated by context.

Servicer Event of Default: As defined in Section 5.14.

Servicer Prepayment Premium Payment Amount: The amount payable by the Servicer in respect of any waived or uncollected Prepayment Premiums pursuant to Section 4.22, which amount shall be equal to the difference between the amount of Prepayment Premium due by a Mortgagor before any waiver and the actual amount of the Prepayment Premium that was paid by the Mortgagor, which amounts shall not be a part of any REMIC formed hereunder.

Servicer Remittance Amount: As defined in Section 7.1.

Servicer Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Distribution Account, which is the fourth Business Day following the fifteenth day of such calendar month, commencing in January 2006.

Servicer Report: The reports provided by the Servicer to the Master Servicer and the Securities Administrator pursuant to Section 7.2.

Servicing Advance: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) other than Monthly Advances incurred prior to, on or after the Cut-off Date in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the inspection, maintenance, preservation, restoration and protection of any Mortgaged Property in respect of a particular Mortgage Loan, including any expenses incurred in relation to any proceeds that result from the Mortgage Loan being registered on the MERS® System, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (d) compliance with the obligations under Section 4.9, and (e) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement. Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or an Assignment of Mortgage to the extent not recovered from the Mortgagor or otherwise payable under this Agreement.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable on account of servicing, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.6) of such Scheduled Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.6.

Servicing Fee Rate: With respect to each Mortgage Loan (a) serviced by the Interim Servicer prior to the Servicing Transfer Date, the rate specified in the Ocwen Servicing Fee Side Letter and (b) serviced by the Servicer on and after the Servicing Transfer Date, the rate specified in the Chase Servicing Fee Side Letter.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents the originals of which are delivered to the Custodian on behalf of the Trustee.

Servicing Officer: Any officer of a Servicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer on the Closing Date to the Master Servicer upon request, as such list may from time to time be amended.

Servicing Transfer Date: The date on which the servicing of the Mortgage Loans is transferred from the Interim Servicer to the Servicer, which is expected to occur on or before February 1, 2006.

Startup Day: As defined in the Preliminary Statement.

Stepdown Date: The earlier to occur of (a) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (x) the Distribution Date in January 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 50.00%.

Subsequent Recovery: Any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Proceeds for the Distribution Date following the calendar month in which they are received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the unpaid Applied Loss Amount for the Class M Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Applied Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such Class or Classes of Class M Certificates will be increased by the same amount.

Substituting Party: As defined in Section 3.7(d).

Substitution Adjustment Amount: As defined in Section 3.7(f).

Target Overcollateralization Amount: For any Distribution Date (a) prior to the Stepdown Date, approximately 3.65% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans and (b) for any Distribution Date on or after the Stepdown Date, approximately the lesser of (i) 3.65% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans and (ii) 7.30% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans; provided, however, if a Trigger Event has occurred and is continuing on the related Distribution Date, the Target Overcollateralization Amount will be the same as the Target Overcollateralization Amount on the preceding Distribution Date.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)1T. Initially, the Tax Matters Person for REMICs I and II shall be the Holder of the Class R Certificates, and the Tax Matters Person for REMICs III and IV shall be the Holder of the Class RX Certificates. The Trustee should be appointed as agent of each such Tax Matters Person pursuant to Section 13.1(k) herein unless otherwise designated.

Termination Price: As defined in Section 12.1.

Transferor Certificate: As defined in Section 9.2(b).

Trigger Event: An event that is in effect on any Distribution Date on or after the Stepdown Date, if either (a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 32.00% of the Senior Enhancement Percentage on such Distribution Date or (b) the Cumulative Realized Loss Percentage on such Distribution Date exceeds the applicable percentages set forth in the table below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
January 2008 - December 2008	2.15% for the first month plus an additional 1/12th of 2.35% for each month thereafter
January 2009 - December 2009	4.50% for the first month plus an additional 1/12th of 1.50% for each month thereafter
January 2010 - December 2010	6.00% for the first month plus an additional 1/12th of 1.00% for each month thereafter
January 2011 - December 2011	7.00% for the first month plus an additional 1/12th of 0.75% for each month thereafter
January 2012 and thereafter	7.75%

Trust: First NLC Trust 2005-4.

Trust Fund: As defined in Section 2.2.

Trustee: HSBC Bank USA, National Association and, if a successor trustee is appointed hereunder, such successor.

Trust REMIC: Each REMIC created under the terms of this Agreement.

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Uncertificated Interest: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Principal thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any Uncertificated REMIC I Interest and the Class C Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not otherwise covered and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, allocated, in each case, to such REMIC Regular Interest. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest.

Uncertificated Principal Balance: With respect to the Class C Interest an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the Uncertificated REMIC I Regular Interests over (B) the then aggregate Certificate Principal

Balance of the Class A Certificates, the Class M Certificates and the Class P Certificates then outstanding.

With respect to each other REMIC Regular Interest, the amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses. The Uncertificated Principal Balance of REMIC I Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 8.3. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rates: As of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interests for each such Distribution Date.

Uncertificated REMIC I Regular Interests: Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTA1, Uncertificated REMIC I Regular Interest LTA2, Uncertificated REMIC I Regular Interest LTA3, Uncertificated REMIC I Regular Interest LTM1, Uncertificated REMIC I Regular Interest LTM2, Uncertificated REMIC I Regular Interest LTM3, Uncertificated REMIC I Regular Interest LTM4, Uncertificated REMIC I Regular Interest LTM5, Uncertificated REMIC I Regular Interest LTM6, Uncertificated REMIC I Regular Interest LTM7, Uncertificated REMIC I Regular Interest LTM8, Uncertificated REMIC I Regular Interest LTM9, Uncertificated REMIC I Regular Interest LTM10, Uncertificated REMIC I Regular Interest LTM11, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP. Each such interest represents the beneficial ownership interests in REMIC I as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

Uncertificated REMIC II Regular Interests: The Class C Interest and Class P Interest. Each such interest represents the beneficial ownership interests in REMIC II as a Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at its related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

Underwriter’s Exemption: Any exemption listed in footnote 1 of, and amended by, PTE 2002-41 at 67 Fed. Reg. 54487 (August 22, 2002), or any Successor exemption thereto.

Underwriting Guidelines: Those underwriting guidelines employed by the Originator with respect to the Mortgage Loans.

U.S. Person: (a) A citizen or resident of the United States, (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes (c) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a person that is not a U.S. Person within the meaning this paragraph, (d) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, (e) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons).

Voting Interests: The portion of the voting rights of all of the Outstanding Certificates which is allocated to any Certificate. As of any date of determination, the Voting Interests shall be allocated among Holders of the Outstanding Certificates in proportion to the Certificate Principal Balance of their respective Certificates on such date; provided, however, that any Certificate registered in the name of the Depositor or the Seller or any of their respective Affiliates shall not be included in the calculation of Voting Interests. One percent of all the Voting Interests will be allocated to the Holders of each of the Class C and Class P Certificates. The Class R and Class RX Certificates shall not have Voting Interests.

SECTION 1.2 Calculations With Respect to the Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer to the Master Servicer and the Securities Administrator. Payments and distributions to be made by the Securities Administrator shall be based on information provided by the Servicer. Neither the Trustee, the Master Servicer nor the Securities Administrator shall be required to recompute, verify or recalculate the information supplied to it by the Servicer.

SECTION 1.3 Calculations With Respect to Accrued Interest.

All calculations of interest described herein with respect to any Class of Certificates, other than Class C Certificates, and the Uncertificated REMIC III Regular Interests (other than the Class C Interest), shall be made on the basis of an assumed 360-day year and the actual number of days in the related Interest Accrual Period. The Class C Certificates, the Class C Interest and the Uncertificated REMIC I and REMIC II Regular Interests shall accrue interest on the basis of an assumed 360-day year consisting of twelve 30-day months

SECTION 1.4 Rules of Construction.

Unless the context otherwise clearly requires:

(a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”

(d) the word “will” shall be construed to have the same meaning and effect as the word “shall;”

(e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(f) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s permitted successors and assigns or such Person’s permitted successors in such capacity, as the case may be; and

(g) all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, clause or other subdivision.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; CREATION AND DECLARATION OF

TRUST FUND

SECTION 2.1 Conveyance of Mortgage Loans to the Depositor.

(a) On the Closing Date, in exchange for good and valuable consideration, the receipt and sufficiency of which the Seller hereby acknowledges, the Seller does hereby sell, transfer, assign, or set over, deposit with and otherwise convey to the Depositor and the Depositor does hereby purchase, without recourse (except as provided herein), on a servicing-released basis, all right, title and interest of the Seller in and to

(i) the Mortgage Loans having an aggregate Cut-off Date Balance as set forth in such Mortgage Loan Schedule;

(ii) all payments on the Mortgage Loans as provided in Section 2.1(b);

(iii) the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files;

(iv) any and all general intangibles consisting of, arising from or relating to any of the foregoing;

(v) the property that secures the Mortgage Loans, including the Mortgaged Properties, that has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and

(vi) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property.

The Depositor will pay to the Seller the proceeds from the sale of the Certificates (net of any costs associated with the transfer of the Class R and Class RX Certificates) on the Closing Date.

(b) The Depositor, subject to Section 2.2, shall be entitled to:

(i) all scheduled principal on the Mortgage Loans due after their respective Cut-off Dates;

(ii) all collections of principal on the Mortgage Loans received after their respective Cut-off Dates (other than principal due on or before their respective Cut-off Date and collected after the Cut-off Dates);

(iii) all collections of interest on the Mortgage Loans (other than pre-paid interest paid at each Mortgage Loan closing with respect to Mortgage Loans originated after December 1, 2005) at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date); and

(iv) all Prepayment Premiums.

Scheduled Monthly Payments paid prior to the Closing Date with respect to a Due Date after the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date, but shall be the property of the Depositor. The Seller shall remit to the Servicer for deposit any such prepaid amounts into the Custodial Account for the benefit of the Depositor.

In the case of Mortgage Loans that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller shall remit to the Servicer for deposit in the Custodial Account the portion of any amount so prepaid that is required to be deposited in the Custodian Account pursuant to Section 4.4.

(c) Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File shall vest immediately in the Depositor, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall vest immediately in the Depositor and shall be retained and maintained by the Seller, in trust, at the will of the Depositor and only in such custodial capacity.

(d) On or prior to the Closing Date, the Seller shall deliver the Mortgage Loan Schedule, the Mortgage Files and Mortgage Loan Documents relating to the Mortgage Loans to be transferred on the related Closing Date to the Trustee and the Servicer, as applicable.

SECTION 2.2 Creation and Declaration of Trust Fund.

(a) On the Closing Date, in exchange for good and valuable consideration, the receipt and sufficiency of which the Depositor hereby acknowledges, the Depositor does hereby sell, transfer, assign, or set over, deposit with and otherwise convey to the Trustee on behalf of the Certificateholders, and the Trustee on behalf of the Certificateholders does hereby purchase, without recourse (except as provided herein), on a servicing-released basis, all right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes (collectively, the “Trust Fund”), without limitation:

(i) the Mortgage Loans and related assets as provided in Section 2.1(a);

(ii) the Accounts, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; and

(iii) the rights of the Trust under the Cap Agreement.

and the Trustee declares that, subject to the review provided for in Section 2.5, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Certificateholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

(b) In connection with such transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, the Mortgage File with respect to each Mortgage Loan, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Depositor shall vest immediately in the Trustee for the benefit of the Certificateholders and shall be retained and maintained by the Depositor, in trust, at the will of the Trustee for the benefit of the Certificateholders and only in such custodial capacity.

SECTION 2.3 Assignment of Mortgage Loans.

(a) The Seller shall cause an Assignment of Mortgage with respect to each Mortgage Loan (other than a MERS Designated Mortgage Loan) to be completed in the form and substance acceptable for recording in the relevant jurisdiction, such assignment shall either be in blank or be endorsed to “HSBC Bank USA, National Association, as Trustee of the First NLC Trust 2005-4, Mortgage-Backed Certificates, Series 2005-4, without recourse,” within 30 days following the Closing Date. Any such recordation of an Assignment of Mortgage shall be effected at the expense of the Seller.

(b) In the event that the Servicer is required to record an Assignment of Mortgage, the Seller shall pay all costs, fees and expenses in connection with such recordation.

(c) In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller agrees that, within 30 Business Days after the Closing Date, the Seller will cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor which has assigned such Mortgage Loans to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field that identifies the specific Trustee and the code in the field “Pool Field” that identifies the series of the Certificates for which such Mortgage Loans serve as collateral. The Seller further agrees that it will not, and will not permit the Servicer to, and each of the Servicer and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any MERS Designated Mortgage Loan during the term of this Agreement unless and until such MERS Designated Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(d) In the event that any Assignment of Mortgage is not recorded or is improperly recorded, neither the Trustee, the Custodian nor the Servicer shall have any liability for any failure to receive or act on notices related to such Assignments of Mortgage.

SECTION 2.4 Books and Records.

(a) The contents of each Servicing File are and shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders. The Servicer shall take all necessary steps to ensure that the documents required to be included in the Servicing File are complete and shall maintain the Servicing File as required by this Agreement, Accepted Servicing Practices and applicable law. Possession of each Servicing File by the Servicer is at the will of the Trustee for the sole purpose of servicing the related Mortgage Loan and such retention and possession by the Seller is in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Trustee, unless such release is required as incidental to the Seller’s servicing of the Mortgage Loans or is in connection with the transfer of servicing or a repurchase of any Mortgage Loan.

(b) All original documents relating to the Mortgage Loans that are not delivered to the Custodian, to the extent delivered to the Servicer, are and shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian on behalf of the Trustee.

(c) Upon and after a conveyance of Mortgage Loans to the Trustee for the benefit of the Certificateholders, all proceeds arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

(d) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Servicer or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

SECTION 2.5 Acceptance of Trust Fund; Review of Documentation.

(a) The Trustee, by execution and delivery hereof, acknowledges receipt by it (or by the Custodian on its behalf) of the Mortgage Files pertaining to the Mortgage Loans delivered on or before the Closing Date.

(b) On the Closing Date, the Custodian will execute and deliver to the Depositor, the Servicer and the Trustee an Initial Certification with respect to the Mortgage Loans. Based on its review and examination, and only as to the documents identified in the Initial Certification, the Custodian acknowledges that (i) such documents appear regular on their face and relate to such Mortgage Loan and (ii) with respect to each MERS Designated Mortgage Loan, the MERS number on the Mortgage Loan Schedule matches the MERS number on the Mortgage for the related Mortgage File. The Custodian shall not be under any duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, recordable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

(c) Within 90 days after the Closing Date, the Custodian will execute and deliver to the Depositor, the Servicer, and the Trustee a Final Certification with any applicable exceptions noted therein. The Custodian shall (i) determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face and (ii) with respect to each MERS Designated Mortgage Loan, certify that the MERS number on the Mortgage Loan Schedule matches the MERS number on the Mortgage for the related Mortgage File. The Custodian shall not have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(d) If in the course of the review described in paragraphs (b) and (c) above the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Custodian shall identify the Mortgage Loan to which such Material Defect relates in the Final Certification. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Trustee and the Custodian with an Officer’s Certificate confirming that such cure has been effected). If the Seller does not effect a cure within such 90-day period, it shall repurchase the related Mortgage Loan from the Trust Fund at the Repurchase Price; provided, however, that the Seller may, in lieu of repurchasing a Mortgage Loan, substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan subject to the provisions of Section 3.7, provided that such substitution occurs within two years of the Closing Date. The failure of the Trustee to deliver, or cause the Custodian to deliver, the Final Certification within 90 days from the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.5 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Servicer or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

SECTION 2.6 Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund. Concurrently with such transfer and assignment, the Securities Administrator has executed the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund, and, upon the written order of the Depositor, has authenticated the same Certificates. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with the standard of care set forth herein.

SECTION 2.7 Granting Clause.

(a) It is intended that the conveyance of the Mortgage Loans by the Seller to the Depositor and by the Depositor to the Trustee for the benefit of the Certificateholders, as provided for in Sections 2.1 and 2.2, be construed as a sale of the Mortgage Loans and other assets in the Trust Fund by the Seller to the Depositor and by the Depositor to the Trustee for the benefit of the Certificateholders. Further, it is not intended that any such conveyances be deemed a pledge of the Mortgage Loans by the Seller to the Depositor to secure a debt or other obligation of the Seller, or a pledge of the Mortgage Loans by the Depositor to the Trustee for the benefit of the Certificateholders to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Seller or the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Fund, then it is intended that:

(i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC;

(ii) the conveyances provided for in Sections 2.1 and 2.2 shall be deemed a grant by the Seller to the Depositor, and by the Depositor to the Trustee for the benefit of the Certificateholders, as the case may be, of (1) a security interest in all of the Seller’s right and Depositor’s right, as applicable, (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds and all amounts from time to time held or invested in the Distribution Account and the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Seller to the Depositor and by the Depositor to the Trustee for the benefit of the Certificateholders of any security interest in any and all of the Seller’s and Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C);

(iii) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the UCC and any other UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and

(iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trust for the purpose of perfecting such security interest under applicable law.

(b) The Seller and the Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Seller and the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Depositor’s and the Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Seller and the Depositor, and furnish a copy of each such filed financing statement to the Securities Administrator. The Seller and the Depositor shall prepare and file, at the expense of the Trust Fund, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans for the benefit of the Certificateholders, including without limitation (i) continuation statements, and (ii) to the extent that a Responsible Officer of the Depositor has received written notice of such change or transfer, such other statements as may be occasioned by (A) any change of name of the

Seller, the Depositor or the Trustee, (B) any change of location of the domicile or the chief executive office of the Seller or the Depositor, or (C) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

(c) Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Servicer and the Trustee. Before effecting such change, each of the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Trustee for the benefit of the Certificateholders, in the Mortgage Loans.

(d) Neither the Seller nor the Depositor shall take any action inconsistent with the sale by the Seller or the Depositor of its right, title and interest in and to the Mortgage Loans or Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Trust Fund is held by the Trustee for the benefit of the Certificateholders. In addition, the Seller and the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Fund is held by the Trustee for the benefit of the Certificateholders.

SECTION 2.8 Optional Repurchase of Mortgage Loans.

(a) The Seller may, at its option, repurchase a Mortgage Loan or REO Property (i) that is 90 or more days delinquent or for which the Servicer has foreclosed upon or accepted a deed in lieu thereof or (ii) the related Mortgaged Property of which has suffered material damage (evidence of such determination to be delivered in writing to the Trustee and the Master Servicer in the form and substance satisfactory to the Servicer, the Trustee and the Master Servicer prior to purchase); provided, that the Seller may not acquire more than 2% of the Mortgage Loans by aggregate Cut-off Date Balance pursuant to this Section 2.8(a); provided, further, that the option to purchase any such defaulted Mortgage Loan or Mortgage Loan with damaged Mortgaged Property will expire on the last business day of each calendar quarter.

(b) Prior to repurchase pursuant to this Section 2.8, the Servicer shall continue to make Monthly Advances pursuant to Section 7.3. The Seller shall purchase such (i) delinquent Mortgage Loan at a price equal to the Scheduled Principal Balance of the Mortgage Loan plus accrued interest thereon at the Mortgage Rate from the date to which interest has last been paid to the date of purchase plus any unreimbursed Servicing Advances and Monthly Advances or (ii) REO Property at its fair market value as determined in good faith by the Servicer. Any such repurchase of a Mortgage Loan or REO Property pursuant to this Section 2.8 shall be accomplished by delivery to the Securities Administrator for deposit in the Distribution Account of the amount of the purchase price. The Trustee, upon receipt of written certification from the Securities Administrator of such deposit, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall require and as shall be necessary to vest in the Seller title to any Mortgage Loan released pursuant to this Section 2.8.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the other parties hereto as of the Closing Date that:

(a) The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of Florida with full power and authority to own its assets and conduct its business as presently being conducted.

(b) The Seller has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized.

(c) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) None of the execution and delivery of this Agreement, the sale of the Mortgage Loans by the Seller, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, Certificate of Formation or operating agreements or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened, against the Seller which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

(g) The transfer, assignment and conveyance of the Mortgage Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(h) The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller’s creditors.

(i) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

(j) The Mortgage Loans have been selected on such Closing Date from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Seller’s portfolio at such Closing Date as to which the representations and warranties set forth in Schedule V could be made and such selection will not be made in a manner so as to affect adversely the interests of the Trust.

(k) None of this Agreement, the information set forth in the Mortgage Loan Schedule attached hereto and the information contained in the related electronic data file delivered to the Master Servicer by the Seller, nor any statement, report or other document furnished or to be furnished by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

(l) The Seller has determined that the disposition of the Mortgage Loans from the Seller to the Depositor pursuant to this Agreement will be afforded sale treatment for accounting purposes, all on a non-consolidated basis.

(m) The Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(n) The Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.

(o) Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

(p) The information about the Seller under the heading “Underwriting Guidelines” in the Prospectus relating to the Seller does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(q) Immediately prior to the transfer by the Seller to the Depositor of each Mortgage Loan, the Seller had good and equitable title to each Mortgage Loan, subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature. On and after the transfer by the Seller to the Depositor of each Mortgage Loan, the Depositor will have good and equitable title to each Mortgage Loan, subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.

SECTION 3.2 [Reserved].

SECTION 3.3 Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the other parties hereto as of the Closing Date that:

(a) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.

(b) The Depositor has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized.

(c) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) None of the execution and delivery of this Agreement, sale of the Mortgage Loans by the Depositor, the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, certificate of incorporation, bylaws or any legal restriction or any agreement or instrument to which the Depositor is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement or the sale of the Mortgage Loans is evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Depositor which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor, or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement.

(g) The transfer, assignment and conveyance of the Mortgage Loans by the Depositor pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(h) The Depositor is solvent and the sale of the Mortgage Loans will not cause the Depositor to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Depositor’s creditors.

(i) The consideration received by the Depositor upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

(j) The Depositor has determined that the disposition of the Mortgage Loans from Depositor to Seller pursuant to this Agreement will be afforded sale treatment for accounting purposes, all on a non-consolidated basis.

(k) The Depositor has not transferred the Mortgage Loans to the Trust Fund with any intent to hinder, delay or defraud any of its creditors.

(l) The Depositor has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.

(m) The Depositor has not transferred the Mortgage Loans to the Trust Fund with any intent to hinder, delay or defraud any of its creditors.

(n) Immediately prior to the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature. On and after the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Trustee will have good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.

SECTION 3.4 [Reserved].

SECTION 3.5 Representations and Warranties of the Servicer.

The Servicer hereby represents and warrants to the other parties hereto as of the Closing Date that:

(a) The Servicer is a national banking association, duly organized and validly existing in good standing under the laws of the United States of America, with full power and authority to own its assets and conduct its business as presently being conducted.

(b) The Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized.

(c) This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation, or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Servicer which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

(g) The Servicer is an approved servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements.

(h) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, which is in the business of selling and servicing loans.

(j) There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer’s most recent financial statements.

SECTION 3.6 Representations and Warranties of the Master Servicer and Securities Administrator.

Wells Fargo Bank, National Association hereby represents and warrants to the other parties hereto as of the Closing Date that:

(a) It is a national banking association, duly organized and validly existing in good standing under the laws of the United States of America, with full power and authority to own its assets and conduct its business as presently being conducted.

(b) It has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer or the Securities Administrator and the consummation of the transactions contemplated hereby have been duly and validly authorized.

(c) This Agreement constitutes a legal, valid and binding obligation of the Master Servicer and Securities Administrator, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Master Servicer or the Securities Administrator are now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or the Securities Administrator or their respective properties are subject, or impair the ability of the Issuer to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer and the Securities Administrator of or compliance by the Master Servicer and Securities Administrator with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Master Servicer or the Securities Administrator which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer or the Securities Administrator, or in any material impairment of the right or ability of the Master Servicer or the Securities Administrator to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Master Servicer or the Securities Administrator to perform under the terms of this Agreement.

(g) At such time as the Master Servicer is the successor servicer, it is an approved servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. At such time the Master Servicer is the successor servicer, the Master Servicer or an Affiliate of the Master Servicer is a HUD-approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make it or any of its Affiliates unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

(h) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and Securities Administrator.

SECTION 3.7 Representations and Warranties in respect of the Mortgage Loans.

(a) The Seller hereby makes with respect to the Mortgage Loans, as of the Closing Date and with respect to the Qualified Substitute Mortgage Loans as of the applicable substitute date, those certain representations and warranties as to the characteristics of the Mortgage Loans or the Qualified Substitute Mortgage Loans, as applicable, that are set forth in Schedule V attached hereto.

(b) Upon discovery or receipt of written notice by the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee that the Seller has breached any representation or warranty set forth on Schedule V in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee, as the case may be, promptly shall notify the Trustee in writing of such breach, and the Trustee shall enforce the Seller’s obligations under this Agreement and cause the Seller to repurchase the related Mortgage Loan from the Trust Fund at the Repurchase Price on or prior to the Determination Date following the expiration of the 90-day period following the earlier of the date on which the breach was discovered or notice of the breach was received by the Trustee; provided, however, that, subject to Section 3.7(d) below, in connection with any such breach that cannot reasonably be cured within such 90-day period, if the Seller shall have commenced to cure such breach within such 90-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the breach within an additional 90-day period. If the Seller is unable to fund the Repurchase Price, the Trustee shall make a claim against FBR TRS Holdings, Inc. to fund the Seller as provided in the Holdings Letter.

(c) The Repurchase Price for any Mortgage Loan repurchased pursuant to Section 3.7(b) above shall be deposited into the Distribution Account. The Custodian, upon receipt of a Request for Release from the Seller (which Request for Release shall include a certification by the Seller of the repurchase and the remittance of the Repurchase Price to the Securities Administrator for deposit into the Distribution Account), shall release to the Seller the related Mortgage File. The Trustee or its authorized designee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller may furnish to the Trustee or the Custodian and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto. None of the Trustee, the Securities Administrator, the Master Servicer or the Custodian shall have any responsibility for determining the sufficiency of such assignment for its intended purpose, and upon such release the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. It is understood and agreed that the obligations of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy available to the Trustee on behalf of the Certificateholders against such party respecting such omission, defect or breach. If the Seller is not a member of MERS at the time it repurchases a Mortgage Loan and the Mortgage is registered on the MERS System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and to cause such Mortgage to be removed from registration on the MERS System in accordance with the MERS rules and regulations.

(d) In lieu of repurchasing any such Mortgage Loan as provided above, the Seller (as such, the “Substituting Party”) may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a “Deleted Mortgage Loan”) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations of this Section 3.7(d). Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to this Section 3.7(d) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Substituting

Party substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by delivering to the Custodian, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the assignment in to the Substituting Party, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution and certifying that such Substitution Adjustment Amount has been deposited into the Distribution Account. The Custodian shall acknowledge receipt for such Qualified Substitute Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Files and deliver to the Substituting Party, the Trustee and the Depositor, with respect to such Qualified Substitute Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within 90 days of the date of substitution, the Custodian shall deliver to the Substituting Party, the Master Servicer and the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Qualified Substitute Mortgage Loans, with any exceptions noted thereon. Scheduled Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Substituting Party. For the month of substitution, distributions to Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the related Due Period and the Substituting Party shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement as of the date of substitution.

(e) The Depositor shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the Master Servicer, the Securities Administrator, the Custodian and the Servicer. Upon such substitution, the Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller and the Depositor shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Sections 3.1 and 3.3, respectively, with respect to such Mortgage Loan.

(f) For any month in which any Substituting Party substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall deposit the excess (each, a “Substitution Adjustment Amount”), if any, by which the aggregate Scheduled Principal Balance of all such Deleted Mortgage Loans exceeds the aggregate Scheduled Principal Balance of the Qualified Substitute Mortgage Loans replacing such Deleted Mortgage Loans, together with (i) amounts specified in clause (c) of the definition of Repurchase Price and (ii) one month’s interest on such excess amount at the applicable Adjusted Net Mortgage Rate. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Securities Administrator for deposit in the Distribution Account an amount equal to the related Substitution Adjustment Amount, if any, and the Custodian, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and a Request for Release from the Seller which includes a written certification of the Seller of delivery of such amount to the Securities Administrator, shall release to the Substituting Party the related Mortgage File or Files and the Custodian shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Substituting Party shall deliver to the Trustee any Deleted Mortgage Loan released pursuant hereto as shall be necessary to vest therein.

(g) In addition, the Trustee shall cause the Substituting Party to obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the Startup Date” under Section 860G(d)(l) of the Code, or (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(h) Upon discovery by the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) and the related REMIC provisions of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, or shall cause the Seller to repurchase or, subject to the limitations set forth in Section 3.7(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 75 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth above. The Trustee shall re-convey to the repurchasing party the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE SERVICER

SECTION 4.1 General.

(a) Prior to the Servicing Transfer Date, Ocwen Loan Servicing, LLC, and from and after the Servicing Transfer Date, the Servicer, shall service and administer the Mortgage Loans on behalf of the Certificateholders consistent with Accepted Servicing Practices and shall have full power and authority, acting alone or through one or more subservicers, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) consistent with Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

(b) Subject to the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination, consistent with Accepted Servicing Practices, such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make any future advances and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the Scheduled Principal Balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with applicable regulations, and shall provide to the Mortgagors any reports required to be provided to them thereby. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney substantially in the form of Exhibit J hereto and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. The Trustee shall not be liable for any use or misuse of such power of attorney.

(c) As of the Closing Date, the Servicer has engaged Chase Home Finance LLC (“CHF”) to act as subservicer with respect to the Servicer’s servicing obligations under this Agreement. So long as the Servicer is not a “ranked servicer” by both Rating Agencies, the Servicer agrees that prior to replacing CHF as subservicer, other than with an affiliate of the Servicer that is a ranked servicer, it will obtain the written confirmation from both Rating Agencies that such replacement of CHF as subservicer with respect to the Servicer’s servicing obligations related to the Mortgage Loans will not cause the then current rating on the Certificates to be withdrawn or lowered by either Rating Agency and agrees that any replacement subservicer shall agree to subservice in accordance with the terms of this Agreement, including but not limited to the consideration of whether to waive a Prepayment Premium hereunder.

(d) Subject to Section 4.1(c) hereof, the Servicer may arrange for the subservicing of any Mortgage Loan it services by a subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. The Servicer shall be solely liable for all fees owed to the subservicer under any subservicing agreement, regardless of whether the Servicer’s compensation hereunder is adequate to pay such fees. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer. For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer. Any subservicing agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Master Servicer, if the Master Servicer has assumed the duties of the Servicer, or by any successor servicer, at the Master Servicer’s or successor servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or its assigns. Any subservicing agreement, and any other transactions or services relating to the Mortgage Loans involving a subservicer, shall be deemed to be between the Servicer and such subservicer alone, and the Master Servicer shall not be deemed a party thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the subservicer or its officers, directors or employees.

SECTION 4.2 Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall, with the consent of the Master Servicer, take such action as (a) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices, (c) the Servicer shall determine prudently to be in the best interest of Certificateholders, and (d) is consistent with any related PMI Policy or PPMI Policy.

With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 4.3, may modify such forbearance plan with the consent of the Master Servicer; including, extending the Mortgage Loan repayment date for a period of up to one year or reducing the Mortgage Rate up to 50 basis points.

In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with applicable regulations and the Accepted Servicing Practices, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices. The Servicer shall not have any obligation to purchase any Mortgaged Property at any foreclosure sale.

SECTION 4.3 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or the Mortgage Loans have been fully liquidated (with respect to Mortgage Loans that remain subject to this Agreement) in accordance with this Agreement and Accepted Servicing Practices, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Consistent with the foregoing, the Servicer may in its reasonable discretion (consistent with Accepted Servicing Practices) (a) waive any late payment charge with respect to a Mortgage Loan it services and (b) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the related Cut-off Date. In the event of any such arrangement, the Servicer shall make Monthly Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

SECTION 4.4 Establishment of and Deposits to Custodial Account.

(a) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Chase Home Finance, LLC, as subservicer for JPMorgan Chase Bank, National Association, as Servicer for the benefit of the holders of the First NLC Trust 2005-4 Certificates.” The Custodial Account shall be an Eligible Account. Upon request of the Master Servicer and within ten calendar days thereof, the Servicer shall provide the Master Servicer with written confirmation of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.6.

(b) The Servicer shall deposit in the Custodial Account within two Business Days of Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Servicer prior to the related Cut-off Date but allocable to a period subsequent thereto:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by any Mortgagor or the Servicer Prepayment Premium Payment Amount pursuant to Section 4.22 of this Agreement);

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds (net of Liquidation Expenses);

(iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to a Mortgagor in accordance with the Servicer’s normal servicing procedures, Accepted Servicing Practices, the loan documents and applicable law;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, Accepted Servicing Practices, the loan documents and applicable law;

(vi) any amounts required to be deposited in the Custodial Account pursuant to Sections 2.1(b), 4.1, 4.5, 4.22 or 5.2;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan and all amounts required to be deposited by the Servicer in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.7 above;

(viii) with respect to each Principal Prepayment and any Prepayment Interest Shortfall, the Compensating Interest Payment (to be paid by the Servicer out of its own funds);

(ix) any amounts required to be deposited by the Servicer pursuant to Section 4.12 in connection with the deductible clause in any blanket hazard insurance policy;

(x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.17; and

(xi) any other amounts required to be deposited into the Custodial Account under this Agreement.

(c) The Servicer shall deposit in the Custodial Account Monthly Advances in accordance with Section 7.3.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary income (other than Prepayment Premiums, Servicer Prepayment Premium Payment Amounts and Originator Prepayment Premium Payment Amounts), to the extent permitted by Section 5.3, need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.6. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 4.4. All funds required to be deposited in the Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 4.6.

In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 4.6, it may at any time withdraw such amount from the Custodian Account, any provision herein to the contrary notwithstanding. In no event shall the Securities Administrator, the Master Servicer or the Trustee incur liability for withdrawals from the Custodian Account at the direction of the Servicer.

SECTION 4.5 Investment of Funds in the Custodial Account.

The depository institution at which the Custodial Account has been established may at the direction of the Servicer, invest the funds in the Custodial Account only in Eligible Investments, which shall mature not later than the Business Day prior to the Servicer Remittance Date next following the date of such investment. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as such losses are realized.

SECTION 4.6 Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a) to make remittances to the Securities Administrator for deposit in the Distribution Account in the amounts and in the manner provided for in Section 7.1;

(b) to reimburse itself for Monthly Advances of the Servicer’s funds, the Servicer’s right to reimburse itself pursuant to this subclause (b) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trustee, except that, where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 5.2, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Securities Administrator of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Securities Administrator with respect to such Mortgage Loan;

(c) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trustee, except that where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 5.2, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Securities Administrator of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Issuer with respect to such Mortgage Loan;

(d) to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account if such interest amount was previously credited;

(e) to pay any amount required to be paid pursuant to Section 4.17 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(f) [Reserved];

(g) to remove funds inadvertently placed in the Custodial Account by the Servicer;

(h) to reimburse itself any Prepayment Interest Excess to the extent not retained pursuant to Section 4.4;

(i) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(j) to invest funds only in Eligible Investments.

The Servicer may use such withdrawn funds only for the purposes described in this Section 4.6. The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.

SECTION 4.7 Establishment of and Deposits to Escrow Account.

(a) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts titled, “Chase Home Finance, LLC, as subservicer for JPMorgan Chase Bank, National Association, as Servicer for the benefit of First NLC Trust 2005-4 and various mortgagors.” The Escrow Account shall be established as an Eligible Account, in a manner which shall provide maximum available insurance thereunder. Upon request of the Master Servicer and within ten days thereof, the Servicer shall provide the Master Servicer with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.8.

(b) The Servicer shall deposit in the Escrow Account or Accounts within two Business Days of Servicer’s receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to any Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to a Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

SECTION 4.8 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(a) to effect timely payments of ground rents, taxes, assessments, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(b) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.9 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(d) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(e) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.15;

(f) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(g) to remove funds inadvertently placed in the Escrow Account by the Servicer; and

(h) to clear and terminate the Escrow Account on the termination of this Agreement.

SECTION 4.9 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same of the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided, however, that the Servicer shall be required to so advance only to the extent that the Servicer, in its good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use its reasonable efforts in accordance with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor at the time they first become due. The Servicer shall make advances from its own funds to effect such delinquent payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

SECTION 4.10 Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time; provided, however, that the Servicer shall give notice to the

Master Servicer, the Trustee and the Securities Administrator of any proposed change of the location of either Account not later than ten Business Days prior to any change thereof.

SECTION 4.11 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Accepted Servicing Practices against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable under Accepted Servicing Practices, the Servicer shall notify the related Mortgagor, and shall use its commercially reasonable best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.12.

If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier acceptable under Accepted Servicing Practices in an amount representing coverage equal to the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and under Accepted Servicing Practices that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf. Any out-of-pocket expenses or advance made by the Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with Accepted Servicing Practices, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either an insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable under Accepted Servicing Practices and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.4, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 4.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6.

SECTION 4.12 Maintenance of Blanket Mortgage Hazard Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (a) names the Servicer or the Trustee as loss payee, (b) provides coverage in an amount equal to the amount required pursuant to Section 4.11 without coinsurance and (c) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.11. The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with prudent servicing practices. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer or the

Trustee, the Servicer shall cause to be delivered to the Master Servicer or the Trustee, as the case may be, a certified true copy of any such policy.

SECTION 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae and Freddie Mac. Upon the request of the Master Servicer or the Trustee, the Servicer shall cause to be delivered to the Master Servicer or the Trustee, as the case may be, a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy.

SECTION 4.14 Inspections.

If any Mortgage Loan is more than 60 days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by any primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

SECTION 4.15 Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to any Mortgagor to be applied to the restoration or repair of any Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c) the Servicer shall verify that the Mortgage Loan is not in default; and

(d) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

SECTION 4.16 Maintenance of PMI Policy; Claims.

The Servicer, on behalf of the Trustee, as mortgagee, will maintain in full force and effect (to the extent a Mortgage Loan has a PMI Policy) a PMI Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is required. Such coverage will be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less. The Servicer will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption and modification agreement entered into or to be entered into pursuant to this Agreement, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption and modification of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI Policy is terminated as a result of such assumption and modification of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.6. The Trustee shall have no responsibility for any obligations under any PMI Policy including without limitation the payment of any premiums or the filing of any claims.

SECTION 4.17 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property consistent with Accepted Servicing Practices. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on “prohibited transactions” as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 4.6.

Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Custodial Account. Any REO Disposition shall be cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trustee. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances. On the Servicer Remittance Date immediately following the Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Securities Administrator.

The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.11. The Servicer shall make monthly remittances on each Servicer Remittance Date to the Securities Administrator of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

SECTION 4.18 Real Estate Owned Reports.

The Servicer shall furnish to the Master Servicer on or before the Servicer Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

SECTION 4.19 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Master Servicer a liquidation report with respect to such Mortgaged Property.

SECTION 4.20 Reports of Foreclosure and Abandonment of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

SECTION 4.21 Notification of Adjustments.

With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

SECTION 4.22 Prepayment Premiums.

(a) To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) such waiver is required under state or federal law. The Servicer shall not waive any Prepayment Premium unless it is waived in accordance with this Section 4.22(a).

(b) The Servicer shall deposit the amount of any Servicer Prepayment Premium Payment Amount into the Custodial Account if the Servicer waives any Prepayment Premium other than as permitted under Section 4.22(a). The Servicer shall pay the amount of such Prepayment Premium for the benefit of the Trustee or any assignee of the Trustee, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account. Prepayment Premiums shall not be available to pay the Class A or Class M Certificates.

SECTION 4.23 Credit Reporting; Gramm Leach Bliley Act.

(a) The Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Servicer (three of the credit repositories), on a monthly basis.

(b) The Servicer agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Exhibit H and for each Mortgage Loan, the Servicer shall report one of the following statuses each month: new origination, current; delinquent (30-, 60-, 90-days, etc.); foreclosed or charged-off.

(c) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.

SECTION 4.24 Alternative Index.

In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Depositor shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

ARTICLE V

GENERAL SERVICING PROCEDURES OF THE SERVICER

SECTION 5.1 Transfers of Mortgaged Property.

The Servicer shall use its commercially reasonable best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (a) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (b) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, if any, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed unless such change would be consistent with Accepted Servicing Practices.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans by the Seller of the same type as the Mortgage Loans. If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

SECTION 5.2 Satisfaction of Mortgages and Release of Mortgage Files.

(a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall request the release of any Mortgage Loan Documents.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Trustee may have under the mortgage instruments, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two Business Days of receipt of such written demand by the Master Servicer or, if earlier, the date on which the Servicer has knowledge of such improper release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

(b) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee and the Custodian by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account maintained by the Servicer pursuant to Section 4.4 have been or will be so deposited) of a Servicing Officer and shall request the Custodian to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Mortgage File to the Servicer, and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized to give, on behalf of the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account. Notwithstanding anything to the contrary herein, the Trustee shall in no way be liable or responsible for the actions, omissions, willful malfeasance of the Servicer, or for any wrongful or negligent actions taken by the Servicer, while the Servicer is acting pursuant to the powers granted to it in this paragraph.

(c) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee shall, upon request of the Servicer, as applicable, and delivery to the Trustee, of a trust receipt signed by a Servicing Officer, cause the Custodian to release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Servicer.

(d) The Trustee shall furnish the Servicer, upon request, with any powers of attorney (which are acceptable to the Trustee) empowering the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as the Servicer may request, necessary or appropriate to enable the Servicer to service the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for any use or misuse of any such powers of attorney by the Servicer).

(e) In no event shall the Servicer, without the Trustee’s written consent, (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer. In the performance of its duties hereunder, the Servicer shall be an independent contractor and shall not be deemed to be the agent of the Trustee.

SECTION 5.3 Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee to the extent deposited on the Servicer Remittance Date; provided, however, that for so long as JPMorgan Chase Bank, National Association is the Servicer hereunder, the Servicer agrees that the Servicing Fee Rate applicable to it shall be the rate set forth in the Chase Servicing Fee Side Letter. The Servicing Fee shall be payable monthly. The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Monthly Payments with respect to the related Mortgage Loan, or as otherwise provided in Section 4.6. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Compensating Interest Payment for the related Distribution Date. The compensation payable to any successor Servicer hereunder shall not exceed the Aggregate Servicing Fee.

Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, to the extent provided in Section 5.1, late payment charges and other ancillary income (other than Prepayment Premiums) shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

SECTION 5.4 Annual Statement as to Compliance.

(a) Each of the Interim Servicer and the Servicer, as applicable, shall deliver to the Master Servicer, the Depositor and the Securities Administrator, on or before March 15th of each year, commencing in March 2006, an Officer’s Certificate, stating that (a) a review of the activities of the Interim Servicer or the Servicer, as applicable, during the preceding fiscal year and of performance under this Agreement has been made under such officer’ supervision, and (b) to the best of such officer’s knowledge, based on such review, the Interim Servicer or the Servicer, as applicable, has fulfilled all of its obligations in all material respects under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation in all material respects, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Interim Servicer or the Servicer, as applicable, to cure such default.

(b) The Master Servicer shall deliver to the Depositor, on or before March 20th of each year, commencing in March 2006, an Officer’s Certificate, stating that (a) a review of the activities of the Master Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Master Servicer to cure such default.

SECTION 5.5 Annual Independent Public Accountants’ Servicing Report.

On or before March 15th of each year, commencing in March 2006, each of the Interim Servicer and the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the effect that such firm has examined certain documents and records relating to the servicing of the residential mortgage loans by the Interim Servicer or the Servicer, as applicable, during such fiscal year and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to its attention which would indicate that such servicing has not been conducted in compliance therewith, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. By providing the Master Servicer, the Depositor and the Securities Administrator a copy of a Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, the Interim Servicer and the Servicer shall be considered to have fulfilled its obligations under this Section 5.5.

SECTION 5.6 Sarbanes-Oxley Related Certifications.

(a) On or before March 15th of each year, commencing in March 2006, or at any other time upon 30 days written request from the Master Servicer, an officer of each of Interim Servicer or the Servicer shall execute and deliver an Officer’s Certificate to the Master Servicer, the Securities Administrator and the Depositor, signed by the President, Managing Director or a Vice President in charge of servicing operations of the Interim Servicer or the Servicer, as applicable, in substantially the form of Exhibit X. In addition, each of the Interim Servicer or the Servicer shall provide such other information with respect to the Mortgage Loans and the servicing administration thereof within the control of the Interim Servicer or the Servicer, as applicable, which shall be reasonably required to enable the Master Servicer to comply with the reporting requirements of the Exchange Act pursuant to Section 7.10 hereof.

(b) Each of the Interim Servicer and the Servicer shall indemnify and hold harmless the Master Servicer, the Depositor and the Securities Administrator and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Interim Servicer or the Servicer, as applicable, or any of its officers, directors, agents or affiliates of its obligations under this Section 5.6 or the negligence or willful misconduct of the Interim Servicer or the Servicer, as applicable, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Depositor and the Securities Administrator then the Interim Servicer or the Servicer, as applicable, agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Depositor and the Securities Administrator as a result of the losses, claims, damages or liabilities of such parties in such proportion as is appropriate to reflect the relative fault of such parties on the one hand and the Interim Servicer or the Servicer, as applicable, on the other in connection with a breach of the Interim Servicer’s or the Servicer’s obligations, as applicable, under this Section 5.6 or the Interim Servicer’s or the Servicer’s negligence or willful misconduct in connection therewith.

(c) The Servicer, the Securities Administrator and the Master Servicer acknowledge that the laws, rules and regulations governing the foregoing certifications may change before the Notes are paid in their entirety. To that end, each agrees that it will cooperate with the Depositor in determining how to comply with any additional certification requirements as such revised laws, rules and regulations may require.

SECTION 5.7 Right to Examine Servicer Records.

(a) The Master Servicer, the Trustee, the Depositor, and the Securities Administrator, or its designee, shall have the right to examine and audit any and all of the related books,

records, facilities or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon two Business Days prior written notice; provided, however, that such examination will not be permitted to the extent such examination would be inconsistent with (i) the Servicer’s current reasonable procedures and policies in effect at such time, (ii) applicable law (including any rules and regulations promulgated thereunder), including but not limited to applicable copyright and trademark laws, (iii) any evidentiary privileges that the Servicer may have with respect to such materials, i.e., disclosure of such materials may cause the Servicer to lose such privilege, and (iv) the confidentiality obligations imposed upon the Servicer by any unaffiliated third-party relating to such books of account and records.

(b) The Depositor and the Trustee or their designees shall have the right to examine any and all of the related books, records, facilities or other information of the Master Servicer and the Securities Administrator, whether held by the Master Servicer and the Securities Administrator or by another on their behalf, solely and specifically relating to this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice; provided, however, that such examination will not be permitted to the extent such examination would be inconsistent with (i) the Master Servicer’s or Securities Administrator’s current reasonable procedures and policies in effect at such time, (ii) applicable law (including any rules and regulations promulgated thereunder), including but not limited to applicable copyright and trademark laws, (iii) any evidentiary privileges that the Master Servicer or Securities Administrator may have with respect to such materials, i.e., disclosure of such materials may cause the Master Servicer or Securities Administrator to lose such privilege, and (iv) the confidentiality obligations imposed upon the Master Servicer or Securities Administrator by any unaffiliated third-party relating to such books of account and records. Each party shall pay its own travel expenses associated with such examination.

(c) Each of the Servicer, the Master Servicer and the Securities Administrator shall make available for interview to the Depositor or its employees, agents, representatives and attorneys, such officers and employees that are responsible for and/or knowledgeable about the performance of the applicable party’s obligations under this Agreement. Any such inspection or interview shall be upon reasonable advance notice and only as long as such inspection or interview does not disrupt the operations of the Servicer, Master Servicer or Securities Administrator, as applicable.

SECTION 5.8 [Reserved].

SECTION 5.9 Limitation on Resignation and Assignment by Servicer.

The Servicer shall not assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Master Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer, the Master Servicer and the Depositor or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Depositor and the Trustee, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No such resignation shall become effective until a successor acceptable to the Depositor and the Master Servicer shall have assumed the Servicer’s responsibilities and obligations.

Without in any way limiting the generality of this Section 5.9, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Trustee, the Master Servicer and the Depositor, then the Master Servicer may terminate this Agreement with respect to the Servicer upon notice given as set forth in Section 6.9, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party. The Depositor shall, in accordance with Section 6.9, appoint a successor to the Servicer acceptable to the Master Servicer to succeed to all of the responsibilities and duties of the Servicer.

In connection with the foregoing, the Servicer being terminated shall bear all reasonable out-of-pocket costs of a servicing transfer, including but not limited to those of the Master Servicer, the Securities Administrator, the Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary. If such amounts are not paid by the terminated Servicer, they shall be paid from amounts held in the Distribution Account.

SECTION 5.10 [Reserved].

SECTION 5.11 [Reserved].

SECTION 5.12 Merger or Consolidation of Servicer.

Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder, without the execution or filing of any paper or any further act on the party of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $25,000,000.

In accordance with the foregoing, effective on or about February 1, 2006, Ocwen Loan Servicing, LLC (“OLS”) will transfer substantially all of its rights and obligations to JPMorgan Chase Bank, National Association, as the Servicer, and upon such transfer OLS shall have no rights or obligations under this Agreement.

SECTION 5.13 Termination of the Servicer.

The Depositor may terminate the Servicer without cause upon 90 days prior written notice; provided, however, that no such termination will be effective until the appointment of a successor servicer has been in accordance with Section 6.9. Notwithstanding the foregoing, if the Servicer is terminated without cause, the Depositor shall reimburse the Servicer for all accrued and unpaid Servicing Fees and unreimbursed Monthly Advances and Servicing Advances upon the transfer of servicing to such successor servicer. Furthermore, the Servicer shall bear no cost or expense in connection with the transfer of servicing and shall be reimbursed for any out-of-pocket costs related thereto. In addition, the Depositor shall pay to the Servicer such termination fees, if any, as set forth in the Chase Servicing Fee Side Letter.

SECTION 5.14 Servicer Events of Default.

Each of the following shall constitute a Servicer Event of Default on the part of the Servicer (each a “Servicer Event of Default”):

(a) (i) failure by the Servicer to make any required Monthly Advance; or (ii) any other failure by the Servicer to deposit in the Custodial Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Master Servicer, the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Interests;

(b) failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (i) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer, the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Interests or (ii) actual knowledge of such failure by a Servicing Officer of the Servicer;

(c) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, including, but not limited to, breach by the Servicer of any one or more of the representations, warranties and covenants of the Servicer contained in Section 3.5, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Master Servicer;

(d) failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required;

(e) any failure by the Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement and such failure continues for two Business Days;

(f) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 5.9 hereof;

(g) the Servicer ceases to meet the Servicer eligibility qualifications of Fannie Mae or Freddie Mac;

(h) failure by the Servicer to duly perform, within the required time period, its obligations under Sections 5.4, 5.5 or 5.6, which failure continues unremedied for a period of five days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer;

(i) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(j) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its assets; or

(k) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days.

If the Servicer obtains knowledge of a Servicer Event of Default, the Servicer shall promptly notify the Master Servicer and the Trustee. In each and every such case, so long as a Servicer Event of Default shall not have been remedied, in addition to whatever rights the Master Servicer or the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.9.

SECTION 5.15 Waiver of Defaults.

Certificateholders representing 66 2/3% Voting Interests may, on behalf of all Certificateholders, waive any default or Servicer Event of Default by the Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Securities Administrator to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 5.16 Indemnification; Third Party Claims.

(a) The Servicer agrees to indemnify the Depositor, the Trustee, the Securities Administrator, the Custodian and the Master Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, Trustee, the Securities Administrator, the Custodian or the Master Servicer may sustain as a result of (i) the Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement or (ii) the failure of the Servicer to perform its duties and its obligations under this Agreement and its duties and obligations to service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, Trustee, the Custodian, the Securities Administrator or the Master Servicer shall as promptly as practicable notify the Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, Trustee, the Custodian, the Securities Administrator or the Master Servicer to indemnification under this Section 5.16, whereupon the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

(b) The Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Custodian and the Trustee, and any director, officer, employee or agent of the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Custodian or the Trustee, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of such Person’s duties hereunder or by reason of reckless disregard of such Person’s obligations and duties hereunder. None of the Depositor, the Servicer, the Master Servicer or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Servicer, the Master Servicer and the Securities Administrator may in its respective sole discretion undertake any such claim that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Master Servicer and the Securities Administrator shall be entitled to be reimbursed therefor out of the Distribution Account.

SECTION 5.17 Documents, Records and Funds in Possession of Servicer To Be Held for Trustee.

(a) The Servicer shall transmit to the Custodian such documents and instruments coming into the possession of the Servicer from time to time as are required by the terms hereof to be delivered to the Custodian. Any funds received by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholder subject to the Servicer’s right to retain or withdraw amounts provided in this Agreement, to the right of the Servicer to retain its portion of the Servicing Fee and other amounts as provided herein. The Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Trustee, its respective agents and accountants at any time upon reasonable request and during normal business hours, and to the Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Servicer designated by it. In fulfilling such a request the Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Servicer for and on behalf of the Trustee as the Trustee’s bailee for purposes of perfecting the Trustee’s security interest therein as provided by relevant UCC or laws; provided, however, that the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Servicer under this Agreement and shall be authorized to remit such funds to the Securities Administrator in accordance with this Agreement.

(c) The Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer are collected by the Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer is entitled to hereunder); and the Servicer agrees that so long as the Mortgage Loans are collaterally assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Servicer shall be held by the Servicer and on behalf of the Trustee as the Trustee’s bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable UCC or other applicable laws.

SECTION 5.18 Opinion.

On or before the Closing Date, the Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee, the Securities Administrator and the Master Servicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the recipients thereof, as to the due authorization, execution and delivery of this Agreement by the Servicer and the enforceability thereof.

SECTION 5.19 Prepayment Premiums.

(a) On the later of (x) the Servicer Remittance Date next following the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the covenant made by the Servicer in Section 4.22, which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Premium and (y) the Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Servicer shall deposit into the Custodial Account, as a Servicer Prepayment Premium Payment Amount, the amount of the waived Prepayment Premium.

(b) On the later of (x) the Servicer Remittance Date next following the earlier of discovery or receipt of notice by the Seller of the breach of the representation made by the Seller in clause (ttt) of Schedule V, which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Premium and (y) the Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Originator shall remit to the Trustee for deposit into the Custodial Account the amount of the scheduled Prepayment Premium, less any amount collected and deposited by the Servicer in respect of such Prepayment Premium, as an “Originator Prepayment Premium Payment Amount.”

(c) The right of the Holders of the Class P Certificates to any Servicer Prepayment Premium Payment Amounts, as described in this Section 5.19, shall not be an asset of any REMIC created under this Agreement.

ARTICLE VI

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY MASTER

SERVICER

SECTION 6.1 Duties of the Master Servicer; Enforcement of Servicer’s obligations.

(a) For and on behalf of the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the Accepted Master Servicing Practices and the provisions of this Agreement.

(b) The Master Servicer shall not be required to cause the Servicer to take any action or refrain from taking any action if this Agreement does not require the Servicer to take such action or refrain from taking such action. The Master Servicer shall not take, or knowingly permit the Servicer to take, any action that is inconsistent with or prejudices the interests of the Trustee or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Issuer, the Trustee and the Certificateholders under this Agreement.

(c) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall monitor the performance of the obligations of the Servicer hereunder, and shall, in accordance with Sections 5.14 and 6.9, in the event that the Servicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the Servicer hereunder. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed for the costs of such enforcement initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Distribution Account. The Master Servicer shall have no liability for the acts or omissions of the Servicer in the performance by such Servicer of its obligations.

SECTION 6.2 Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder (a “Master Servicer Errors and Omissions Policy”). The Master Servicer Errors and Omissions Insurance Policy shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans. The Master Servicer shall provide the Depositor and the Trustee, upon request, with a copy of such policy and Fidelity Bond.

SECTION 6.3 Compensation to the Master Servicer.

(a) Pursuant to Section 7.6, the Master Servicer will be entitled to the Master Servicer Fee on each Distribution Date after the Master Servicer has paid the Trustee’s fee, if any, due on such Distribution Date. All income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer as compensation. Notwithstanding the foregoing, if the Master Servicer is the successor servicer, the Master Servicer shall deposit in the Distribution Account, on or before the related Distribution Date, an amount equal to the lesser of (a) its servicing compensation with respect to such Distribution Date and (b) the amount of any Compensating Interest Payment required to be paid by the Servicer with respect to such Distribution Date pursuant to this Agreement, but which is not paid by the Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

(b) From the Master Servicing Fee, the Master Servicer shall pay the fees of the Trustee and the Custodian pursuant to an agreed fee schedule.

SECTION 6.4 Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor (unless such successor is the Trustee) or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $25,000,000.

SECTION 6.5 Resignation of Master Servicer.

Except as otherwise provided in Section 6.10 and this Section 6.5, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the consent of the Depositor (which consent may not be unreasonably withheld) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. Any such determination permitting resignation pursuant to clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Depositor. No such resignation shall become effective until a successor master servicer shall have assumed the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly, but no less than 30 days prior to the effectiveness of such resignation, by the Master Servicer to the Depositor and the Trustee.

Upon the resignation of the Master Servicer and the appointment of a successor master servicer as described in the preceding paragraph, the Securities Administrator, if the same party, also may resign with notice to the Depositor and the Trustee.

SECTION 6.6 Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Depositor shall have consented to such action (such consent of the Depositor not to be unreasonably withheld or delayed); provided, however, that the Master Servicer shall have the right without the prior written consent of the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 6.3, shall after such transfer be payable to such successor master servicer.

SECTION 6.7 Limitation on Liability of the Master Servicer and Others.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, and the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. No implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

SECTION 6.8 Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Trustee, the Custodian and the Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trustee, the Custodian or the Servicer may sustain as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor, the Trustee, the Custodian or the Servicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or with respect to the Mortgage Loans entitling the Depositor, the Trustee, the Custodian or the Servicer to indemnification under this Section 6.8, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

SECTION 6.9 Master Servicer to Act as Servicer; Appointment of Successor.

(a) The Master Servicer may terminate all of the rights and obligations of the Servicer upon the occurrence of a Servicer Event of Default.

(b) On and after the time any Servicer resigns or is terminated pursuant to the terms of this Agreement, subject to Section 6.9(c), the Depositor, with the consent of the Master Servicer, shall appoint a successor servicer pursuant to this Agreement, who shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions of this Agreement and applicable law.

(c) The Master Servicer will provide written notice of the Servicer’s termination upon a Servicer Event of Default to the Servicer and the Depositor. Except with respect to a Servicer Event of Default under Section 5.14(a), in which case such notice will be immediately effective, the termination of the Servicer shall not become effective until at least ten Business Days following the Termination Notice Date. The “Termination Notice Date” is the date such notice of termination is provided by the Master Servicer to the Servicer and the Depositor. Following receipt of such notice, the Depositor may nominate a successor servicer to the Master Servicer by 6:00 p.m. New York City time on the third Business Day following the Termination Notice Date. If the Master Servicer does not object to the proposed successor servicer by 6:00 p.m. New York City time on the fourth Business Day after the Termination Notice Date, then the Master Servicer shall appoint such proposed successor servicer as the successor servicer. If the Depositor does not submit a proposed successor servicer by 6:00 p.m. New York City time on the third Business Day following the Termination Notice Date, then the Depositor may submit another proposal in accordance with the following paragraph.

If the Master Servicer delivers written notice to the Depositor that it does not consent to such proposed successor servicer, then the Depositor may nominate a successor servicer to the Master Servicer by 3:00 p.m. New York City time on the sixth Business Day following the Termination Notice Date. If the Master Servicer does not object to the proposed successor servicer by 9:00 a.m. New York City time on the seventh Business Day after the Termination Notice Date, then the Master Servicer shall appoint such proposed successor servicer as the successor servicer.

If the Master Servicer delivers written notice to the Depositor that it does not consent to such proposed successor servicer, or the Depositor does not make any second proposal for a successor servicer, then the Master Servicer, in its sole discretion, will appoint a successor servicer (with the consent of the Depositor, such consent not to be unreasonably withheld or delayed) or assume the obligations of the Servicer itself. Notwithstanding the foregoing, any appointment by the Depositor of the Master Servicer as the successor servicer shall not require the consent of the Depositor.

In addition to the foregoing provisions relating to the appointment of a successor servicer upon a Servicer Event of Default, the Depositor also may appoint a successor servicer in connection with the resignation of the Servicer pursuant to Section 5.9. Notwithstanding any provision in this Agreement to the contrary, any right of the Depositor to appoint a successor servicer upon a Servicer Event of Default pursuant to this Section 6.9 shall terminate if any amounts required to be remitted by the Servicer to the Securities Administrator (including any required Monthly Advances) have not been remitted to the Securities Administrator by the third Business Day prior to the related Distribution Date, in which event the Master Servicer will appoint a successor servicer or assume the obligations of the Servicer itself. It is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to any successor servicer.

(d) Any successor to the Servicer shall be an institution that is a Fannie Mae-and Freddie Mac-approved servicer in good standing, has a net worth of at least $25,000,000 and is willing to service the Mortgage Loans and shall execute and deliver to the Depositor, the Trustee, the Securities Administrator and the Master Servicer an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer, with like effect as if originally named as a party to this Agreement; provided, further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation shall not be downgraded, withdrawn or qualified as a result of such assignment and delegation.

(e) In connection with any successor servicer, the Depositor may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided that such compensation shall not exceed the amount of the Servicing Fee. The Depositor, the Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any remittance or payment hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the resigning or replaced Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

(f) If the Servicer is terminated upon the occurrence of a Servicer Event of Default as described in Section 5.14, upon written request from the Depositor or the Master Servicer, the Servicer shall, at its expense, prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Master Servicer and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account. The Servicer being terminated pursuant to Section 5.14 shall bear all reasonable out-of-pocket costs of a servicing transfer, including but not limited to those of the Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

(g) The successor servicer will not assume liability for the representations and warranties of the Servicer that it replaces.

(h) Any successor to the Servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as Servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to this Agreement.

(i) No successor servicer will be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the successor servicer. The successor servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the successor servicer, all necessary servicing files and records, including (as deemed necessary by the successor servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) mortgage loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the successor servicer, reflecting all applicable mortgage loan information. The successor servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the successor servicer acting in accordance with information prepared or supplied by a Person other than the successor servicer or the failure of any such Person to prepare or provide such information. The successor servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the servicer, or for any inaccuracy or omission in a notice or communication received by the successor servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Mortgage Loan with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Mortgage Loan.

SECTION 6.10 Assumption of Master Servicing by Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 6.11 of this Agreement), the Trustee, subject to Section 6.11(c), shall thereupon assume all of the rights and obligations of the Master Servicer hereunder as successor Master Servicer. The Trustee or any other successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s or another successor Master Servicer’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records in its possession relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its commercially reasonable best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

SECTION 6.11 Master Servicer Events of Default; Trustee To Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

(i) any failure by the Master Servicer (other than in its capacity as successor servicer) to remit to the Securities Administrator for distribution to the Certificateholders any funds required to be remitted by the Master Servicer under the terms of this Agreement; or

(ii) any failure on the part of the Master Servicer (other than in its capacity as successor servicer) duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement that materially and adversely affects the interest of the Certificateholders, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Certificateholders representing 66-2/3% of the total Voting Interests and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 6.4; or

(vii) if a representation or warranty set forth in Section 3.6 shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the earlier of (a) the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Certificateholders representing 66-2/3% of the total Voting Interests and (b) actual knowledge of such failure by a servicing officer of the Master Servicer; or

(viii) a sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of Certificateholders representing 66-2/3% Voting Interests; or

(ix) any failure of the Master Servicer to make any Advances required to be made by it hereunder within two days following notice of such default by the Trustee.

If a Responsible Officer of the Trustee has actual knowledge or has received written notice of any Master Servicer Event of Default described in subclauses (i) through (viii) of this Section 6.11, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 6.11, if any, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by the Certificateholders representing 66-2/3% of the Voting Interest terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (ix) of this Section 6.11 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (ix) of this Section 6.11, the Trustee, upon receiving written notice of such Master Servicer Event of Default, by notice in writing to the Master Servicer shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.

On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (as successor Master Servicer) or a successor Master Servicer designated by the Trustee pursuant to and under the terms of this Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The defaulting Master Servicer agrees to cooperate with the successor master servicer in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicer of the assignment of the master servicing function and providing the successor master servicer all documents and records in electronic or other form reasonably requested by it to enable the successor master servicer to assume the defaulting Master Servicer’s functions hereunder and the transfer to the successor master servicer for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account maintained by the Securities Administrator and any other account or fund maintained by the Master Servicer with respect to the Certificates or thereafter received with respect to the Mortgage Loans. As provided in the next succeeding paragraph, the Master Servicer being terminated shall bear all reasonable and properly documented out-of-pocket costs of a master servicing transfer, including but not limited to those of the successor master servicer, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary.

The Trustee or the successor master servicer shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all reasonable and properly documented costs associated with the transfer of master servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within 30 days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Fund and the successor master servicer shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 7.6(e); provided, that, the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 6.3 and Section 7.6 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Trustee has actual knowledge or written notice, the Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default. The Securities Administrator or the Master Servicer shall immediately give written notice to the Trustee upon the Master Servicer’s failure to remit Advances on the date specified herein.

(b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.11(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.9, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 3.6. In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

(c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $25,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Such successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trustee for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.

The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the master servicing to be conducted hereunder which are not inconsistent herewith.

The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying the Servicer of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter be received by it with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any remittance or payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

SECTION 6.12 Waiver of Defaults.

The Certificateholders representing 66-2/3% of the Voting Interests may, on behalf of all Certificateholders, waive any default or Master Servicer Event of Default by the Master Servicer, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Securities Administrator to make any required distribution of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 6.13 Notification to Noteholders and to Certificateholder.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Master Servicer Event of Default known to the Trustee, give written notice thereof to the Certificateholders, unless such Master Servicer Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

SECTION 6.14 Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee or the Securities Administrator shall have actual knowledge or written notice of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee or the Securities Administrator, as applicable, shall give notice thereof to the Master Servicer.

SECTION 6.15 Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee and the Servicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the recipients thereof, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the Securities Administrator and the enforceability thereof.

ARTICLE VII

ADMINISTRATION OF TRUST FUND

SECTION 7.1 Servicer Remittances.

(a) On each Servicer Remittance Date, the Servicer shall remit to the Securities Administrator the sum of the following (the “Servicer Remittance Amount”):

(i) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.6); plus

(ii) all amounts, if any, which the Servicer is obligated to advance on or before the Servicer Remittance Date pursuant to Section 7.3; minus

(iii) any amounts attributable to Principal Prepayments received after the applicable Prepayment Period which amounts shall be remitted on the following Servicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.4; and minus

(iv) any amounts attributable to Scheduled Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month in which such Servicer Remittance Date occurs, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Period for such amounts.

On each Servicer Remittance Date, no later than 4:00 p.m. E.T., the Servicer shall remit the Servicer Remittance Amount by wire transfer of immediately available funds to the Securities Administrator. All remittances required to be made to the Securities Administrator shall be made to the following wire account or to such other account as may be specified by the Securities Administrator from time to time:

Wells Fargo Bank, National Association
ABA#:	121000248
Account Name:	SAS Clearing
Account Number:	3970771416
For further credit to:	First NLC Trust 2005-4, Account # 17217000

With respect to any remittance received by the Securities Administrator after the Servicer Remittance Date on which such remittance was due, the Servicer shall pay to the Securities Administrator interest on any such late remittance at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law, from the date such remittance was due until the date paid, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default by the Servicer.

SECTION 7.2 Statements to Master Servicer and Securities Administrator.

(a) Not later than the tenth calendar day (or if such day is not a Business Day, the succeeding Business Day) of each month, the Servicer shall furnish to the Depositor, the Master Servicer and the Securities Administrator (i) a monthly remittance advice in the format agreed upon by the Servicer and the Master Servicer and a monthly defaulted loan report with the reporting criteria set forth in Exhibit Z (or in such other format mutually agreed to among the Servicer, the Master Servicer and the Securities Administrator) in respect of the prior Due Period and related Prepayment Period, and information on realized losses and gains in the form attached as Exhibit AA (or other format agreed to by the Master Servicer and the Servicer), (ii) all such information required above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer and the Securities Administrator and with supporting documentation with respect to the report on Exhibit Z and (iii) such other information with respect to the Mortgage Loans (to the extent such information is available on the systems of the Servicer) as the Securities Administrator may reasonably require. In addition, by no later than the third Business Day following the end of each Prepayment Period, the Servicer shall furnish to the Master Servicer and the Securities Administrator a monthly remittance advice, in form and substance satisfactory to them, with respect to all Principal Prepayments received during the related Prepayment Period.

(b) The Servicer shall use reasonable efforts to provide to the Data Compiler in a timely manner the notices and reports and using the same methodology and calculations used in its standard servicing reports to the Master Servicer and the Securities Administrator. The Servicer shall send all such notices and reports to the Data Compiler in electronic format unless otherwise specified herein or agreed to by the Servicer and the Data Compiler. In addition, the Servicer shall provide monthly to the Data Compiler a report with respect to each Mortgage Loan containing information similar to that set forth in Exhibit W, to the extent that such information is reasonably available to the Servicer.

(c) If a party does not act as both the Master Servicer and the Securities Administrator, not later than the Business Day prior to each Distribution Date, the Master Servicer shall forward to the Securities Administrator a statement setting forth the status of any account or accounts, including any collection accounts, maintained by the Master Servicer as of the close of business on the Business Day prior to the related Distribution Date, indicating that all remittances or payments required by this Agreement to be made by the Master Servicer have been made (or if any required remittance or payment has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from any account maintained by the Master Servicer.

SECTION 7.3 Advances by Master Servicer and Servicer.

(a) No later than the Servicer Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future remittance an amount equal to all Scheduled Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred. Any amounts held for future remittance and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before the next Servicer Remittance Date. The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the later of (i) the last Scheduled Monthly Payment due prior to the payment in full of the Mortgage Loan, or (ii) the last Servicer Remittance Date prior to the Servicer Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that any such obligation under this Section 7.3 shall cease with respect to a Mortgage Loan if the Servicer determines, in its sole reasonable opinion, that Monthly Advances with respect to such Mortgage Loan are Non-recoverable Advances. In the event that the Servicer determines that any such Monthly Advances are Non-recoverable Advances, the Servicer shall provide the Master Servicer and the Securities Administrator with a certificate signed an officer of the Servicer evidencing such determination and setting forth the basis for such determination.

(b) If the Servicer fails to remit a Monthly Advance, the Master Servicer, in its capacity as successor servicer, shall itself make such Advance. If the Master Servicer determines that a Monthly Advance is required, it shall, on the Business Day immediately prior to the related Distribution Date, deposit in the Custodial Account immediately available funds in an amount equal to such Monthly Advance. The Master Servicer shall be entitled to be reimbursed from the Distribution Account in accordance with Section 7.6 for all Monthly Advances made by it from late collections related to such Mortgage Loan or from other funds as provided in Section 7.6. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that a Monthly Advance is a Non-recoverable Advance, the Master Servicer shall be under no obligation to make such Monthly Advance. In the event that the Master Servicer determines that any such Monthly Advances are Non-recoverable Advances, the Master Servicer shall provide the Securities Administrator with a certificate signed by two officers of the Master Servicer evidencing such determination and setting forth the basis for such determination.

SECTION 7.4 [Reserved].

SECTION 7.5 [Reserved].

SECTION 7.6 Distribution Account.

(a) The Securities Administrator shall segregate and hold all funds collected and received pursuant to this Agreement separate and apart from any of its own funds and general assets, and shall establish and maintain a Distribution Account, in the form of time deposit or demand accounts, titled “Distribution Account of Wells Fargo Bank, National Association, as Securities Administrator, for the benefit of First NLC Trust 2005-4.” The Distribution Account shall be established as an Eligible Account. Any funds deposited in the Distribution Account may be invested, but only in Eligible Investments selected by the Master Servicer, which Eligible Investments shall mature not later than the Distribution Date next following the date of such investment. The Master Servicer shall be entitled to all investment income with respect to such investments and shall deposit in the Distribution Account promptly any loss on any such investment.

(b) If an existing Distribution Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Distribution Account that is an Eligible Account within ten days and transfer all funds and investment property on deposit in such existing Distribution Account into such new Distribution Account.

(c) The Distribution Account shall initially be maintained at Wells Fargo Bank, N.A. The Securities Administrator shall give to the Master Servicer and the Trustee prior written notice of the name and address of any other depository institution at which the Distribution Account is maintained and the account number of such Distribution Account. The Securities Administrator shall take such actions as are necessary to cause the depository institution holding the Distribution Account to hold such account in the name of the Trustee.

(d) The Securities Administrator promptly shall deposit or cause to be deposited into the Distribution Account all amounts remitted to it by the Servicer pursuant to Section 7.1. On each Distribution Date, the entire amount on deposit in the Distribution Account (subject to permitted withdrawals) shall be applied to make the required payment of principal and/or interest on each Class of Certificates.

(e) The Securities Administrator shall make withdrawals from the Distribution Account only for the purposes set forth in Section 8.1 and for the following purposes:

(i) to withdraw amounts deposited in the Distribution Account in error;

(ii) to make payments pursuant to this Article VII;

(iii) to reimburse the Master Servicer or the Servicer, as applicable, for Monthly Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (iii) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable portion of the Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv) to reimburse the Master Servicer or the Servicer following a final liquidation of a Mortgage Loan for any previously unreimbursed Monthly Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Monthly Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(v) to reimburse the Master Servicer or the Servicer from Liquidation Proceeds for amounts expended by it in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself or the Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(vi) to pay to the Seller or Servicer, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not remitted on the date on which the related purchase was effected, and to pay to the applicable party any Monthly Advances and Servicing Advances to the extent specified in the definition of Repurchase Price;

(vii) to the extent not paid by the Servicer, to pay any insurance premium with respect to a Mortgage Loan;

(viii) to pay to the Master Servicer income earned on the investment of funds on deposit in the Distribution Account;

(ix) on or immediately prior to each Distribution Date, to pay to the Master Servicer the Master Servicing Fee;

(x) to make payment of expenses and indemnities to itself, the Master Servicer, the Trustee, the Custodian and the Servicer, pursuant to any provision of this Agreement;

(xi) to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor master servicer appointed by the Trustee pursuant to Section 6.11, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

(xii) to clear and terminate the Distribution Account pursuant to Article IX.

In connection with withdrawals pursuant to subclauses (iii), (iv), (v) and (vi) above, the Master Servicer’s or the Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Securities Administrator shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Distribution Account it maintains pursuant to such subclauses.

SECTION 7.7 [Reserved].

SECTION 7.8 Reserve Account.

(a) The Securities Administrator shall establish and maintain the Reserve Account, held in trust for the benefit of the Holders of the Certificates. The Securities Administrator shall deposit in the Reserve Account on the date received by it, any Cap Payment received from the Cap Provider for the related Distribution Date.

(b) On each Distribution Date, the Trustee shall withdraw from the Reserve Account any Cap Payment and any amounts deposited in the Reserve Account pursuant to Section 8.1(a)(iii)(D) and apply it in the following order of priority:

(i) first, to the Class A Certificates, pro rata, any Interest Distribution Amount to the extent remaining unpaid, to be distributed pursuant to Section 8.1(a)(iii)(A);

(ii) second, to the Class M Certificates in numeric order, any Interest Distribution Amount to the extent remaining unpaid, to be distributed pursuant to Section 8.1(a)(iii)(C);

(iii) third, as principal to the Holders of each class of Certificates, any Overcollateralization Deficiency Amount to the extent remaining unpaid and to the extent of Realized Losses, to be distributed pursuant to Section 8.1(a)(iii)(B);

(iv) fourth, to the Holders of each class of Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid, to be distributed pursuant to Section 8.1(a)(iii)(D);

(v) fifth, sequentially to each class of Class M Certificates in numeric order, to pay any unpaid Applied Loss Amounts to such class to the extent remaining unpaid, to be distributed pursuant to Section 8.1(a)(iii)(C); and

(vi) sixth, to the Holders of the Class C Certificates, any remaining amount on deposit in the Reserve Account.

(c) The Reserve Account shall not be an asset of any REMIC created pursuant to this Agreement. The Reserve Account will constitute an “outside reserve fund” for purposes of the REMIC Provisions. The beneficial owner of the Reserve Account is the Class C Certificateholder. For all federal tax purposes, amounts transferred or reimbursed to the Reserve Account in respect of the Class C Distribution Amount shall be treated as a distribution by the

Securities Administrator from REMIC II to the Class C Interest and from the Class C Interest to the Class C Certificateholder.

(d) Any Net WAC Cap Carryover Amounts (exclusive of payments from the Cap Agreement) paid by the Securities Administrator pursuant to this Section 7.8 to the Class C Certificates, shall be accounted for by the Securities Administrator as amounts paid first as a distribution from REMIC II to the holder of Class C Interest and from the holder of the Class C Interest to the Class C Certificates and then to the relevant Certificates from the Reserve Account. In addition, the Securities Administrator shall account for the rights of Holders of the Class A and Class M Certificates to receive payments of Net WAC Cap Carryover Amounts as rights in limited recourse interest rate cap contracts written by the Class C Certificates in favor of the Holders of the Class A and Class M Certificates.

(e) For federal tax return and information reporting, the right of the Holders of the Class A and Class M Certificates to receive payments under the Cap Agreement shall be assigned a value of zero].

(f) Amounts in the Reserve Fund shall be held uninvested.

SECTION 7.9 Calculation of LIBOR.

LIBOR shall be calculated in accordance with Schedule IV.

SECTION 7.10 Statements to Certificateholders.

(a) Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Certificateholder, the Trustee, the Servicer, the Depositor or such other Person designated by the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

(i) the Available Principal Funds, separately identifying the aggregate amount of any Principal Prepayments, Insurance Proceeds, Subsequent Recoveries, and Liquidation Proceeds included therein;

(ii) the Available Interest Funds, separately identifying any accrued and unpaid interest amounts from prior Distribution Dates that are included in such distribution and any remaining unpaid Interest Distribution Amounts after giving effect to such distribution;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv) the Certificate Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v) the aggregate Scheduled Principal Balance of the Mortgage Loans for the following Distribution Date;

(vi) the Overcollateralization Deficiency Amount, the Overcollateralization Amount and the Target Overcollateralization Amount;

(vii) the amount of the Servicing Fees and Master Servicing Fees paid to or retained by the Servicer and the Master Servicer, respectively, with respect to such Distribution Date;

(viii) the Pass-Through Rate for each Class of Certificates with respect to such Distribution Date;

(ix) the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Distribution Date;

(x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy;

(xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

(xiii) the aggregate amount of Realized Losses incurred during the calendar month preceding such Distribution Date;

(xiv) the Applied Loss Amounts for each Class of Class M Certificate; and

(xv) the Net WAC Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date and the amount of all Net WAC Cap Carryover Amounts covered by withdrawals from the Reserve Account on such Distribution Date.

The Securities Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies, the Trustee, the Certificateholders, the Depositor and the Cap Provider via the Securities Administrator’s website. The Securities Administrator’s website can be accessed at www.ctslink.com. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the address set forth herein, and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Master Servicer and the Securities Administrator by the Servicer pursuant to Section 7.2. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that have been provided to the Master Servicer and the Securities Administrator by the Servicer, and neither the Securities Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data.

(b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee shall be forwarded promptly to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide), to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Certificateholder for actual expenses incurred in providing such reports and access.

(c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, upon written request, the Securities Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Certificateholder of record, and make available to such Certificateholders, to the extent required by and in accordance with applicable regulations, a report summarizing the items provided to the Certificateholders pursuant to Section 7.10(a) above on an annual basis as may be required to enable such Certificateholders to prepare their federal income tax returns; provided, however, that this Section 7.10(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. The Securities Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code.

(d) The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.

SECTION 7.11 Reports to the Securities and Exchange Commission.

(a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards customary for securities similar to the Certificates as required by the Exchange Act and the rules and regulations of the Commission, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K with a copy of the statement to the Certificateholders and the Depositor for such Distribution Date as an exhibit thereto.

(b) Prior to January 30, 2006, the Securities Administrator shall, in accordance with industry standards applicable to the Certificates, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to (i) March 20, 2006 and (ii) unless and until a Form 15 Suspension Notification shall have been filed, prior to March 20th of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Servicer to be delivered pursuant to this Agreement and, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 5.4 and 5.5. A copy of such Master Servicer Certification, including the related statements and reports, shall be provided to the Depositor. Prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notification shall have been filed, March 31 of each year thereafter, the Securities Administrator shall prepare (and the Master Servicer will execute) a Form 10-K, in substance conforming to industry standards applicable to the Securities, with respect to the Issuer. The Form 10-K shall include the Master Servicer Certification.

(c) The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute each such Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this section.

(d) Each person (including their officers or directors) that signs any Form 10-K and Form 8-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

SECTION 7.12 Cap Agreement.

(a) The Trustee is hereby directed to execute, deliver and perform its obligations under the Cap Agreement on the Closing Date and thereafter on behalf of the Holders of the Certificates. The Seller, the Servicer, the Depositor and the Certificateholders by acceptance of their Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Cap Agreement and shall do so solely in its capacity as Trustee of the Trust

Fund and not in its individual capacity. Notwithstanding the foregoing two sentences, the Securities Administrator shall enforce the terms of the Cap Agreement on behalf of the Trust and for the benefit of the Certificateholders.

(b) The Trustee is hereby directed to represent and warrant to the Cap Provider under the Cap Agreement that the beneficial owner for United States federal income tax purposes of payments made under the Cap Agreement is either:

(i) a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations (the “Regulations”)) for United States federal income tax purposes, or

(ii) a “non-U.S. branch of a foreign person” as that term is used in section 1.1441-4(a)(3)(ii) of the Regulations for United States federal income tax purposes, and a “foreign person” as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.

ARTICLE VIII

DISTRIBUTIONS AND LOSS ALLOCATION

SECTION 8.1 Priorities of Distribution.

(a) On each Distribution Date, the Securities Administrator shall withdraw Available Funds from funds then on deposit in the Distribution Account and apply such funds in the following order of priority:

(i) Available Interest Funds will be distributed in the following order of priority:

(A) first, to pay to First NLC Trust Investments, LLC, or its designee, the difference, if any, between the Aggregate Servicing Fee and the Servicing Fee with respect to such Distribution Date;

(B) second, to pay the Master Servicing Fee and any indemnities and expenses due and payable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian, if any;

(C) third, concurrently to the Holders of each Class of Class A Certificates, pro rata based upon the entitlement of each such Class, its Interest Distribution Amount;

(D) fourth, sequentially to the Holders of each Class of Class M Certificates in numeric order, its Interest Distribution Amount; and

(E) fifth, for distribution as Excess Cashflow pursuant to Section 8.1(a)(iii) below;

(ii) On each Distribution Date, the Securities Administrator shall apply the Principal Distribution Amount in the following order of priority and, in each case, to the extent of Principal Distribution Amount remaining:

(A) if such Distribution Date is prior to the Stepdown Date or a Trigger Event is in effect on such Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

(1) first, sequentially, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and Class A-4 Certificates, in reduction of their respective Certificate Principal Balances, until reduced to zero; provided, however, that if the aggregate of the Certificate Principal Balances of the Class M Certificates are zero immediately prior to such Distribution Date, principal payments made to the Class A Certificates will be paid pro rata;

(2) second, to the Holders of each Class of Class M Certificates sequentially in numeric order in reduction of their Certificate Principal Balance, each until reduced to zero; and;

(3) third, for distribution as Excess Cashflow pursuant to Section 8.1(a)(iii) below; or

(B) on any other Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

(1) first, sequentially to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, the Senior Principal Distribution Amount, in reduction of their respective Certificate Principal Balances until reduced to zero; provided, however, that if the aggregate of the Certificate Principal Balances of the Class M Certificates are zero immediately prior to such Distribution Date, principal payments made to the Class A Certificates will be paid pro rata;

(2) second, to the Holders of each Class of Class M Certificates, sequentially in order of their numeric designation, its respective Class Principal Distribution Amount, in reduction of the Certificate Principal Balance of such class, until the Certificate Principal Balance of such class has been reduced to zero; and

(3) third, for distribution as Excess Cashflow pursuant to Section 8.1(a)(iii) below.

(iii) Excess Cashflow, if any, will be distributed in the following order of priority:

(A) first, to the Holders of each Class of Class A Certificates, pro rata based upon the entitlement of each Class, any unpaid amounts due pursuant to clause (i)(B) above;

(B) second, to the Holders of each Class of Class A and Class M Certificates, to pay the Overcollateralization Deficiency Amount as principal, to be distributed pursuant to clause (ii)(A)(1) and (2) or clause (ii)(B)(1) and (2), as applicable, above;

(C) third, to the Holders of each Class of the Class M Certificates sequentially in numeric order, (1) first, to pay any unpaid Interest Distribution Amounts, and (2) second, to pay any unpaid Applied Loss Amount for such Distribution Date and unpaid Applied Loss Amounts from a prior Distribution Date for such Class of Class M Certificates;

(D) fourth, from amounts otherwise payable to the Class C Certificates, to the Reserve Account, an amount equal to any unpaid Net WAC Cap Carryover Amount, and from the Reserve Account, to the Holders of each Class of Class A and Class M Certificates, pro rata based upon the entitlement of each class, any unpaid Net WAC Cap Carryover Amount;

(E) fifth, to the Holders of the Class C Certificates, the Class C Distributable Amount (in respect of the Class C Interest); and

(F) to the Holders of the Class R and RX Certificates (from their respective REMICs), any remaining amounts.

(b) [Reserved].

(c) Amounts distributed to the Residual Certificates pursuant to Section 8.1(a)(iii)(F) above on any Distribution Date shall be allocated among the Residual Interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the REMIC Regular Interests and/or Regular Certificates of such REMIC on such Distribution Date.

(d) Amounts in the Reserve Account will be applied on each Distribution Date as set forth in Section 7.8.

(e) On each Distribution Date, all amounts representing (i) Prepayment Premiums in respect of the Mortgage Loans received during the related Prepayment Period and (ii) any Servicer Prepayment Premium Payment Amounts or Originator Prepayment Premium Payment Amounts received during the related Prepayment Period received during the related Prepayment Period shall be distributed to the Class P Certificate. The payment of the foregoing amounts shall not reduce the Certificate Principal Balance of the Class P Certificates. On the Distribution Date immediately following the expiration of the latest Prepayment Premium term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, the Class P Certificates (in respect of the Class P Interest) shall be entitled to receive $100.00 in retirement of the principal balance of the REMIC regular interest represented by the Class P Certificates, which distribution shall be made immediately before any distributions pursuant to Section 8.1(a)(iii) on such Distribution Date.

SECTION 8.2 Allocation of Realized Losses.

(a) On or prior to each Determination Date, the Securities Administrator shall determine the total amount of Realized Losses, with respect to the Prepayment Period related to the Distribution Date based upon information from the Servicer. If on any Distribution Date, after giving effect to all distributions on the Certificates on such Distribution Date and the increase of Certificate Principal Balance as a result of Subsequent Recoveries, the aggregate Certificate Principal Balance of the Certificates exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for such Distribution Date (such excess, an “Applied Loss Amount”), the Certificate Principal Balance of the Class M Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Certificate Principal Balance to the Class M Certificates in reverse order of their respective numerical Class designations until the respective Certificate Principal Balance of each such Class is reduced to zero.

(b) Any Applied Loss Amount allocated to a Class of Certificates or any reduction in the Certificate Principal Balance of a Class of Certificates pursuant to Section 8.2(a) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balance.

(c) Any allocation of the Applied Loss Amount to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 8.2(a) above shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of Certificate Principal Balance.

SECTION 8.3 REMIC Distributions.

(a) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the Uncertificated REMIC I Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

(i) first, to the extent of the Available Distribution Amount to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTP), pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of Uncertificated REMIC I Regular Interest LTZZ shall be reduced and deferred when the REMIC I Overcollateralized Amount is less than the REMIC I Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LTZZ Uncertificated Interest Deferral Amount and such amount shall be payable to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated

REMIC I Regular Interest LTP) in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTZZ shall be increased by such amount;

(ii) to the Uncertificated REMIC I Regular Interests, in an amount equal to the remainder of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(1) 98.00% of such remainder (other than amounts payable under clause (3) below), to Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTP, until the Uncertificated Balance of such Uncertificated REMIC I Regular Interest is reduced to zero, provided, however, that REMIC I Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Premium or any Distribution Date thereafter, at which point such amount shall be distributed to Uncertificated REMIC I Regular Interest LTP, until $100 has been distributed pursuant to this clause;

(2) 2.00% of such remainder (other than amounts payable under clause (3) below) first, to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP), 1.00% and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interests are reduced to zero and second, to Uncertificated REMIC I Regular Interest LTZZ, until the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest is reduced to zero; and

(3) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to (i) Uncertificated REMIC II Regular Interest LTAA and REMIC I Regular Interest LTP and (ii) Uncertificated REMIC I Regular Interest LTZZ, respectively; and

(iii) on each Distribution Date, all amounts representing Prepayment Premiums received in respect of the Mortgage Loans shall be distributed by REMIC I to Uncertificated REMIC I Regular Interest LTP. The payments of the foregoing amounts shall not reduce the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTP.

(b) Amounts distributed and losses allocated to the Class P Certificates pursuant to sections 8.1(a)(iii)(F) and 8.1(e)(i) and any distributions to the Class C Certificates shall be deemed distributed to the Corresponding Class of Uncertificated REMIC II Regular Interests and then to the respective Corresponding Class of Certificates.

(c) The following losses shall be deemed to be allocated as follows:

(i) The aggregate amount of any Net Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Reductions incurred in respect of the Mortgage Loans for any Distribution Date shall be deemed to be allocated to Uncertificated Interest payable to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA) pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC I Regular Interest; and

(ii) All Realized Losses on the Mortgage Loans shall be deemed to be allocated on each Distribution Date to the following Uncertificated REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to (i) Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTP and (ii) Uncertificated REMIC I Regular Interest LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM11 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM11 has been reduced to zero; fourth, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM10 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM10 has been reduced to zero; fifth, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM9 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM9 has been reduced to zero; sixth, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM8 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM8 has been reduced to zero; seventh, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM7 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM7 has been reduced to zero; eighth, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM6 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM6 has been reduced to zero; ninth, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM5 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the

Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM5 has been reduced to zero; tenth, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM4 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM4 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM3 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM3 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM2 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM2 has been reduced to zero; and thirteenth, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM1 and Uncertificated REMIC I Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM1 has been reduced to zero;

(d) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 8.3 (other than with respect to the Certificates that are deemed distributions, and distributions of funds to the Certificates) shall be made only in accordance with Sections 8.1 and 8.2 hereof.

(e) It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests. If the Securities Administrator determines that the Residual Certificates are entitled to any distributions, the Securities Administrator, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution. Upon such notification, the Depositor will request an amendment to the Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by their acceptance of their Certificates, and the Master Servicer hereby agree and no further consent shall be necessary, notwithstanding anything to the contrary in this Agreement.

ARTICLE IX

THE CERTIFICATES

SECTION 9.1 The Certificates.

(a) The Certificates shall be substantially in the forms attached hereto as Exhibit A, Exhibit B, Exhibit D, Exhibit E, Exhibit F and Exhibit G. The Offered Certificates shall be issuable in registered form in minimum denominations of $100,000 and increments of $1 in excess thereof and in aggregate denominations per Class as set forth in the Preliminary Statement.

(b) Subject to Section 12.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (i) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

(c) The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor or any Affiliate thereof.

SECTION 9.2 Certificate Register; Registration of Transfer and Exchange of Certificates.

(a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 9.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b) No transfer of a Certificate other than an Offered Certificate shall be made unless such transfer is (a) made between affiliates of the Depositor (inclusive of the Depositor), (b) by the Depositor to a trust for which it is the sponsor, (c) made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws or (d) to the indenture trustee under the Indenture. In the event that a transfer (other than a transfer to the indenture trustee under an Indenture) is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect the transfer of a Private Certificate shall (i) certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit L (the “Transferor Certificate”) or (ii) deliver to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. Such Certificateholder’s prospective transferee shall execute and deliver to the Securities Administrator a letter substantially in the form of either Exhibit M (the “Investment Letter”) or Exhibit N (the “Rule 144A Letter”). The Depositor shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request in the Securities Administrator’s possession to meet its obligation under the preceding sentence. Each Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c) No transfer of an ERISA Restricted Certificate (other than a transfer to the indenture trustee under an Indenture) shall be made unless the Securities Administrator shall have received a Benefit Plan Affidavit substantially in the form of Exhibit P including (i) a representation from the transferee of such Certificate to the effect that such transferee is not an employee benefit plan or arrangement, including a collective investment fund (or insurance company general account) or an individual retirement account that is subject to title I of ERISA, Section 4975 of the Code or a governmental plan (as defined in section 3(32) of ERISA), or a church plan (as defined in section 3(33) of ERISA) or other employee benefit plan or retirement arrangement that is subject to any federal, state or local law which is substantially similar to the provisions of ERISA or the Code (“Similar Law”)(each, a “Plan”) nor any person acting directly or indirectly on behalf of a Plan or using the assets of a Plan, (ii) in the case of an ERISA

Restricted Certificate (other than a Residual Certificate, a Class C Certificate or a Class P Certificate) that has been the subject of an underwriting that meets the requirements of V(h) of PTCE 95-60 (defined below), if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such ERISA Restricted Certificate (other than a Residual Certificate) presented for registration in the name of a Plan or a trustee of any such plan or any other person acting for or on behalf of any such plan or arrangement, or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of either the Securities Administrator or the Trust Fund, addressed to the Securities Administrator to the effect that the purchase and holding of such ERISA Restricted Certificate will not (a) result in the assets of the Trust Fund being deemed to be assets of a Plan (b) give rise to a fiduciary duty under ERISA on the part of the transferee, the Depositor, the Servicer, the Master Servicer or the Securities Administrator or (c) be treated as, or result in, a prohibited transaction under ERISA or Section 4975 of the Code or any violation of Similar Law. For purposes of clause (i) and (ii) above with respect to an ERISA Restricted Certificate that is a Book-Entry Certificate, in the event the Benefit Plan Affidavit is not so furnished, the representations referred to in the preceding sentence shall be deemed to have been made to the Securities Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA Restricted Certificates. Neither a Benefit Plan Affidavit nor an Opinion of Counsel shall be required in connection with (i) the initial transfer of any Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case such transferee shall be deemed to have represented that it is not purchasing with Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a plan or any Person acting directly or indirectly on behalf of a Plan or using assets of a Plan without compliance with the conditions described above shall be void and of no effect.

To the extent permitted under applicable law (including ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 9.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(d) The preparation and delivery of all certificates and opinions referred to above in this Section 9.2 in connection with transfer shall be at the expense of the parties to such transfers, and not an expense of the Securities Administrator or the Trust Fund.

(e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:

(i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository;

(ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates;

(iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;

(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and

(vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (i) (A) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Securities Administrator or the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system, or at the direction of Certificate Owners representing at least 51% of the Certificate Principal Balance advises the Securities Administrator and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator , to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Securities Administrator an affidavit in substantially the form attached hereto as Exhibit Q representing and warranting, among other things, that such transferee is a Permitted Transferee and an agreement in the form attached hereto as Exhibit R, agreeing among other things to comply with this Section 9.2(f). In addition, the Securities Administrator may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Securities Administrator, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is a Permitted Transferee. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Neither the Depositor nor the Securities Administrator shall be under any liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Securities Administrator making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 9.2(f), unless the Securities Administrator shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Securities Administrator shall be entitled to recover from any

Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith. Any payment (not including any such costs and expenses) so recovered by the Securities Administrator shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 9.2(f), then upon receipt of written notice to the Securities Administrator that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 9.2(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor and the Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 9.2(f), or for the Securities Administrator making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 9.2(f).

(g) Each Holder of an ERISA Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

SECTION 9.3 Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 9.3, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 9.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 9.4 Persons Deemed Owners.

The Securities Administrator and any agent of the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator nor any agent of the Securities Administrator shall be affected by any notice to the contrary.

SECTION 9.5 Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 9.6 Maintenance of Office or Agency.

The Securities Administrator shall maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its office at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - First NLC Trust 2005-4, for such purposes. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

SECTION 9.7 Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Securities Administrator, the Master Servicer or the Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Event of Default or a Master Servicer Event of Default and of the continuance thereof, and unless also the Holders of Certificates evidencing not less than 51% of the Voting Interests of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee indemnity reasonably satisfactory to it as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such 60-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 9.7, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 9.8 Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Depository, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where expressly required herein, to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trustee, if made in the manner provided in this Section 9.8. Each of the Trustee and the Trustee shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Trustee, or the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE X

THE DEPOSITOR

SECTION 10.1 Liabilities of the Depositor.

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

SECTION 10.2 Merger or Consolidation of the Depositor.

(a) The Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 10.3 Limitation on Liability of the Depositor and Others.

None of the Depositor or any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima_facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement)

and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor shall be entitled to be reimbursed therefor out of the Distribution Account on any Distribution Date.

ARTICLE XI

CONCERNING THE SECURITIES ADMINISTRATOR

SECTION 11.1 Duties of Securities Administrator.

(a) The Securities Administrator shall perform such duties and only such duties that are specifically set forth in the this Agreement.

(b) The Securities Administrator and its agents shall be indemnified by the Trust Fund for, and held harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by this Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement.

(c) The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any resolution, certificate statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller, the Master Servicer or the Depositor. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Certificateholders. Notwithstanding the foregoing, the Securities Administrator shall have no obligation to reconcile, recompute or recalculate any remittances or reports of the Servicer or the Cap Provider, and the Securities Administrator may fully rely upon and shall have no liability with respect to information provided by the Servicer or the Cap Provider.

(d) On each Distribution Date, the Securities Administrator, shall make monthly distributions and the final distribution to the Certificateholders as provided in Sections 7.7, 8.1 and 12.2 of this Agreement.

(e) No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement; the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and, in the absence of bad faith on the part of the Securities Administrator, the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator that conform to the requirements of this Agreement;

(ii) The Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Securities Administrator unless it shall be proved that the Securities Administrator was negligent in ascertaining or investigating the facts related thereto;

(iii) The Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of the Certificateholders as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

(iv) The Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Securities Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trustee and shall be, in the Securities Administrator’s opinion, no less favorable to the Trustee than would be available from unaffiliated parties.

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Securities Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Trustee, including, without limitation, the right to reimbursement and indemnification from funds in the Distribution Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the Securities Administrator in connection with the performance of its duties hereunder.

(f) The Securities Administrator in its capacity as the Certificate Registrar, and upon a request received from the Trustee, shall promptly notify the Certificateholder of (i) any change in the Corporate Trust Office of the Trustee and (ii) any amendment to this Agreement requiring notice be given to the Certificateholders.

(g) The Securities Administrator shall undertake to enforce the provisions of the Cap Agreement on behalf of the Trust and for the benefit of the Certificateholders.

SECTION 11.2 Records.

The Securities Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trustee and the Depositor upon reasonable advance notice at any time during normal business hours.

SECTION 11.3 Compensation.

The Securities Administrator will perform the duties and provide the services called for under Sections 8.1 and 8.2 above for such compensation as shall be agreed upon between the Securities Administrator and the Master Servicer out of the Master Servicing Fee.

SECTION 11.4 Independence of the Securities Administrator.

For all purposes of this Agreement, the Securities Administrator shall be an independent contractor and shall not be subject to the supervision of the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trustee, the Securities Administrator shall have no authority to act for or represent the Trustee in any way and shall not otherwise be deemed an agent of the Trustee.

SECTION 11.5 No Joint Venture.

Nothing contained in this Agreement (a) shall constitute the Securities Administrator, the Master Servicer, the Servicer, the Seller or the Depositor, respectively, and the Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 11.6 Other Activities of Securities Administrator and the Depositor.

Nothing herein shall prevent the Securities Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a Securities Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Trustee.

SECTION 11.7 Certain Matters Affecting the Securities Administrator.

(a) The Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) The Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) The Securities Administrator shall not be under any obligation to exercise any of the powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(d) The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e) The Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificateholders entitled to at least 25% of the Voting Interests; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not reasonably assured to the Securities Administrator by such Certificateholders, the Securities Administrator may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(f) The Securities Administrator may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian;

(g) The Securities Administrator shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(h) The Securities Administrator shall not be deemed to have notice of any Master Servicer Event of Default or Servicer Event of Default unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the Corporate Trust Office of the Securities Administrator, and such notice references the Certificates and this Agreement. The Securities Administrator shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Servicer or the Seller nor shall the Securities Administrator be obligated to supervise or monitor the performance of the Master Servicer, Servicer or the Seller hereunder or otherwise;

(i) The rights, privileges, protections, immunities and benefits given to the Securities Administrator, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

(j) The right of the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(k) Notwithstanding anything in this Agreement to the contrary, in no event shall the Securities Administrator be liable to any Person for any act or omission of the Master Servicer, the Servicer, the Trustee, the Cap Provider, the Seller or the Custodian.

SECTION 11.8 Securities Administrator Not Liable for Certificates.

The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Securities Administrator represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (a) applicable bankruptcy and insolvency laws and other laws affecting the enforcement of the rights of creditors generally, and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Securities Administrator shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Custodial Account or any other fund or account maintained with respect to the Certificates. The Securities Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Securities Administrator shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 11.9 Securities Administrator May Own Certificates.

The Securities Administrator and any Affiliate or agent of the Securities Administrator , in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not the Securities Administrator or such Affiliate or agent.

SECTION 11.10 Expenses of the Securities Administrator.

The Securities Administrator and its officers, directors, employees and agents will be entitled to recover from the Trust Fund from amounts held in the Distribution Account, and shall be indemnified from the Trust Fund for, all reasonable out-of-pocket expenses, disbursements, and advances, including costs of collection, upon any breach of this Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties under this Agreement (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, loss, liability, disbursement or advance as may arise from its negligence or intentional misconduct. If funds in the Distribution Account are insufficient therefor, the Securities Administrator shall recover such expenses from future funds deposited in the Distribution Account. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a Securities Administrator of an express trust. Such obligations shall survive the termination of this Agreement and the removal or resignation of the Securities Administrator.

SECTION 11.11 Eligibility Requirements for the Securities Administrator.

The Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by a Rating Agency, and shall each be subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 11.11, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 11.11, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 11.12.

SECTION 11.12 Resignation and Removal of the Securities Administrator.

The Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller, the Master Servicer, the Servicer and each Rating Agency. Upon receiving such notice of resignation of the Securities Administrator, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements in Section 11.11, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Securities Administrator and one copy to the successor Securities Administrator. If no successor Securities Administrator shall have been so appointed and having accepted appointment within 60 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 11.11 or if at any time the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Securities Administrator. If the Depositor removes the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements of Section 11.11, by written instrument, in duplicate, one copy of which instrument shall be delivered to the successor Securities Administrator and one copy to each of the Master Servicer and the Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Interests may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Securities Administrator and the Master Servicer and the Servicer by the Depositor.

SECTION 11.13 Successor Securities Administrator.

Any successor Securities Administrator appointed as provided in Section 11.12 shall execute, acknowledge and deliver to the Depositor, the Trustee, the Seller, the Servicer, the Master Servicer and to its predecessor Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective, and such successor Securities Administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Securities Administrator. The Depositor, the Seller, the Trustee, the Servicer, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Securities Administrator, all such rights, powers, duties and obligations.

No successor Securities Administrator shall accept appointment as provided in this Section 11.13 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 11.11, and the appointment of such successor Securities Administrator shall not result in a downgrading of the Certificates rated by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Securities Administrator as provided in this Section 11.13, the successor Securities Administrator shall mail notice of such appointment hereunder to all Holders of the Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

SECTION 11.14 Merger or Consolidation of Securities Administrator.

Any corporation or association into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Securities Administrator shall be the successor of the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 11.11, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ARTICLE XII

TERMINATION

SECTION 12.1 Termination upon Liquidation or Purchase of all Mortgage Loans.

Subject to Section 12.3, the obligations and responsibilities of the Depositor, the Seller, the Servicer, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of:

(a) on any Distribution Date on which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans on such Distribution Date is 10% or less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, the purchase by the Servicer (or an Affiliate) of all Mortgage Loans and REO Properties remaining in the Trust Fund (any such event, a “Clean-up Call”) at the price equal to the sum of (i) 100% of the Scheduled Principal Balance of each Mortgage Loan plus one month’s accrued interest thereon at the applicable Adjusted Net Mortgage Rate and any unpaid interest shortfall due on the outstanding Certificates up to and including the first day of the month in which the Termination Price is paid plus (ii) the fair market value of the REO Property as determined in good faith by the Servicer, plus (iii) unreimbursed Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, plus (iv) all amounts, if any, then due and owing to the Master Servicer and the Servicer under this Agreement (the “Termination Price”), and

(b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Final Scheduled Distribution Date.

The Servicer, or the Master Servicer, in the order described below, may elect to terminate the Trust Fund pursuant to clause (a) above. The Servicer shall first have the right to exercise the purchase option described in the foregoing sentence upon written notice to the Depositor, the Securities Administrator and the Trustee. If the Servicer does not exercise its right within 30 days of first becoming eligible to do so, the Master Servicer shall then have the right to exercise such purchase option for the next 30 day period upon written notice to the Depositor, the Securities Administrator and the Trustee.

SECTION 12.2 Final Distribution on the Certificates.

If on any Determination Date, the Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Servicer shall notify the Securities Administrator, which shall promptly send a final distribution notice to each Certificateholder.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not earlier than the 15th day of the month immediately preceding the month of such final distribution and no later than the tenth day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates shall be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator shall give such notice to each Rating Agency at the time such notice is given to Certificateholders. The Servicer shall, no later than the Business Day prior to the Distribution Date on which the final distribution is to be made, remit the Termination Price to the Securities Administrator for deposit in the Distribution Account.

Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 8.1, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to the Certificate Principal Balance thereof plus accrued interest thereon.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class C, P, R and RX Certificateholders, upon written request to the Securities Administrator at the applicable Corporate Trust Office, shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

SECTION 12.3 Additional Termination Requirements.

(a) In the event the Servicer or the Master Servicer exercises the Clean-up Call as provided in Section 12.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Securities Administrator has been supplied with an Opinion of Counsel, at the expense of the Servicer or the Master Servicer, as applicable, to the effect that the failure to comply with the requirements of this Section 12.3 shall not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Servicer or the Master Servicer under Section 12.2, at the expense of the Servicer or the Master Servicer, as applicable, the Securities Administrator shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which meets the requirements of a qualified liquidation;

(ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Securities Administrator shall sell all of the assets of the Trust Fund to the Servicer or the Master Servicer for cash in accordance with Section 12.1;

(iii) On the date specified for final payment of the Certificates, the Securities Administrator shall cause to be made final distributions of principal and interest on the Certificates in accordance with Section 12.2 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b) The Securities Administrator as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Servicer or the Master Servicer and to take such other action in connection therewith as may be reasonably requested by the Securities Administrator .

(c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Securities Administrator to prepare and the Securities Administrator to adopt and sign a plan of complete liquidation.

ARTICLE XIII

REMIC ADMINISTRATION

SECTION 13.1 REMIC Administration.

(a) The REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return prepared by the Securities Administrator and signed by the Trustee for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement. Following the Closing Date, the Securities Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service. The Securities Administrator shall also apply for an SS-4 for the Trust separate and apart from any Trust REMIC.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Final Scheduled Distribution Date.

(c) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).

(d) The Securities Administrator shall prepare, and the Trustee shall sign and file, each REMIC’s federal and state tax and information returns as such REMIC’s direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator .

(e) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide, upon receipt of additional reasonable compensation, (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Securities Administrator such information as is necessary for the Securities Administrator to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) To the extent within their control, the Securities Administrator and the Holders of Certificates shall take any action or cause any REMIC to take any action reasonably necessary to maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Securities Administrator or the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Securities Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Securities Administrator or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j) The Securities Administrator shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k) The largest percentage holder of the Class R and Class RX Certificates shall be the “tax matters person” as defined in the REMIC Provisions (the “Tax Matters Person”) with respect to their respective REMICs. The Trustee shall act as agent for the Holder of the Class R and Class RX Certificates in such roles, unless and until another party is so designated by the Holder of the Class R or the Class RX Certificate.

(l) The Securities Administrator shall treat (i) the rights of the Class A and Class M Certificates to receive Net WAC Cap Carryover Amounts (other than amounts paid under the Cap Agreement) as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the Holders of the Class A and Class M Certificates and (ii) the rights of the Class C Certificates under the Cap Agreement in accordance with the respective terms thereof and shall assign such rights for federal tax return and information reporting a value of zero. The Securities Administrator shall account for such as property held separate and apart from the regular interests it holds in each of the REMICs created hereunder. The provisions of this paragraph and Section 13.1(l) are intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation. On each Distribution Date, to the extent the Class A and Class M Certificates receive interest in excess of their Pass-Through Rate, such interest will be treated as distributed to the Class C Interest and then to the Class C Certificates, together with any amounts deposited in the Reserve Account in respect of the Cap Agreement and then paid to the Class A and Class M Certificates pursuant to the related Cap Agreement.

SECTION 13.2 Prohibited Transactions and Activities.

None of the Depositor, the Trustee or the Securities Administrator shall (a) sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article XII, or (iv) a substitution or a repurchase of Mortgage Loans pursuant to Article II or (b) acquire any assets for any REMIC, or (c) sell or dispose of any investments in the Distribution Account for gain, or accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (i) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (ii) affect the distribution of interest or principal on the Certificates, (iii) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (iv) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

SECTION 13.3 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator, the Trustee, the Master Servicer or a Servicer of its duties and obligations set forth herein, the Trustee, the Securities Administrator, the Master Servicer or a Servicer, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that such party shall not be liable for any such Losses attributable to the action or another party to this Agreement or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which such party has relied. Notwithstanding the foregoing, however, in no event shall the Trustee, the Securities Administrator, the Master Servicer or a Servicer have any liability (a) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (b) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by another party to this Agreement of its duties and obligations set forth herein, and (c) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

ARTICLE XIV

CONCERNING THE TRUSTEE

SECTION 14.1 Duties of Trustee.

(a) The Trustee undertakes to perform only such duties as are specifically set forth in this Indenture and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee.

(b) In the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee as to the truth of the statements and the correctness of the opinions expressed therein; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or its own bad faith, except that:

(i) this paragraph does not limit the effect of paragraphs (a) and (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith; and

(iv) the Trustee shall not be required to take notice or be deemed to have notice or knowledge of (A) any failure by the Servicer or the Master Servicer to comply with their obligations hereunder or (B) any Servicer Event of Default or a Master Servicer Event of Default, unless a Responsible Officer of the Trustee assigned to and working in its corporate trust department obtains actual knowledge of such Servicer Event of Default or Master Servicer Event of Default or shall have received written notice thereof. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that there is no Servicer Event of Default or Master Servicer Event of Default.

(d) Money held in trust by the Trustee, if any, need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

(e) No provision of this Agreement shall require the Trustee to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(f) Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 14.1 and Section 14.2.

(g) The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Fund, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement and (ii) in accordance with any document or instruction delivered to the Trustee pursuant to the terms of this Agreement. No implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee agrees that it will promptly take all action as may be necessary to discharge any liens on any part of the Trust Fund that result from actions by, or claims against itself (in its individual capacity, and not in the capacity of Trustee) that are not related to the administration of the Trust Fund.

SECTION 14.2 Rights of Trustee.

(a) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall not be at the expense of the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel. The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, provided that the Trustee shall not be responsible for any misconduct or negligence on the part if any agent or attorney appointed with due care by it hereunder.

(c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(d) The Trustee may consult with counsel, and any Opinion of Counsel with respect to legal matters relating to this Agreement and the Certificates shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with any Opinion of Counsel of such counsel.

(e) In the event that the Trustee is also acting as Master Servicer hereunder, the rights and protections afforded to the Trustee pursuant to this Article XIV shall be afforded to such Master Servicer.

(f) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(g) In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain documentation from the other parties to this Agreement, including, but not limited to, each party’s name, address, and other identifying information.

SECTION 14.3 Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (a) applicable bankruptcy and insolvency laws and other laws affecting the enforcement of the rights of creditors generally, and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Custodial Account, Distribution Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 14.4 Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee, in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not the Trustee or such Affiliate or agent.

SECTION 14.5 Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Servicer, the Master Servicer or the Securities Administrator. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 14.6.

SECTION 14.6 Resignation and Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer, the Master Servicer and the Securities Administrator. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy each to the Servicer, the Master Servicer and the Securities Administrator. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 14.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) the Trustee shall fail to observe or perform in any material respect any of the covenants or agreements of the Trustee contained in this Agreement, (iv) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (v) the continued use of the Trustee would result in a downgrading, withdrawal or qualification of the rating by any Rating Agency of any Class of Offered Certificates with a rating, then the Depositor shall remove the Trustee and the Depositor shall appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee, one copy to the successor trustee and one copy each to the Servicer, the Master Servicer and the Securities Administrator.

(c) The Holders of a Majority in Interest of the Certificates may at any time upon 30 days’ written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee and one copy each to the Servicer, the Master Servicer and the Securities Administrator. The Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor, the Servicer, the Master Servicer and the Securities Administrator.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 14.7.

SECTION 14.7 Successor Trustee.

(a) Any successor trustee appointed as provided in Section 14.6 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Master Servicer, the Securities Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. A predecessor trustee shall deliver to the successor trustee, all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, if any, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the successor Trustee and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 14.5.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee.

SECTION 14.8 Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person shall be eligible under the provisions of Section 14.5.

SECTION 14.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions hereof, at any time the Trustee, the Depositor or a Holder of a Majority in Interest of each Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Trustee that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Trustee or the Certificateholders evidencing a majority of the Voting Interests may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article XIV. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Trustee.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 14.5 and no notice to Certificateholders of the appointment shall be required under Section 14.7.

(f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g) The Trustee shall pay the reasonable compensation of the co-trustees requested by the Trustee to be so appointed (which compensation shall not reduce any compensation payable to the Trustee) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 14.11.

SECTION 14.10 Indemnification of Trustee.

The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder, including any applicable fees and expenses payable pursuant to Section 14.11 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder.

Such compensation and reimbursement shall not be limited by any provision of law in regard to compensation of a trustee of an express trust. The provisions of this Section 14.10 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

SECTION 14.11 Fees and Expenses of Trustee.

The Trustee shall be entitled to a fee payable by the Master Servicer from the Master Servicing Fee. The Trustee shall be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties hereunder and any such expenses arising from its negligence, bad faith or willful misconduct.

ARTICLE XV

MISCELLANEOUS PROVISIONS

SECTION 15.1 Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 15.2 Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

SECTION 15.3 Amendment.

(a) This Agreement may be amended from time to time by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller, the Securities Administrator, the Master Servicer, the Servicer or the Trustee, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any such amendment shall not, as evidenced by an Opinion of Counsel, which Opinion of Counsel shall be expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, adversely affect in any material respect the interests of any Certificateholder; and provided further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading, withdrawal or qualification of the respective ratings then assigned to the Certificate. The Trustee, the Depositor, the Securities Administrator, the Master Servicer and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, maintain such qualification, avoid or minimize the risk of the imposition of such a tax or comply with any such requirements of the Code.

(b) This Agreement also may be amended from time to time by the Depositor, the Seller, the Securities Administrator, the Master Servicer, the Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment shall not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding.

(d) Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

(e) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(f) Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, which Opinion shall not be an expense of the Trustee or the Trust Fund, satisfactory to the Trustee that such amendment is permitted by this Agreement and that all requirements for amending this Agreement have been complied with. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

SECTION 15.4 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 15.5 Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Securities Administrator and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

SECTION 15.6 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 15.7 [Reserved].

SECTION 15.8 Notices.

(a) The Securities Administrator shall promptly provide notice to each Rating Agency of its resignation.

(b) The Securities Administrator shall make available to each Rating Agency copies of each report to Certificateholders described in Section 7.10.

(c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, by courier or by facsimile transmission to the following addresses or such other address as may hereafter be furnished to the Trustee:

(i)	in the case of the Depositor:

First NLC Securitization, Inc.

1001 Nineteenth Street North

Arlington, Virginia 22202

Attention: Michael Warden

Telephone: (703) 312-1809

Facsimile: (703) 469-1075

with a copy to:

Friedman, Billings, Ramsey & Co., Inc.

1001 Nineteenth Street North

Arlington, Virginia 22202

Attention: FBR Chief Legal Counsel

Telephone: (703) 469-1040

Facsimile: (703) 469-1140;

(ii)	in the case of the Trustee, the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor or the Trustee;

(iii)	in the case of if to the Seller:

First NLC Financial Services, LLC,

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 Nineteenth Street North

Arlington, Virginia 22202

Attention: FBR Chief Legal Counsel

Telephone: (703) 469-1040

Facsimile: (703) 469-1140;

(iv)	in the case of the Servicer:

JPMorgan Chase Bank, National Association

Four New York Plaza, 6th Floor,

New York, New York 10004

Attention: Worldwide Securities Services/Global Debt, First NLC 2005-4

Telephone: (212) 623-5600

Facsimile: (212) 623-5930;

(v)	in the case of the Master Servicer or the Securities Administrator:

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Client Manager - First NLC Trust 2005-4

Telephone: (410) 884-2000

Facsimile: (410) 715-2380

(vi)	in the case of the Interim Servicer:

Ocwen Loan Servicing, LLC

1661 Worthington Road

Centerpark West, Suite 100

West Palm Beach, FL 33409

Attention: Secretary

Telephone: (561) 682-8887

Facsimile: (561) 682-8177; and

(vii)	in the case of the Rating Agencies, addressed to:

(A)	Standard & Poor’s, a division of the McGraw-Hill Companies

55 Water Street, 41st Floor

New York, New York 10041

Facsimile: (212) 438-2664

Attention: Structured Finance Ratings, Asset-Backed Securities

CBO/CLO Surveillance

and by e-mail at:

CDO_Surveillance@standardandpoors.com; and

(B)	Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

telecopy no. (212) 553-0355

Attention: CBO/CLO Monitoring

and by e-mail at:

cdomonitoring@moodys.com.

Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 15.9 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 15.10 No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 15.11 Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

SECTION 15.12 No Petitions.

The Trustee, the Master Servicer, the Securities Administrator and the Servicer, by entering into this Agreement, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

SECTION 15.13 Certificates Fully Paid and Nonassessable.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 15.14 Protection of Assets.

(a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust Fund created by this Agreement is not authorized and has no power to:

(i) borrow money or issue debt;

(ii) merge with another entity, reorganize, liquidate or sell assets; or

(iii) engage in any business or activities.

(b) Each of the Trustee, the Securities Administrator and the Depositor agrees that it shall not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid in full.

ARTICLE XVI

INTERIM SERVICING

SECTION 16.1 Interim Servicing of Assets.

Commencing on the Closing Date, the Interim Servicer shall service, administer and collect on the Mortgage Loans pursuant to this Agreement as the “Servicer” and will be bound by all related obligations. The Interim Servicer shall maintain its own Custodial Account and Escrow Account and will make all remittances directly, to the Securities Administrator. The Interim Servicer will be bound to provide all certifications and other deliverables pursuant to Article V with respect to the period for which it provides servicing hereunder on the required dates, which may be after the Servicing Transfer Date. None of the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicer shall be responsible for the activities or obligations of the Interim Servicer.

SECTION 16.2 Compensation.

As compensation for its services hereunder, the Interim Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee to the extent deposited on the Servicer Remittance Date. The Servicing Fee Rate applicable to the Interim Servicer shall be set forth in the Ocwen Servicing Fee Side Letter. The Servicing Fee applicable to the Interim Servicer with respect to each Mortgage Loan shall be prorated for the actual number of days in each calendar month that such Mortgage Loan is serviced by the Interim Servicer. In addition, the Interim Servicer shall be entitled to all late payment fees, any Prepayment Interest Excess and other ancillary income (exclusive of any Prepayment Premium) received from the related Mortgagor during the Interim Servicing Period.

SECTION 16.3 Transfer of Servicing to the Servicer.

The Interim Servicer and the Seller shall cause all servicing rights and obligations with respect to the Mortgage Loans to be transferred to the Servicer (or such person as the Servicer may designate) on the Servicing Transfer Date in accordance with the Servicer’s transfer instructions. In connection with such transfer, at the Seller’s expense, and at no cost or expense to the Servicer:

(a) The Servicer (or such person as the Servicer may have designated) shall take delivery of the Servicing Files on the Servicing Transfer Date or within five business days thereafter at the place or places designated by the Servicer in the Servicer’s transfer instructions. From and after such delivery of the Servicing Files to the Servicer, all risk of loss or damage with respect to such Servicing Files occurring thereafter shall be borne by the Servicer.

(b) With the cooperation of the Seller, the Interim Servicer shall prepare and distribute to each Mortgagor forms relating to interest paid by the Mortgagor on the related Mortgage Loan and, to the extent that moneys are paid to such Mortgagor, forms relating to interest paid to the Mortgagor, and shall report the same to the Internal Revenue Service with respect to the periods prior to and including the Servicing Transfer Date.

(c) The Seller and the Interim Servicer or its designee each shall cooperate to notify each Mortgagor of the transfer of the servicing of his or her Mortgage Loan and the new address to which payments on the Mortgage Loans should be sent after the Servicing Transfer Date, all in accordance with applicable law and regulation.

(d) The Interim Servicer shall be responsible for preparing and delivering, no later than five calendar days following the Servicing Transfer Date, letters notifying insurers, taxing authorities, foreclosure attorneys, and any other third parties who will have a need to know of the transfer of servicing with respect to the Mortgage Loans to the Servicer.

(e) The aggregate balances of all escrow/impound accounts, if any, held by the Seller or the Interim Servicer as of the Servicing Transfer Date shall be remitted, by wire transfer to such account or accounts as may be designated by the Servicer, accompanied by a report identifying in detail reasonably acceptable to the Servicer the Mortgage Loans to which such balances relate, within five Business Days following the Servicing Transfer Date.

(f) Prior to the Servicing Transfer Date, the Interim Servicer shall provide the Servicer with a preliminary trial balance report and other preliminary reports as may be identified in the Servicer’s servicing transfer instructions. A final trial balance report and other customary service transfer related reports shall be forwarded to the Servicer within one business day of the Servicing Transfer Date. The preliminary and final trial balance reports shall contain the minimum information outlined in the Servicer’s servicing transfer instructions, including, without limitation, information relating to the amount of any unpaid taxes, charges, assessments, insurance premiums or similar matters with respect to each Mortgage Loan.

(g) The Interim Servicer shall use its best efforts to comply with the Servicer’s servicing transfer instructions.

(h) Within five Business Days following the Servicing Transfer Date, the Interim Servicer shall provide the Servicer with a statement that itemizes the amount of the Prepayment Interest Shortfall with respect to all Principal Prepayments in full collected from January 16, 2006 through January 31, 2006, inclusive. The Servicer agrees to remit such amount to the Securities Administrator for deposit in the Distribution Account on or before the Servicer Remittance Date occurring in February 2006.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Interim Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST NLC SECURITIZATION, INC., as Depositor

By:	/s/ MICHAEL WARDEN
Name:	Michael Warden
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ ELENA ZHENG
Name:	Elena Zheng
Title:	Assistant Vice President

FIRST NLC FINANCIAL SERVICES, LLC, as Seller

By:	/s/ MICHAEL WARDEN
Name:	Michael Warden
Title:	Executive Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ CAROL C. ROTHWEIL
Name:	Carol C. Rothweil
Title:	Vice President

[POOLING AND SERVICING AGREEMENT]

OCWEN LOAN SERVICING, LLC, as Interim Servicer

By:	/s/ RICHARD DELGADO
Name:	Richard Delgado
Title:	Authorized Representative

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer and as Securities Administrator

By:	/s/ MICHAEL PINZON
Name:	Michael Pinzon
Title:	Assistant Vice President

[POOLING AND SERVICING AGREEMENT]

SCHEDULE I

Mortgage Loan Schedule

S-I-1

SCHEDULE II

[Reserved]

S-II-1

SCHEDULE III

[Reserved]

S-III-1

SCHEDULE IV

LIBOR CALCULATION

With respect to each Distribution Date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Depositor), the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the first day of the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balances of the Certificates. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balances of the Certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior Distribution Date.

“LIBOR Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

S-IV-1

SCHEDULE V

Representations and Warranties of the Seller in respect of the Mortgage Loans

The Seller hereby represents and warrants to the that as of the Closing Date for each Mortgage Loan:

a) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

b) No Mortgage Loan is more than 60 days delinquent as of the Cut-off Date. Less than 2% of the Mortgage Loans are more than 30 days delinquent as of the Cut-off Date. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

c) There are no defaults in complying with the terms of the Mortgage (other than with respect to payments of principal or interest that are less than 60 days delinquent) and there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

d) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the title insurance, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the title insurance, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

e) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

f) All buildings upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all currently due premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in

S-V-1

effect which policy conforms to the standards applied by prudent mortgage lending institutions which originate mortgage loans of the same type as the Mortgage Loan in the jurisdiction where the related Mortgage Property is located. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. The Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity;

g) Any and all requirements of any federal, state or local law including, without limitation, laws governing prepayment penalties, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory lending, abusive lending and disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

h) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Except in accordance with servicing standards applied by prudent servicers which service mortgage loans of the same type as the Mortgage Loan, the Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

i) The related Mortgage is properly recorded and is a valid, existing and enforceable (subject to bankruptcy laws and general principals of equity) (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (subject to bankruptcy laws and general principals of equity)

S-V-2

(A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. With respect to First Lien Mortgage Loans, unless otherwise indicated on the final Mortgage Loan Schedule, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage. With respect to Second Lien Mortgage Loans, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

j) With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

k) With respect to each Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

l) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy laws and general principles of equity;

m) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person and the identity of such natural person was fully verified by the Seller;

n) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

o) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage. The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage,

S-V-3

claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfer and assignments to the Depositor, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Depositor will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

p) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

q) The Mortgage Loan is covered by an ALTA lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1 or equivalent) or other generally accepted form of insurance acceptable to prudent lenders of mortgage loans similar to the Mortgage Loan, issued by a title insurer or other issuer acceptable to prudent lenders of mortgage loans similar to the Mortgage Loan and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (9)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the purchase transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

r) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration (other than a payment delinquency of less than one month). With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the

S-V-4

Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder (other than a payment delinquency of less than one month), and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

s) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

t) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

u) [Reserved];

v) Scheduled Monthly Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Rate. With respect to each Mortgage Loan except for Second Lien Mortgage Loans, the Mortgage Note is payable on the first day of each month in Scheduled Monthly Payments, which Scheduled Monthly Payments with respect to any Mortgage Loan (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to bear interest at the related Mortgage Rate, (B) in the case of an interest-only Mortgage Loan, are sufficient, subject to adjustment at the Interest-Only Adjustment Date, to fully amortize the original principal balance over the original term thereof and to bear interest at the related Mortgage Rate, (C) in the case of an Adjustable Rate Mortgage Loan, are determined on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate and (D) in the case of a Balloon Loan, are based on a fifteen (15), thirty (30), or forty (40) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Rate; provided that, in the case of a Balloon Loan with respect to which Scheduled Monthly Payments are based on a forty (40) year amortization schedule, such Balloon Loan has an original term to maturity of no more than thirty (30) years. The Index for each Adjustable Rate Mortgage Loan is as set forth in the Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a simple interest loan. No Mortgage Loan is a convertible Mortgage Loan;

w) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the

S-V-5

mortgage origination and servicing industry. The Mortgage Loan has been serviced by a servicer in accordance with the terms of the Mortgage Note. With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments have been performed in accordance with federal and state law and the terms of the related Mortgage Note or subsequent modifications, if any. With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Interim Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller or its agent for any work on a Mortgaged Property which has not been completed;

x) The Mortgaged Property is free of damage and waste and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring or, to the Seller’s knowledge, threatened;

y) The Mortgage and related Mortgage Note contain customary and enforceable (subject to bankruptcy laws and general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. Subsequent to the origination of the related Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding, nor are any such proceedings pending and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 1940;

z) The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable in the secondary mortgage market and to the rating agencies for publicly offered mortgage backed securities and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

aa) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (9) above;

bb) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of the Underwriting Guidelines and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation was not affected by the approval or disapproval of the

S-V-6

Mortgage Loan and who met the minimum qualifications of FIRREA. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

cc) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the holder thereof to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

dd) The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

ee) The Mortgagor has executed one or more statements to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Mortgage Loans that are refinancings, and each such statement is and will remain in the Mortgage File;

ff) No Mortgage Loan was made (a) to finance the construction or rehabilitation of a Mortgaged Property or (b) to facilitate the trade-in or exchange of a Mortgaged Property;

gg) There are no Mortgage Loans subject to a primary mortgage guaranty insurance policy;

hh) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence. No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation.

ii) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact nor has the Seller neglected to provide the information required by such documents, instruments and agreements. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

jj) Each original Mortgage was recorded or is in the process of being recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions

S-V-7

wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. The Assignment of Mortgage, if any, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

kk) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the Purchaser. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

ll) If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project conforms to the Underwriting Guidelines;

mm) The source of the down payment, if any, with respect to each Mortgage Loan and, with respect to each purchase money Mortgage Loan, the borrower’s assets, have been fully verified by the Seller as and if required pursuant to the Underwriting Guidelines;

nn) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months except as otherwise required by applicable law;

oo) To the best of Seller’s knowledge, the Mortgaged Property is in compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the best of the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

pp) The Seller shall, at its own expense, cause each First Lien Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Servicer for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

qq) Each First Lien Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Issuer or its designee at no cost to the Issuer or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

rr) Upon the receipt of the Purchase Price on the related Closing Date, each Mortgage Loan is free and clear of any and all liens, pledges, charges or security interests encumbering such Mortgage Loan;

S-V-8

ss) No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio meeting the requirements set forth in the related Commitment;

tt) No mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

uu) No Mortgage Loan shall (a) be subject to Section 226.32 of Regulation Z or any similar state or local law (relating to high interest rate credit/lending transactions), (b) include any single premium credit life or accident and health insurance or disability insurance, or (c) contain any term or condition, or involves any loan origination practice, that has been defined as “predatory,” “covered,” or “threshold” under applicable federal, state or local law, or which has been expressly categorized as an “unfair” or “deceptive” term, condition, or practice in any applicable federal, state or local law dealing with “predatory” or “high cost” mortgage lending;

vv) With respect to each Mortgage Loan which is a Second Lien, the related first lien does not permit negative amortization;

ww) No Mortgage Loan had an LTV or a CLTV in excess of 100% at origination;

xx) No Mortgage Loan has an original term to maturity of more than thirty (30) years unless otherwise provided in the Mortgage Loan Schedule;

yy) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

zz) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the UCC;

aaa) No predatory or deceptive lending practices, including but not limited to, the extension of credit to the mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to the mortgagor which has no apparent benefit to the mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan;

bbb) The Seller and its agents have at all times complied with all applicable federal, state and local anti-money laundering laws, orders and regulations to the extent applicable to Seller or its agent, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”), in respect of the origination and servicing of each Mortgage Loan; the Seller has established an anti-money laundering compliance program as and to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination and servicing of each Mortgage Loan for purposes of the Anti-Money Laundering Laws to the extent applicable to Seller, and, to the extent required by applicable law, maintains, and will maintain, either directly or through third parties, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of

S-V-9

the United States Department of the Treasury (“OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

ccc) Each Prepayment Premium is permissible and enforceable in accordance with its terms under applicable law, subject to bankruptcy law and general principals of equity;

ddd) With respect to each Mortgage Loan, a full appraisal (URAR Form 1004) was obtained except that a URAR Form 2055 is used with respect to certain Second Lien Mortgage Loans which meet the requirements in the Underwriting Guidelines;

eee) An automated valuation model was not used in place of a full appraisal in the appraisal process of any Mortgage Loan;

fff) With respect to each Mortgage Loan, the FICO score provided is not a NextGen FICO score;

ggg) No Mortgage Loan is a Mortgage Loan where a party other than the Mortgagor has agreed to make payments to buy-down the rate or amount payable;

hhh) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the Mortgage Loan nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

iii) No Mortgage Loan is a co-op Loan;

jjj) With respect to a Mortgage Loan that is not secured by an interest in a leasehold estate, the Mortgaged Property is a fee simple estate that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the Underwriting Guidelines. No portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

kkk) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the Custodian;

lll) With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may

S-V-10

only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

mmm) The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Issuer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Issuer;

nnn) If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than ten years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee’s default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee’s interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

ooo) Subsequent to origination of the Mortgage Loan, the Mortgagor has not filed a bankruptcy petition nor has the Mortgagor become the subject of, or consented to (x) the filing of a bankruptcy proceeding against it or (y) a receiver being appointed in respect of the related Mortgaged Property;

ppp) [Reserved];

qqq) Each Mortgage Loan has a non-zero FICO score;

rrr) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

sss) No second lien Mortgage Loan is a “home equity line of credit;”

ttt) The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Originator, as servicer of the Mortgage Loan, for the benefit of the Purchaser until the final transfer of servicing occurs pursuant to RESPA, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to or less than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of three (3) years. With respect to any Mortgage Loan that contains a provision permitting imposition of a prepayment penalty upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such prepayment penalty in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) originator has available programs that offered the option of obtaining a mortgage loan that did not require payment of such a prepayment penalty and prior to the Mortgage Loan’s origination, the Mortgage Loan was available to the Mortgagor with

S-V-11

and without the prepayment penalty, (iii) the prepayment penalty was disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment penalty in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

uuu) The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely solely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan, relying on the borrower’s representation of the borrower’s income in the case of loan programs which did not require verification of the borrower’s income;

vvv) With respect to any Mortgage Loan that contains a provision permitting imposition of a prepayment penalty upon a prepayment prior to maturity: (i) a mortgage loan without such prepayment penalty was available to the borrower at an interest rate and/or fee structure higher than that of the Mortgage Loan, (ii) prior to the loan’s funding, the borrower had the option of obtaining the Mortgage Loan without a requirement for payment of such a prepayment penalty, and (iii) the prepayment penalty is disclosed to the borrower in the loan documents pursuant to applicable state and federal law;

www) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

xxx) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. All points and fees at origination, described in the aggregate and with respect to each component thereof are true, complete and correct as set forth on the Final Mortgage Loan Schedule;

yyy) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

zzz) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA, and no Mortgage Loan is a “high cost home,” “covered,” “high risk home” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or a “High Cost Loan”

S-V-12

or “Covered Loan” as defined in the current Standard & Poor’s LEVELS® Version 5.6c Glossary Revised, Appendix E or any revision thereof. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

aaaa) Unless otherwise indicated on the Final Mortgage Loan Schedule, no Mortgage Loan originated on or after October 1, 2002 imposes a prepayment premium for a term in excess of three years. Any Mortgage Loan originated prior to October 1, 2002 will not impose prepayment penalties in excess of five years. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan; and

bbbb) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

cccc) The Mortgage is a “qualified mortgage” (including any participation or certificate of beneficial ownership therein) within the meaning of Section 860G of the Code and Treasury Regulation Section 1.860G-2.

S-V-13

SCHEDULE VI

[Reserved]

S-VI-1

EXHIBIT A

Form of Class A Certificate

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS A-[ - ]

THIS CLASS A-[ - ] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE PRINCIPAL OF THIS CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW, AND MAY BE ZERO. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

PASS-THROUGH RATE: [ - ]	CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-[ - ] CERTIFICATES AS OF THE CLOSING DATE: $[ - ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF DECEMBER 1, 2005 CLOSING DATE: DECEMBER 22, 2005	SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE THE CUT-OFF DATE: $[ - ]

FIRST DISTRIBUTION DATE: JANUARY 25, 2006	SERVICER: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

PERCENTAGE INTEREST: [ - ]%	TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

NO. 1	CUSIP NO.: [ - ]

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS A-[ - ]

evidencing a beneficial ownership interest in a Trust that consists primarily of a pool of Mortgage Loans (the “Mortgage Loans”) formed and sold by

FIRST NLC SECURITIZATION, INC.

THIS CERTIFICATE DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS FRIEDMAN, BILLINGS, RAMSEY & CO., INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN, SACHS & CO., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. UNLESS EXPRESSLY PROVIDED IN THE PROSPECTUS SUPPLEMENT, THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY ANY PERSON.

THIS CERTIFIES THAT:

Cede & Co.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A-[ - ] Certificates issued by First NLC Trust 2005-4 (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the “Pooling and Servicing Agreement”) by and among First NLC Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator (the “Originator”) and as seller (the “Seller”), HSBC Bank USA, National Association, as trustee (the “Trustee”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as interim servicer, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month commencing in January 2006 or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Distribution Date (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Pass-Through Rate on the Class A-[ - ] Certificates for any Distribution Date will be equal to [ - ]. Principal and interest will be distributed on this Certificate on any Distribution Date in the manner specified in the Pooling and Servicing Agreement. Distributions allocated to the Class A-[ - ] Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4 (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the initial aggregate Certificate principal balance of the Class A-[ - ] Certificates. The Certificates are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

Certain Realized Losses on and certain other shortfalls in respect of the Mortgage Loans will be allocated on any Distribution Date to Holders of Class M Certificates by allocation to the related Certificates of an Applied Loss Amount in the manner set forth in the Pooling and Servicing Agreement. Applied Loss Amounts will be allocated on each Distribution Date to the Class M Certificates in reverse order of their respective numerical Class designations until the respective Certificate Principal Balance of each such Class is reduced to zero.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account, the Custodial Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of fees and expenses, including Advances made by the Servicer, and certain expenses and indemnities amounts incurred with respect to the Mortgage Loans and administration of the Trust.

So long as this Certificate is registered in the name of a Depository or its nominee, the Securities Administrator shall make distributions on each Distribution Date to the Holder of such Certificate as of the related Record Date either (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Holder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Securities Administrator specified in the final distribution notice to Certificateholders.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer and the

rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Interests as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by the Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the applicable Corporate Trust Office of the Securities Administrator or such other offices or agencies appointed by the Securities Administrator for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by the Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Servicer, the Trustee, the Seller, the Master Servicer and the Securities Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans

(and REO Properties) remaining in the Trust Fund pursuant to the terms and conditions of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer may make an Clean-up Call or cause an Clean-up Call to be made pursuant to Section 12.1 of the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual or facsimile signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

The Securities Administrator has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed under its official seal.

Dated: December , 2005	WELLS FARGO BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-[ - ] CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- as tenants in common - as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act _____________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE ______________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                     (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                                                                                           , for the account of                                                                                       , account number                                                          , or, if mailed by check, to                                                              . Applicable reports and statements should be mailed to                                                                                                               . This information is provided by                                                                                                                                                     , the assignee named above, or                                                                                  , as its agent.

EXHIBIT B

Form of Class M Certificate

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

NONE OF THE CLASS [M- ] CERTIFICATES ARE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN (AS DEFINED IN ERISA), OR A CHURCH PLAN (AS DEFINED IN ERISA) OR OTHER EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION RULES OR FIDUCIARY REQUIREMENTS OF ERISA OR THE CODE (EACH SUCH SIMILAR LAW, “SIMILAR LAW”) OR ANY PERSON INVESTING ASSETS OF A PLAN OR ARRANGEMENT DESCRIBED ABOVE (EACH, A “PLAN”) ON BEHALF OF SUCH PLAN UNLESS THE PURCHASE OR HOLDING OF THE CERTIFICATES BY A PLAN WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR VIOLATION OF SIMILAR LAW. EACH PURCHASER OF A CLASS [M- ] CERTIFICATE, OTHER

THAN THE INITIAL PURCHASER OF THE CLASS [M- ] CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN OR THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR A VIOLATION OF SIMILAR LAW).

THE CLASS [M- ] CERTIFICATES ARE SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4 [AND] CLASS [M- ] CERTIFICATES ISSUED BY THE TRUST DESCRIBED HEREIN TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS M-[1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11]

THIS CLASS [M- ] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE PRINCIPAL OF THIS CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW, AND MAY BE ZERO. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

PASS-THROUGH RATE: [ - ]	CERTIFICATE PRINCIPAL BALANCE OF THE CLASS [M- ] CERTIFICATES AS OF THE CLOSING DATE: $[ - ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF DECEMBER 1, 2005 CLOSING DATE: DECEMBER 22, 2005	SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE THE CUT-OFF DATE: $[ - ]

FIRST DISTRIBUTION DATE: JANUARY 25, 2006	SERVICER:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

PERCENTAGE INTEREST: [ - ]%	TRUSTEE:	HSBC BANK USA, NATIONAL ASSOCIATION

NO. 1	CUSIP NO.:	[ - ]

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS M-[1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11]

evidencing a beneficial ownership interest in a Trust, which Trust consists primarily of a pool of Mortgage Loans (the “Mortgage Loans”) formed and sold by

FIRST NLC SECURITIZATION, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FRIEDMAN, BILLINGS, RAMSEY & CO., INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN, SACHS & CO., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (EXCEPT TO THE EXTENT THAT ONE OR MORE OF THE MORTGAGE LOANS ARE INSURED BY THE FEDERAL HOUSING ADMINISTRATION).

NO CERTIFICATEHOLDER HAS ANY RIGHT AGAINST FHA OR HUD WITH RESPECT TO FHA INSURANCE POLICIES ON THE FHA-INSURED MORTGAGE LOANS. BY ITS ACCEPTANCE OF THIS CERTIFICATE, EACH CERTIFICATEHOLDER IS DEEMED TO HAVE AGREED TO THE FOREGOING.

THIS CERTIFIES THAT:

Cede & Co.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class [ - ] Certificates issued by First NLC Trust 2005-4 (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the “Pooling and Servicing Agreement”) by and among First NLC Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator (the “Originator”) and as seller (the “Seller”), HSBC Bank USA, National Association, as trustee (the “Trustee”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as interim servicer, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 25th day of each month commencing in January 2006 or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Distribution Date (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Pass-Through Rate on the Class [M- ] Certificates for any Distribution Date will be equal to [ - ]. Principal and interest will be distributed on this Certificate on any Distribution Date in the manner specified in the Pooling and Servicing Agreement. Distributions allocated to the Class [M- ] Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4 (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the initial aggregate Certificate principal balance of the [M- ] Certificates. The Certificates are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

The Class [M- ] Certificates will be subordinated to the Class A-1, A-2, A-3, A-4 [and] Class [M- ] Certificates, and the Class [ - ], Class C, Class P, Class R and Class RX Certificates will be subordinated to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in each case to the extent provided in the Pooling and Servicing Agreement.

Certain Realized Losses on and certain other shortfalls in respect of the Mortgage Loans will be allocated on any Distribution Date to Holders of Class M Certificates by allocation to the related Certificates of an Applied Loss Amount in the manner set forth in the Pooling and Servicing Agreement. Applied Loss Amounts will be allocated on each Distribution Date to the Class M Certificates in reverse order of their respective numerical Class designations until the respective Certificate Principal Balance of each such Class is reduced to zero.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account, the Custodial Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of fees and expenses, including Advances made by the Servicer, and certain expenses and indemnities amounts incurred with respect to the Mortgage Loans and administration of the Trust.

So long as this Certificate is registered in the name of a Depository or its nominee, the Securities Administrator shall make distributions on each Distribution Date to the Holder of such Certificate as of the related Record Date either (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Holder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Securities Administrator specified in the final distribution notice to Certificateholders.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator and the Seller, the Master Servicer, the Securities Administrator and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Trustee, the Seller and the Servicer, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Interests as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by the Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the applicable Corporate Trust Office of the Securities Administrator or such other offices or agencies appointed by the Securities Administrator for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by the Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate

Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of all or any portion of the Class [M- ] Certificates may be made to a proposed transferee that is an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA or Section 4975 of the Code or a governmental plan or church plan (each as defined in ERISA) that is subject to any federal, state or local law which is substantially similar to the prohibited transaction rules or fiduciary requirements of ERISA or the Code (each, a “Similar Law”) or any person investing assets of a plan or arrangement described above (each a “Plan”) on behalf of such Plan, unless the purchase or holding of all of any portion of such Certificates will not result in a non-exempt prohibited transaction under ERISA or the Code (or a violation of Similar Law). Each Beneficial Owner of this Certificate will be deemed to have represented to the Securities Administrator and the Servicer, by virtue of its acquisition of a beneficial interest in this Certificate, either that it is not a Plan or that the purchase or holding of such beneficial interest in such Certificate will not result in a non-exempt prohibited transaction under ERISA or the Code (or a violation of Similar Law).

The Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund pursuant to the terms and conditions of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer may make an Clean-up Call or cause an Clean-up Call to be made pursuant to Section 12.1 of the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

The Securities Administrator has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed under its official seal.

Dated: December , 2005	WELLS FARGO BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS [M- ] CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- as tenants in common - as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act _____________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE _______________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                                      (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                                      , for the account of                                              , account number                                                      , or, if mailed by check, to                                                              . Applicable reports and statements should be mailed to                                                                              . This information is provided by                                                                  , the assignee named above, or                                                                          , as its agent.

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

Form of Class C Certificate

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

THIS CLASS C CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS C CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS C CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN, COLLECTIVE INVESTMENT FUND (OR INSURANCE COMPANY GENERAL ACCOUNT) OR INDIVIDUAL RETIREMENT ACCOUNT THAT IS SUBJECT TO TITLE I OF ERISA, THE CODE OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR OTHER EMPLOYEE BENEFIT PLAN OR RETIREMENT ARRANGEMENT THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) (EACH, A “PLAN”) OR TO ANY PERSON ACTING DIRECTLY OR INDIRECTLY ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN WILL BE REGISTERED EXCEPT AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT.

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS C

SERIES 2005-4, CLASS C	SERVICER: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT AND CUT-OFF DATE: DECEMBER 1, 2005	TRUSTEE: HSBC BANK USA, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JANUARY 25, 2006	CLOSING DATE: DECEMBER 22, 2005

NO.

PERCENTAGE INTEREST: 100%

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS C

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of mortgage loans (the “Mortgage Loans”) formed and sold by

FIRST NLC SECURITIZATION, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST NLC SECURITIZATION, INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN, SACHS & CO., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

[ - ]

is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Pooling and Servicing Agreement”) by and among First NLC Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator (the “Originator”) and as Seller (the “Seller”), HSBC Bank USA, National Association, as trustee (the “Trustee”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as interim servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Pooling and Servicing Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day preceding such Distribution Date (the “Record Date”), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class C Certificates on such Distribution Date pursuant to the Pooling and Servicing Agreement.

So long as this Certificate is registered in the name of a Depository or its nominee, the Trustee shall make distributions on each Distribution Date to the Holder of such Certificate as of the related Record Date either (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Holder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Securities Administrator specified in the final distribution notice to Certificateholders.

This Certificate is one of a duly authorized issue of Certificates designated as First NLC Trust 2005-4 Mortgage-Backed Certificates, of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class C Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account, the Custodial Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of fees and expenses, including Advances made by the Servicer, and certain expenses and indemnities amounts incurred with respect to the Mortgage Loans and administration of the Trust.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Interests as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by the Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the applicable Corporate Trust Office of the Securities Administrator or such other offices or agencies appointed by the Securities Administrator for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Securities

Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of any Class C Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification and in each case, in accordance with Section 9.2 of the Pooling and Servicing Agreement. In the event that a transfer is to be made without registration or qualification under the Act and applicable state securities laws, the Securities Administrator shall not register such transfer unless and until the prospective transferee provides the Securities Administrator with the certifications and opinions required by Section 9.2 of the Pooling and Servicing Agreement. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state securities laws or is not made in accordance with such federal and state laws.

Further, except for certain transfers identified in Section 9.2 of the Pooling and Servicing Agreement, no transfer of a Class C Certificate shall be made unless and until the prospective transferee provides the Securities Administrator with a properly executed and completed Benefit Plan Affidavit (or a Benefit Plan Opinion, if required pursuant to the Benefit Plan Affidavit), which Affidavit (or Opinion, if required) shall not be obtained at the expense of the Trustee, the Depositor, the Master Servicer, the Securities Administrator or the Servicer. Notwithstanding anything herein to the contrary, any purported transfer of a Class C Certificate to or on behalf of a Plan (as defined in the Benefit Plan Affidavit) or any person acting, directly or indirectly, on behalf of a Plan or investing assets of a Plan without delivery of a Benefit Plan Opinion shall be null and void.

The Depositor, the Servicer, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Originator and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund pursuant to the terms and conditions of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer may make an Clean-up Call or cause an Clean-up Call to be made pursuant to Section 12.1 of the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual or facsimile signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

The Securities Administrator has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed under its official seal.

Dated: December , 2005	WELLS FARGO BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- as tenants in common - as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ___________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE _______________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                              (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                                                                                   , for the account of                                                      , account number                                            , or, if mailed by check, to                                                      . Applicable reports and statements should be mailed to                                                                                               . This information is provided by                                                                                               , the assignee named above, or                                                                          , as its agent.

EXHIBIT E

Form of Class P Certificate

THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER PROPERTY.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN, COLLECTIVE INVESTMENT FUND (OR INSURANCE COMPANY GENERAL ACCOUNT) OR INDIVIDUAL RETIREMENT ACCOUNT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE CODE OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR OTHER EMPLOYEE BENEFIT PLAN OR RETIREMENT ARRANGEMENT THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) (EACH, A “PLAN”) OR TO ANY PERSON ACTING, DIRECTLY OR INDIRECTLY ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN WILL BE REGISTERED EXCEPT AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT.

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4, CLASS P

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate one- to four-family first lien mortgage loans formed and sold by

FIRST NLC SECURITIZATION, INC.

Date of Pooling and Servicing Agreement and Cut-off Date: December 1, 2005	Original Class Certificate Principal Balance of the Class P Certificates as of the Closing Date: $100

First Distribution Date: January 25, 2006	Initial Certificate Principal Balance: $100

Percentage Interest: [ - ]%	Servicer: JPMorgan Chase Bank, National Association

No.	Trustee: HSBC Bank USA, National Association

Closing Date: December 22, 2005

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST NLC SECURITIZATION, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

[ - ]

is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Pooling and Servicing Agreement”) by and among First NLC Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator (the “Originator”) and as Seller (the “Seller”), HSBC Bank USA, National Association, as trustee (the “Trustee”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as interim servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Pooling and Servicing Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day preceding such Distribution Date (the “Record Date”), from Prepayment Premiums and Servicer Prepayment Charge Payment Amounts in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Pooling and Servicing Agreement.

So long as this Certificate is registered in the name of a Depository or its nominee, the Securities Administrator shall make distributions on each Distribution Date to the Holder of such Certificate as of the related Record Date either (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Holder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Securities Administrator specified in the final distribution notice to Certificateholders.

This Certificate is one of a duly authorized issue of Certificates designated as First NLC Trust 2005-4 Mortgage-Backed Certificates, of the Series specified on the face hereof (herein called the “Certificates”) and representing the Percentage Interest specified on the face hereof.

The Class P Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account, the Custodial Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of fees and expenses, including Advances made by the Servicer, and certain expenses and indemnities amounts incurred with respect to the Mortgage Loans and administration of the Trust.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Interests as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by the Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the applicable Corporate Trust Office of the Securities Administrator or such other offices or agencies appointed by the Securities Administrator for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of any Class P Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification and in each case, in accordance with Section 9.2 of the Pooling and Servicing Agreement. In the event that a transfer is to be made without registration or qualification under the Act and applicable state securities laws, the Securities Administrator shall not register such transfer unless and until the prospective transferee provides the Securities Administrator with the certifications and opinions required by Section 9.2 of the Pooling and Servicing Agreement. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state securities laws or is not made in accordance with such federal and state laws.

Further, except for certain transfers identified in Section 9.2 of the Pooling and Servicing Agreement, no transfer of a Class P Certificate shall be made unless and until the prospective transferee provides the Securities Administrator with a properly executed and completed Benefit Plan Affidavit (or a Benefit Plan Opinion, if required pursuant to the Benefit Plan Affidavit), which Affidavit (or Opinion, if required) shall not be obtained at the expense of the Trustee, the

Depositor, the Servicer, the Master Servicer or the Securities Administrator. Notwithstanding anything herein to the contrary, any purported transfer of a Class P Certificate to or on behalf of a Plan (as defined in the Benefit Plan Affidavit) or any person acting, directly or indirectly, on behalf of a Plan or investing assets of a Plan without delivery of a Benefit Plan Opinion shall be null and void.

The Depositor, the Servicer, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Originator and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund pursuant to the terms and conditions of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer may make an Clean-up Call or cause an Clean-up Call to be made pursuant to Section 12.1 of the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual or facsimile signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

The Securities Administrator has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed under its official seal.

Dated: December , 2005	WELLS FARGO BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		_____________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE ________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                          (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                                                                                                                           , for the account of                                                              , account number                                                              , or, if mailed by check, to                                                                              . Applicable reports and statements should be mailed to                                                                                  . This information is provided by                                                                              , the assignee named above, or                                                          , as its agent.

EXHIBIT F

Form of Class R Certificate

THE CLASS R CERTIFICATES ARE SUBORDINATED TO THE OTHER CLASSES OF THE CERTIFICATES ISSUED BY THE TRUST DESCRIBED HEREIN TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION FROM SUCH REGISTRATION. THE SECURITIES ADMINISTRATOR SHALL REQUIRE A CERTIFICATE FROM ANY TRANSFEROR AND TRANSFEREE HEREOF DEMONSTRATING COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND, UNDER CERTAIN CIRCUMSTANCES, THE SECURITIES ADMINISTRATOR MAY REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO SUCH REGISTRATION OR QUALIFICATION. ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE DEPOSITOR AND THE SERVICER A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS, AN AFFIDAVIT RELATING TO VARIOUS TAX MATTERS, AND AN AFFIDAVIT RELATING TO VARIOUS ERISA MATTERS (AND AN OPINION OF COUNSEL AS TO ERISA MATTERS IF REQUIRED UNDER SUCH AFFIDAVIT), ALL AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF A CLASS R CERTIFICATE SHALL BE PERMITTED TO BE MADE TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS R CERTIFICATE. RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN, COLLECTIVE INVESTMENT FUND (OR INSURANCE COMPANY GENERAL ACCOUNT) OR INDIVIDUAL RETIREMENT ACCOUNT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE CODE OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR OTHER EMPLOYEE BENEFIT PLAN OR RETIREMENT ARRANGEMENT THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS

SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) (EACH, A “PLAN”) OR TO ANY PERSON ACTING, DIRECTLY OR INDIRECTLY ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN WILL BE REGISTERED EXCEPT AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS RESIDUAL CERTIFICATE IS NOT ENTITLED TO SCHEDULED DISTRIBUTIONS OF PRINCIPAL OR INTEREST.

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS R CERTIFICATE

THIS CLASS R CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A REMIC RESIDUAL INTEREST IN EACH OF TWO REMICS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

PERCENTAGE INTEREST: 100% DATE OF POOLING AND SERVICING AGREEMENT: AS OF DECEMBER 1, 2005	AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE DECEMBER 1, 2005: $[ - ]

CLOSING DATE: DECEMBER 22, 2005
	TRUSTEE:	HSBC BANK USA, NATIONAL ASSOCIATION
NO. 1
	SERVICER:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS R

evidencing a beneficial ownership interest in a Trust that consists primarily of a pool of Mortgage Loans (the “Mortgage Loans”) formed and sold by

FIRST NLC SECURITIZATION, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FRIEDMAN, BILLINGS, RAMSEY & CO., INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN, SACHS & CO., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (EXCEPT TO THE EXTENT THAT ONE OR MORE OF THE MORTGAGE LOANS ARE INSURED BY THE FEDERAL HOUSING ADMINISTRATION).

NO CERTIFICATEHOLDER HAS ANY RIGHT AGAINST FHA OR HUD WITH RESPECT TO FHA INSURANCE POLICIES ON THE FHA-INSURED MORTGAGE LOANS. BY ITS ACCEPTANCE OF THIS CERTIFICATE, EACH CERTIFICATEHOLDER IS DEEMED TO HAVE AGREED TO THE FOREGOING.

THIS CERTIFIES THAT:

[ - ]

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R Certificates issued by First NLC Trust 2005-4 (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the “Pooling and Servicing Agreement”) by and among First NLC Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator (the “Originator”) and as seller (the “Seller”), HSBC Bank USA, National Association, as trustee (the “Trustee”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as interim servicer, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

The Holder of this Certificate will not be entitled to any scheduled distributions of principal or interest. Distributions on this Certificate, if any (including the final distribution on this Certificate), will be made on the 25th day of each month commencing in January 2006 or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Distribution Date (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Distributions, if any, will be made to the Holders of the Class R Certificates as described in the Pooling and Servicing Agreement. Distributions allocated to the Class R Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4 (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof. The Certificates are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Class R Certificates are sometimes referred to as the “Residual Certificates.” The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

The Class R Certificates will be subordinated to the Certificates of all other Classes (other than the Class RX Certificates) to the extent provided in the Pooling and Servicing Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account, the Custodial Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of fees and expenses, including Advances made by the Servicer, and certain expenses and indemnities amounts incurred with respect to the Mortgage Loans and administration of the Trust.

All distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Securities Administrator on each Distribution Date to the Holder of such Certificate as of the related Record Date either (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Holder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Securities Administrator specified in the final distribution notice to Certificateholders.

An election will be made to treat certain of the assets assigned to the Trust as two separate real estate mortgage investment conduits (“REMICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the elections are made properly and that certain qualification requirements concerning the Mortgage Loans and the Certificates are met, the Holder of this Certificate will be treated for federal income tax purposes as the beneficial owner of a “residual interest” in each of the two REMICs, as described in the Pooling and Servicing Agreement. Accordingly, the Holder of this Class R Certificate will be taxed on its pro rata share of each such REMIC’s taxable income or net loss. The requirement that the Holder of this Class R Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

By accepting this Certificate, the Holder of this Certificate agrees to be bound by all of the provisions of the Pooling and Servicing Agreement, and, in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of each REMIC and (ii) refrain from taking any action that could endanger such status.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer, with the consent of the Holders of Certificates evidencing at least a majority of the Voting Interests of each Class affected by the proposed amendment (and in certain circumstances a higher percentage of such Voting Interests as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by the Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the applicable Corporate Trust Office of the Securities Administrator or such other offices or agencies appointed by the Securities Administrator for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

The Certificates of this Class are issuable in fully-registered, certificated form without coupons in minimum Percentage Interests of 10% and integral multiples thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of any Class R Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification and in each case, in accordance with Section 9.2 of the Pooling and Servicing Agreement. In the event that a transfer is to be made without registration or qualification under the Act and applicable state securities laws, the Securities Administrator shall not register such transfer unless and until the prospective transferee provides the Securities Administrator with the certifications and opinions required by Section 9.2 of the Pooling and Servicing Agreement. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state securities laws or is not made in accordance with such federal and state laws.

Further, no transfer of a Class R Certificate shall be made unless and until the prospective transferee provides the Securities Administrator with a properly executed and completed Benefit Plan Affidavit in accordance with Section 9.2(c) of the Pooling and Servicing Agreement.

The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 9.2(f) of the Pooling and Servicing Agreement, including the requirement that any transferee of this Certificate provide a properly executed Residual Transferee Affidavit and Residual Transferee Agreement prior to transfer, and to any amendment of the Pooling and Servicing Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any Trust REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust.

If a tax or a reporting cost is borne by any REMIC as a result of the transfer of a Class R Certificate (or any beneficial interest therein) in violation of the restrictions set forth herein and in the Pooling and Servicing Agreement, the Securities Administrator shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class R Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Servicer, any REMIC or any other Holders, and none of such parties shall have any liability for payment of any such tax or reporting cost.

The Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master

Servicer, the Securities Administrator and the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund pursuant to the terms and conditions of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer may make an Clean-up Call or cause an Clean-up Call to be made pursuant to Section 12.1 of the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

This Class R Certificate is a security governed by Article 8 of the Uniform Commercial Code.

The Securities Administrator has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed under its official seal.

Dated: December , 2005	WELLS FARGO BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ____________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE ____________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                      (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                                     , for the account of                                              , account number                                     , or, if mailed by check, to                                                  . Applicable reports and statements should be mailed to                                                      . This information is provided by                                                                          , the assignee named above, or                                                                          , as its agent.

EXHIBIT G

Form of Class RX Certificate

THE CLASS RX CERTIFICATES ARE SUBORDINATED TO THE OTHER CLASSES OF THE CERTIFICATES ISSUED BY THE TRUST DESCRIBED HEREIN TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION FROM SUCH REGISTRATION. THE SECURITIES ADMINISTRATOR SHALL REQUIRE A CERTIFICATE FROM ANY TRANSFEROR AND TRANSFEREE HEREOF DEMONSTRATING COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND, UNDER CERTAIN CIRCUMSTANCES, THE SECURITIES ADMINISTRATOR MAY REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO SUCH REGISTRATION OR QUALIFICATION. ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE DEPOSITOR AND THE SERVICER A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS RX CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS, AN AFFIDAVIT RELATING TO VARIOUS TAX MATTERS, AND AN AFFIDAVIT RELATING TO VARIOUS ERISA MATTERS (AND AN OPINION OF COUNSEL AS TO ERISA MATTERS IF REQUIRED UNDER SUCH AFFIDAVIT), ALL AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF A CLASS RX CERTIFICATE SHALL BE PERMITTED TO BE MADE TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS RX CERTIFICATE. RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN, COLLECTIVE INVESTMENT FUND (OR INSURANCE COMPANY GENERAL ACCOUNT) OR INDIVIDUAL RETIREMENT ACCOUNT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THE CODE OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR OTHER EMPLOYEE BENEFIT PLAN OR RETIREMENT ARRANGEMENT THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS

SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) (EACH, A “PLAN”) OR TO ANY PERSON ACTING, DIRECTLY OR INDIRECTLY ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN WILL BE REGISTERED EXCEPT AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS RESIDUAL CERTIFICATE IS NOT ENTITLED TO SCHEDULED DISTRIBUTIONS OF PRINCIPAL OR INTEREST.

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS RX CERTIFICATE

THIS CLASS RX CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A REMIC RESIDUAL INTEREST IN EACH OF TWO REMICS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

PERCENTAGE INTEREST: 100% DATE OF POOLING AND SERVICING AGREEMENT: AS OF DECEMBER 1, 2005 CLOSING DATE: DECEMBER 22, 2005	AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE DECEMBER 1, 2005: $[ - ]

	TRUSTEE:	HSBC BANK USA, NATIONAL ASSOCIATION
NO. 1

	SERVICER:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS RX

evidencing a beneficial ownership interest in a Trust that consists primarily of a pool of Mortgage Loans (the “Mortgage Loans”) formed and sold by

FIRST NLC SECURITIZATION, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FRIEDMAN, BILLINGS, RAMSEY & CO., INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN, SACHS & CO., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (EXCEPT TO THE EXTENT THAT ONE OR MORE OF THE MORTGAGE LOANS ARE INSURED BY THE FEDERAL HOUSING ADMINISTRATION).

NO CERTIFICATEHOLDER HAS ANY RIGHT AGAINST FHA OR HUD WITH RESPECT TO FHA INSURANCE POLICIES ON THE FHA-INSURED MORTGAGE LOANS. BY ITS ACCEPTANCE OF THIS CERTIFICATE, EACH CERTIFICATEHOLDER IS DEEMED TO HAVE AGREED TO THE FOREGOING.

THIS CERTIFIES THAT:

[ - ]

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class RX Certificates issued by First NLC Trust 2005-4 (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the “Pooling and Servicing Agreement”) by and among First NLC Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator (the “Originator”) and as seller (the “Seller”), HSBC Bank USA, National Association, as trustee (the “Trustee”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as interim servicer, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

The Holder of this Certificate will not be entitled to any scheduled distributions of principal or interest. Distributions on this Certificate, if any (including the final distribution on this Certificate), will be made on the 25th day of each month commencing in January 2006 or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Distribution Date (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Distributions, if any, will be made to the Holders of the Class RX Certificates as described in the Pooling and Servicing Agreement. Distributions allocated to the Class RX Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4 (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof. The Certificates are issued in nineteen classes as specifically set forth in the Pooling and Servicing Agreement. The Class RX Certificates are sometimes referred to as the “Residual Certificates.” The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

The Class RX Certificates will be subordinated to the Certificates of all other Classes (other than the Class R Certificates) to the extent provided in the Pooling and Servicing Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account, the Custodial Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of fees and expenses, including Advances made by the Servicer, and certain expenses and indemnities amounts incurred with respect to the Mortgage Loans and administration of the Trust.

All distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Securities Administrator on each Distribution Date to the Holder of such Certificate as of the related Record Date either (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Holder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Securities Administrator specified in the final distribution notice to Certificateholders.

An election will be made to treat certain of the assets assigned to the Trust as two separate real estate mortgage investment conduits (“REMICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the elections are made properly and that certain qualification requirements concerning the Mortgage Loans and the Certificates are met, the Holder of this Certificate will be treated for federal income tax purposes as the beneficial owner of a “residual interest” in each of the two REMICs, as described in the Pooling and Servicing Agreement. Accordingly, the Holder of this Class RX Certificate will be taxed on its pro rata share of each such REMIC’s taxable income or net loss. The requirement that the Holder of this Class RX Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

By accepting this Certificate, the Holder of this Certificate agrees to be bound by all of the provisions of the Pooling and Servicing Agreement, and, in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of each REMIC and (ii) refrain from taking any action that could endanger such status.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer, with the consent of the Holders of Certificates evidencing at least a majority of the Voting Interests of each Class affected by the proposed amendment (and in certain circumstances a higher percentage of such Voting Interests as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by the Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the applicable Corporate Trust Office of the Securities Administrator or such other offices or agencies appointed by the Securities Administrator for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

The Certificates of this Class are issuable in fully-registered, certificated form without coupons in minimum Percentage Interests of 10% and integral multiples thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of any Class RX Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification and in each case, in accordance with Section 9.2 of the Pooling and Servicing Agreement. In the event that a transfer is to be made without registration or qualification under the Act and applicable state securities laws, the Securities Administrator shall not register such transfer unless and until the prospective transferee provides the Securities Administrator with the certifications and opinions required by Section 9.2 of the Pooling and Servicing Agreement. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator and the Servicer against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state securities laws or is not made in accordance with such federal and state laws.

Further, no transfer of a Class RX Certificate shall be made unless and until the prospective transferee provides the Securities Administrator with a properly executed and completed Benefit Plan Affidavit in accordance with Section 9.2(c) of the Pooling and Servicing Agreement.

The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 9.2(f) of the Pooling and Servicing Agreement, including the requirement that any transferee of this Certificate provide a properly executed Residual Transferee Affidavit and Residual Transferee Agreement prior to transfer, and to any amendment of the Pooling and Servicing Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any Trust REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust.

If a tax or a reporting cost is borne by any REMIC as a result of the transfer of a Class RX Certificate (or any beneficial interest therein) in violation of the restrictions set forth herein and in the Pooling and Servicing Agreement, the Securities Administrator shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class RX Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee, the Servicer, the Master Servicer, the Securities Administrator, the Trust, any REMIC or any other Holders, and none of such parties shall have any liability for payment of any such tax or reporting cost.

The Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee and any agent of the Depositor, the Servicer and the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer and the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund pursuant to the terms and conditions of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer may make an Clean-up Call or cause an Clean-up Call to be made pursuant to Section 12.1 of the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

This Class RX Certificate is a security governed by Article 8 of the Uniform Commercial Code.

The Securities Administrator has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed under its official seal.

Dated: December , 2005	WELLS FARGO BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS RX CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SECURITIES ADMINISTRATOR

BY:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act ________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE __________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                                          (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                                                                                       , for the account of                                                                  , account number                                         , or, if mailed by check, to                                     . Applicable reports and statements should be mailed to                                                              . This information is provided by                                                                  , the assignee named above, or                                                                      , as its agent.

EXHIBIT H

Credit Reporting Procedure

“Full-file” reporting requires that the Servicer submit a monthly report to each of the credit repositories to describe the exact status for each Mortgage Loan.1 The status reported generally should be the one in effect as of the last business day of each month.

The Servicer may, however, use a slightly later cut-off date — for example, at the and of the first week of a month — to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

The Servicer is responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. The Servicer must respond promptly to any inquiries from mortgagors regarding specific mortgage status information about them that was reported to the credit repositories.

[1]	Based upon Fannie Mae Guide Announcement 95-19.

H-1

Major Credit Repositories

A “full-file” status report for each Mortgage Loan serviced for Fannie Mae must be sent to the following repositories each month:

Company	Telephone Number

Equifax	Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

Experian	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

H-2

EXHIBIT I

[Reserved]

I-1

EXHIBIT J

Form of Power of Attorney

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

FOUR NEW YORK PLAZA, 6TH FLOOR

NEW YORK, NEW YORK 10004

Attn: Worldwide Securities Services/Global Debt, First NLC Trust 2005-4

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that HSBC Bank USA, National Association, having its principal place of business at the Corporate Trust Office, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement among First NLC Securitization, Inc. (the “Depositor”), JPMorgan Chase Bank, National Association (the “Servicer”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and the Trustee, dated as of December 1, 2005 (the “Pooling and Servicing Agreement”), hereby constitutes and appoints the Servicer, by and through the Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust”, respectively) and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1.	The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2.

The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.	The completion of loan assumption agreements.

5.	The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.	The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.	The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8.	With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of a deed in lieu of foreclosure; and

f.	the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, HSBC Bank USA, National Association, as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Interim Servicer and the Trustee, dated as of December 1, 2005 (First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by                              its duly elected and authorized Vice President this      day of                     , 200__.

as Trustee for First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4

By

STATE OF

COUNTY OF

On                              , 2005, before me, the undersigned, a Notary Public in and for said state, personally appeared                     , Vice President of                                          as Trustee for                  Mortgage Loan Asset Backed Certificates, Series 200__-        , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

(SEAL)

Notary Public

My Commission Expires

EXHIBIT K

[RESERVED]

K-1

EXHIBIT L

Form of Transferor Certificate

Date

Re:	FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES, SERIES 2005-4

CLASS [ - ] CERTIFICATES

Ladies and Gentlemen:

In connection with our disposition of the First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4 (the “Certificates”), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the Class [R][RX] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class [R][RX] Certificate is to impede the assessment or collection of tax.

Very truly yours,

[ - ]

By:
Name:
Title:

L-1

EXHIBIT M

Form of Non-Rule 144A Investment Letter

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS [ ]

(DATE)

First NLC Securitization, Inc., as Depositor

1001 Nineteenth Street North

Arlington, Virginia 22209

Attention: Michael Warden

JPMorgan Chase Bank, National Association, as Servicer

Four New York Plaza, 6th Floor

New York, New York 10004

Attention: Worldwide Securities Services/Global Debt, First NLC Trust 2005-4

HSBC Bank USA, National Association, as Trustee

452 Fifth Avenue

New York, New York 10018

Attention: Corporate Trust, First NLC Trust 2005-4, Series 2005-4

Ladies and Gentlemen:

In connection with the purchase on the date hereof of the captioned securities (the “Purchased Securities”), the undersigned (the “Transferee”) hereby certifies and covenants to the transferor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Trust as follows:

(a)	Representations and Warranties. The Transferee represents and warrants:

SECTION 16.4 (1) The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Transferee is organized, is authorized to invest in the Purchased Securities and to enter into this Agreement, and has duly executed and delivered this Agreement.

SECTION 16.5 (2) The Transferee is acquiring the Purchased Securities for its own account as principal and not with a view to the distribution of the Purchased Securities, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the “Act”).

SECTION 16.6 (3) The Transferee is an “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act.

SECTION 16.7 (4) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Securities; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risk of an investment in the Purchased Securities and can afford a complete loss of such investment;

SECTION 16.8 (5) The Transferee confirms that the Depositor has made available to the Transferee the opportunity to ask questions of, and receive answers from, the Depositor concerning the Depositor, the Trust, the purchase by the Transferee of the Purchased Securities and all matters relating thereto, and to obtain additional information relating thereto that the Depositor possesses or can acquire without unreasonable effort or expense.

SECTION 16.9 (b) Covenants. The Transferee covenants:

SECTION 16.10 (1) The Transferee will not make a public offering of the Purchased Securities, and will not reoffer or resell the Purchased Securities in a manner that would render the issuance and sale of the Purchased Securities, whether considered together with the resale or otherwise, a violation of the Act, or any state securities or “Blue Sky” laws or require registration pursuant thereto;

SECTION 16.11 (2) The Transferee agrees that, in its capacity as holder of the Purchased Securities, it will assert no claim or interest in the Mortgage Loans by reason of owning the Purchased Securities other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Pooling and Servicing Agreement and the securities; and

SECTION 16.12 (3) If applicable, the Transferee will comply in all material respects with respect to the Purchased Securities with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

SECTION 16.13 (c) Transfer Restrictions.

SECTION 16.14 (1) The Transferee understands that the Purchased Securities have not been registered under the Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Securities are registered under the Act and under applicable state law or unless an exemption from such registration is available. If so requested by the Servicer or the Trustee, the Transferee and the transferor shall certify to the Depositor, the Servicer and the Trustee as to the factual basis for the registration or qualification exemption relied upon. The Transferee further understands that neither the Depositor, the Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Securities or make an exemption from such registration available.

SECTION 16.15 (2) Any Securityholder desiring to effect a transfer shall, and does hereby agree to, indemnify the Depositor, the Servicer and the Trustee against any liability that may result if the transfer is not exempt under federal or applicable state securities laws.

SECTION 16.16 (3) The transfer of the Securities may be subject to additional restrictions, as set forth in Section 9.2 of the Pooling and Servicing Agreement.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of December 1, 2005, by and among First NLC Securitization, Inc., as Depositor, First NLC Financial Services, LLC, as Originator and as Seller, HSBC Bank USA, National Association, as Trustee, JPMorgan Chase Bank, National Association, as Servicer, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as Interim Servicer, pursuant to which the Purchased Securities were issued.

IN WITNESS WHEREOF, the undersigned has caused this Investment Letter to be executed by its duly authorized representative as of the day and year first above written.

[TRANSFEREE]

By:
Name:
Title:

EXHIBIT N

Form of Rule 144A Investment Letter

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS [ ]

(DATE)

First NLC Securitization, Inc., as Depositor

1001 Nineteenth Street North

Arlington, Virginia 22209

Attention: Michael Warden

JPMorgan Chase Bank, National Association, as Servicer

Four New York Plaza, 6th Floor

New York, New York 10004

Attention: Worldwide Securities Services/Global Debt, First NLC Trust 2005-4

HSBC Bank USA, National Association, as Trustee

452 Fifth Avenue

New York, New York 10018

Attention: Corporate Trust, First NLC Trust 2005-4, Series 2005-4

Ladies and Gentlemen:

In connection with the purchase on the date hereof of the captioned securities (the “Purchased Certificates”), the undersigned (the “Transferee”) hereby certifies and covenants to the transferor, First NLC Securitization, Inc., the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Trust as follows:

1. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and has completed the form of certification to that effect attached hereto as Annex A1 (if the Transferee is not a registered investment company) or Annex A2 (if the Transferee is a registered investment company). The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

2. The Transferee understands that the Purchased Certificates have not been registered under the 1933 Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the 1933 Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither First NLC Securitization, Inc., the Servicer, the Master Servicer, the Securities Administrator, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

3. The Transferee is acquiring the Purchased Certificates for its own account or for the account of a “qualified institutional buyer” (as defined in Rule 144A, a “QIB”), and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act and under applicable state securities laws. In addition, such transfer may be subject to additional restrictions, as set forth in Section 9.2 of the Pooling and Servicing Agreement. By its execution of this agreement, the Transferee agrees that it will not resell, pledge or transfer any of the Purchased Certificates to anyone otherwise than in strict compliance with Rule 144A, or pursuant to another exemption from registration under the 1933 Act and all applicable state securities laws, and in strict compliance with the transfer restrictions set forth in Section 9.2 of the Pooling and Servicing Agreement. The Transferee will not attempt to transfer any or all of the Purchased Certificates pursuant to Rule 144A unless the Transferee offers and sells such Certificates only to QIBs or to offerees or purchasers that the Transferee and any person acting on behalf of the Transferee reasonably believe (as described in paragraph (d)(l) of Rule 144A) is a QIB.

4. The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and (b) the Pooling and Servicing Agreement referred to below.

5. If applicable, the Transferee has complied, will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of December 1, 2005, by and among First NLC Securitization, Inc., as Depositor, First NLC Financial Services, LLC, as Originator and as Seller, HSBC Bank USA, National Association, as Trustee, JPMorgan Chase Bank, National Association, as Servicer, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as Interim Servicer, pursuant to which the Purchased Certificates were issued.

IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Letter to be executed by its duly authorized representative as of the day and year first above written.

[TRANSFEREE]

By:
Name:
Title:

Annex A1 to Exhibit N

TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Transferee.

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because (a) the Transferee owned and/or invested on a discretionary basis at least $                     in securities [Note to reviewer - the amount in the previous blank must be at least $100,000,000 unless the Transferee is a dealer, in which case the amount filled in the previous blank must be at least $10,000,000.] (except for the excluded securities referred to in paragraph 3 below) as of                      [specify a date on or since the end of the Transferee’s most recently ended fiscal year] (such amount being calculated in accordance with Rule 144A) and (b) the Transferee meets the criteria listed in the category marked below.

☐ Corporation, etc. The Transferee is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation (other than a bank as defined in Section 3(a)(2) of the 1933 Act or a savings and loan association or other similar institution referenced in Section 3(a)(5)(A) of the Act), a partnership, or a Massachusetts or similar business trust.

☐ Bank. The Transferee (a) is a national bank or banking institution as defined in Section 3(a)(2) of the 1933 Act and is organized under the laws of a state, territory or the District of Columbia. The business of the Transferee is substantially confined to banking and is supervised by the appropriate state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than eighteen months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements is attached hereto.

☐ Savings and Loan. The Transferee is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in Section 3(a)(5)(A) of the 1933 Act. The Transferee is supervised and examined by a state or federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. savings and loan association or similar institution, and not more than eighteen months preceding the date of this certification in the case of a foreign savings and loan association or equivalent institution, a copy of which financial statements is attached hereto.

☐ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Certificates Exchange Act of 1934, as amended (the “1934 Act”).

☐ Insurance Company. The Transferee is an insurance company as defined in Section 2(13) of the 1933 Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, territory or the District of Columbia.

☐ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

☐ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Certificate Act of 1974, as amended.

☐ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

☐ Other. The Transferee qualifies as a “qualified institutional buyer” as defined in Rule 144A on the basis of facts other than those listed in any of the entries above. If this response is marked, the Transferee must certify on additional pages, to be attached to this certification, to facts that satisfy the Servicer that the Transferee is a “qualified institutional buyer” as defined in Rule 144A.

3. The term “securities” as used herein does not include (a) securities of issuers that are affiliated with the Transferee, (b) securities constituting the whole or part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements, (f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the 1934 Act.

5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Purchased Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be made in reliance on Rule 144A.

6. Will the Transferee be purchasing the Purchased Certificates only for the Transferee’s own account?

YES ☐    NO ☐

If the answer to the foregoing question is “NO”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Purchased Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this      day of                     ,         .

Print Name of Transferee

By:

Annex A2 to Exhibit N

REGISTERED INVESTMENT COMPANIES

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Purchased Certificates (the “Transferee”) or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the “Adviser”).

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because (a) the Transferee is an investment company (a “Registered Investment Company”) registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and (b) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $                     [Note to reviewer - the amount in the previous blank must be at least $100,000,000] in securities (other than the excluded securities referred to in paragraph 4 below) as of                      [specify a date on or since the end of the Transferee’s most recently ended fiscal year]. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities to the Transferee or the Transferee’s Family of Investment Companies was used.

☐ The Transferee owned $                     in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

☐ The Transferee is part of a Family of Investment Companies which owned in the aggregate $                     in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a “series company,” as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

4. The term “securities” as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d) repurchase agreements, (e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this      of                     ,         .

[Print Name of Transferee or Adviser]

By:
Name:
Title:

IF AN ADVISER:

[Print Name of Transferee]

Date:

EXHIBIT O

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

J.P. Morgan Trust Company, National Association

2220 Chemsearch Blvd.

Suite 150

Irving, TX 75062

Telephone:	(972) 785-5412
Facsimile:	(972) 785-5342
Attention:	Custody Manager

In connection with the administration of the mortgages held by you as Custodian under that certain Custodial Agreement, dated as of December 1, 2005 (the “Custodial Agreement”), among J.P. Morgan Trust Company, National Association, as custodian (the “Custodian”), First NLC Trust 2005-4, as Depositor (the “Depositor”), and HSBC Bank USA, National Association, as the trustee (the “Trustee”), the [Master Servicer] [Servicer] hereby requests a release of the Mortgage File held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. The [Master Servicer] [Servicer] hereby certifies that all amounts received in connection with the loan have been credited to the [Custodial Account] [Payment Account] pursuant to the Pooling and Servicing Agreement.

2. Mortgage Loan foreclosed. The [Master Servicer] [Servicer] hereby certifies that the above reference Mortgage Loan is or will be subject to a foreclosure proceeding in accordance with the Pooling and Servicing Agreement.

3. Mortgage Loan substituted. The [Master Servicer] [Servicer] hereby certifies that a Qualified Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.

4. Mortgage Loan repurchased. The [Master Servicer] [Servicer] hereby certifies that the Repurchase Amount has been credited to the Payment Account pursuant to the Pooling and Servicing Agreement.

5. Other. [ - ]

O-1

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you within ten (10) days of our receipt of such Mortgage File, except if the Mortgage Loan has been paid in full, repurchased or substituted for a Qualified Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

Capitalized terms used herein shall have the meanings ascribed to them in the Custodial Agreement.

[ - ],
as [Master Servicer] [Servicer]

By:
Name:
Title:

O-2

EXHIBIT P

Form of Benefit Plan Affidavit

Re:	FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

ERISA-RESTRICTED CERTIFICATES

STATE OF [ ]	)
)ss:
COUNTY/CITY OF [ ]	)

Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

(a) 1. That I am a duly authorized officer of [Organization], a [State] corporation (the “Purchaser”), whose taxpayer identification number is [                    ], and on behalf of which I have the authority to make this affidavit.

(b) 2. That the Purchaser is acquiring any of the ERISA-Restricted Certificates, each representing an interest in the Trust Fund, for certain assets of which one or more real estate mortgage investment conduit (“REMIC”) elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) 3. The Purchaser either:

(i) (i) is not an employee benefit plan or arrangement including an, collective investment fund (or insurance company general account) or individual retirement account that is subject to title I of ERISA, the Code or a governmental plan (as defined in section 3(32) of ERISA) church plan (as defined in section 3(33) of ERISA) or other employee benefit plan or retirement arrangement that is subject to any federal, state or local law which is substantially similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”) or to any Person acting directly or indirectly on behalf of a Plan or using the assets of a Plan, nor a person acting on behalf of any such Plan, nor using the assets of any such Plan to effect such transfer;

(ii) (ii) in case of an ERISA-Restricted Certificate other than a Class C, Class P or Residual Certificate, is an insurance company and (A) the Purchaser is acquiring the Certificates with funds held in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), as published in 60 Fed. Reg. 35925 (July 12, 1995)) and (B) and all of the requirements of PTCE 95-60 are met to exempt the acquisition and holding of the Certificates and the transactions in connection with the servicing, management and operation of the Trust Fund from the prohibited transaction rules of ERISA and the Code; or

(iii) (iii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate, has provided an Opinion of Counsel obtained at the Transferee’s expense, satisfactory to the Securities Administrator. An Opinion of Counsel with respect to this Benefit Plan Affidavit is an opinion of counsel to the effect that the proposed transfer will not (a) result in the assets of the Trust Fund being deemed to be assets of a Plan, (b) give rise to a fiduciary duty under ERISA, on the part of the transferee, the Depositor, the Servicer, the Master Servicer or the Securities Administrator, or (c) be treated as, or result in, a prohibited transaction under ERISA or Section 4975 of the Code or any violation of Similar Law.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as of December 1, 2005, by and among First NLC Securitization, Inc., as Depositor, First NLC Financial Services, LLC, as Originator and as Seller, HSBC Bank USA, National Association, as Trustee, JPMorgan Chase Bank, National Association, as Servicer, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as Interim Servicer.

[SIGNATURE PAGE FOLLOWS]

[Purchaser]

By:
Name:
Title:

EXHIBIT Q

Form of Residual Transferee Affidavit

Re:	FIRST NLC TRUST 2005-4 (the “Trust”)

MORTGAGE-BACKED CERTIFICATES, SERIES 2005-4, CLASS [R][RX]

STATE OF	)
) ss.:
COUNTY OF	)

Under penalties of perjury, I, the undersigned declare that, to the best of my knowledge and belief, the following representations are true, correct and complete:

(d) 1. I am a duly authorized officer of                     , a                      corporation (the “Transferee”), on behalf of which I have the authority to make this affidavit.

(e) 2. The Transferee is acquiring all or a portion of the securities (the “Residual Certificates”), which represent the residual interests in multiple real estate mortgage investment conduits (each, a “REMIC”) for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

3. The Transferee is a (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes (iii) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a person that is a Non-U.S. Person, (iv) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons), or (vi) a foreign person who would be subject to United States taxation on a net basis on income derived from a Certificate.

4. The Transferee is a not a “Disqualified Organization” (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer’s cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in § 1381(a)(2)(C) of the Code; (iv) any foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person; (v) an electing large partnership within the meaning of Section 775 of the Code; or (vi) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

5. The Transferee agrees to consent to any amendment of the Pooling and Servicing Agreement (as defined below) that shall be deemed necessary by the Trustee, the Depositor or the Servicer (upon advice of counsel to the Depositor) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of December 1, 2005, by and among First NLC Securitization, Inc., as Depositor, First NLC Financial Services, LLC, as Originator and as Seller, HSBC Bank USA, National Association, as Trustee, JPMorgan Chase Bank, National Association, as Servicer, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as Interim Servicer (the “Pooling and Servicing Agreement”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf by its duly authorized officer this                     .

[NAME]

By:
Name:
Its:

Personally appeared before me                         , known or proved to me to be the same person who executed the foregoing instrument and to be a                      of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn before me this              day of                             .

Notary Public

My commission expires the              day of                             , 20    .

EXHIBIT R

Form of Residual Transferee Agreement

FIRST NLC TRUST 2005-4

MORTGAGE-BACKED CERTIFICATES,

SERIES 2005-4

CLASS [R][RX]

Date, 200

First NLC Securitization, Inc., as Depositor

1001 Nineteenth Street North

Arlington, Virginia 22209

JPMorgan Chase Bank, National Association, as Servicer

Four New York Plaza, 6th Floor

New York, New York 10004

Attention: Worldwide Securities Services/Global Debt, First NLC Trust 2005-4

HSBC Bank USA, National Association, as Trustee

452 Fifth Avenue

New York, New York 10018

Attention: Corporate Trust, First NLC Trust 2005-4, Series 2005-4

Re:	FIRST NLC TRUST 2005-4 MORTGAGE-BACKED CERTIFICATES, SERIES 2005-4, Class [R][RX], representing a Percentage Interest

Ladies and Gentlemen:

The undersigned (the “Transferee”) proposes to purchase all or some of the captioned Certificates (the “Residual Certificates”), issued by the Trust Fund established pursuant to a pooling and servicing agreement dated as of December 1, 2005 (the “Agreement”), by and among First NLC Securitization, Inc., as Depositor, First NLC Financial Services, LLC, as Originator and as Seller, HSBC Bank USA, National Association, as Trustee, JPMorgan Chase Bank, National Association, as Servicer, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and Ocwen Loan Servicing, LLC, as Interim Servicer. In doing so the Transferee hereby acknowledges and agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Agreement or in the Residual Transfer Affidavit.

Section 2. Representations and Warranties of the Transferee. In connection with the proposed transfer of the Residual Certificates, the Transferee represents and warrants to the Depositor, the Servicer, the Trustee and the Trust Fund as follows:

(a) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Residual Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision; and the Transferee is able to bear the economic risk of an investment in the Residual Certificates and can afford a complete loss of such investment. The Transferee has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Residual Certificates.

(b) The Transferee represents that (i) it understands that the Residual Certificates represent for federal income tax purposes the “residual interest” in each of multiple real estate mortgage investment conduits (“REMICs”) and that, as the holder of the Residual Certificates, it will be required to take into account, in determining its taxable income, its pro rata share of the taxable income of each such REMIC, (ii) it understands that it may incur federal income tax liabilities with respect to the Residual Certificates in excess of any cash flows generated by the Residual Certificates, (iii) it has historically paid its debts as they became due and has the financial wherewithal and intends to continue to pay its debts as they come due in the future, including any tax imposed on the income that it derives from the Residual Certificates as such taxes become due and (iv) it is aware of the tax imposed on a “pass-through entity” holding the Class [R][RX] Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.).

(c) The Transferee confirms that the Depositor has made available to the Transferee the opportunity to ask questions of, and receive answers from, the Depositor concerning the Trust Fund, the purchase by the Transferee of the Residual Certificates and all matters relating thereto, and to obtain additional information relating thereto that the Depositor possesses or can acquire without unreasonable effort or expense.

Section 3. Covenants. The Transferee covenants:

(a) The Transferee agrees that, in its capacity as a holder of the Residual Certificates, it will assert no claim or interest in the Mortgage Loans by reason of owning the Residual Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Agreement and the Certificates.

(b) If applicable, the Transferee will comply with respect to the Residual Certificates in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

(c) Upon notice thereof, the Transferee agrees to any future amendment to the provisions of the Agreement relating to the transfer of the Residual Certificates (or any interest therein) that counsel to the Trustee, the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trust Fund may deem necessary to ensure that any such transfer will not result in the imposition of any tax on the Trust Fund.

(d) If the Transferee would be the tax matters person (“TMP”) of any REMIC as a result of the proposed transfer, as described in Section 13.1 of the Pooling and Servicing Agreement, the Transferee hereby designates the Trustee or an affiliate thereof, as its agent, to perform the functions of each REMIC’s tax matters person.

(e) [REMOVE IN CLASS RX AGREEMENT — The Transferee hereby agrees that the parties designated in the Agreement or an affiliate thereof will (i) supervise or engage in any action necessary or advisable to preserve the status of each REMIC as a REMIC and (ii) employ on a reasonable basis counsel, accountants, and professional assistance to aid in the preparation of tax returns or the performance of the above.]

(f) The Transferee hereby agrees to take any action, or cooperate with the TMP to take any action, required of it by the REMIC Provisions in order to create or maintain the REMIC status of each REMIC.

(g) [REMOVE IN CLASS RX AGREEMENT — The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of each related REMIC or result in the imposition of tax on such REMIC unless counsel for, or acceptable to, the TMP has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.]

(h) [REMOVE IN CLASS RX AGREEMENT — The Transferee hereby agrees that it will take no action to question or invalidate the interest of the Trust Fund in the Mortgage Loans or seek or maintain any claim or interest in the Mortgage Loans having a priority over the interest of the Trust Fund in the Mortgage Loans.]

(i) The Transferee understands that U.S. Department of the Treasury (“Treasury”) regulations, or other administrative guidance issued by the Treasury, may effectively prohibit the transfer of the Residual Certificates to foreign persons.

(j) The Transferee hereby agrees that it shall pay any tax or reporting costs borne by any REMIC as a result of its purchase of a Residual Certificate or any beneficial interest therein in violation of the restrictions on transfer contained in the Agreement to the extent such tax or reporting costs are not paid by the transferor or by the Trustee out of amounts that otherwise would have been paid to the Transferee.

(k) The Transferee hereby agrees to indemnify and hold harmless the Depositor, the Servicer, the Trustee, the Trust Fund and each other holder of a Residual Certificate from and against any tax liabilities or reporting costs arising from its violation of the restrictions on transfer contained in the Agreement or its breach of any of its representations, warranties, or covenants contained herein.

Section 4. Additional Transfer Restrictions.

(a) No Residual Certificate may be transferred to a Disqualified Organization. The Transferee agrees to comply with the requirements of Section 9.2 of the Pooling and Servicing Agreement, including, without limitation, the requirements to deliver to the Trustee (x) this Residual Transferee Agreement, (y) a Benefit Plan Affidavit, and (z) a Residual Transferee

Affidavit. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

(b) The Transferee acknowledges that, if a tax or a reporting cost is borne by any REMIC as a result of the transfer of the Residual Certificates or any beneficial interest therein in violation of the restrictions referenced herein, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Trustee shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of such Residual Certificates. In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Servicer, the Trustee, the Trust Fund, any REMIC or the Holders of any other Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost. In the event that a Residual Certificate is transferred to a Disqualified Organization, the Trustee shall make available, or cause to be made available, the information necessary for the computation of the excise tax imposed under section 860E(e) of the Code.

Section 5. Acknowledgments.

(a) The Transferee acknowledges that if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 and 1442 of the Code and the regulations thereunder (the “Withholding Agent”) may (i) withhold an amount equal to the taxes due upon disposition of the Certificate from future distributions made with respect to the Certificate to the transferee (after giving effect to the withholding of taxes imposed on such transferee), and (ii) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Withholding Agent. Moreover, the Withholding Agent may (x) hold distributions on a Certificate, without interest, pending determination of amounts to be withheld, (y) withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Certificate it holds, and (z) pay to the Internal Revenue Service all such amounts withheld.

(b) The Transferee acknowledges that each of the Residual Certificates may be a “noneconomic residual interest” within the meaning of certain Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

(c) The Transferee acknowledges that the transfer of all or part of the Residual Certificates that have “tax avoidance potential” (as defined in Treasury regulations section 1.860G-3(a)(2) or any successor provision) to a Non-U.S. Person will be disregarded for all federal income tax purposes.

(d) The Transferee acknowledges that the transfer of the Residual Certificates to a U.S. Person will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of the taxes and expenses associated with the security within the meaning of Treasury regulation section 1.860E-1(c)(1).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Residual Transferee Agreement be validly executed by its duly authorized representative as of the day and year first above written.

By:
Name:
Title:

EXHIBIT S

[Reserved]

S-1

EXHIBIT T

Mortgage Loan Schedule Reporting Criteria

With respect to each Mortgage Loan:

1. the Loan identification number;

2. the applicable Cut-off Date;

3. the zip code of the Mortgaged Property;

4. a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three to four family residence, planned unit development, condominium, townhouse, row home or manufactured home;

5. the current Mortgage Rate;

6. the current Scheduled Monthly Payment;

7. the original term to maturity;

8. the scheduled maturity date;

9. the scheduled principal balance of the Mortgage Loan as of the Cut-off Date;

10. the original Loan-to-Value Ratio;

11. the FICO score of the Mortgagor at the time of origination;

12. a code indicating the credit grade of each Mortgage Loan as assigned by the Originator;

13. [Reserved];

14. the date on which the first Scheduled Monthly Payment was or will be due;

15. the date on which the next payment is due;

16. the documentation level (full, stated, NIV);

17. loan purpose (i.e., purchase, rate/term refinance, cash-out refinance);

18. a code indicating whether the Mortgaged Property is owner occupied or non-owner occupied;

19. a code indicating the product type (e.g., 2/28, 3/27, 15 year fixed, etc.);

T-1

20. a code indicating whether the Mortgage Loan is subject to a Prepayment Premium;

21. the term of any Prepayment Premium;

22. the type and amount of any Prepayment Premium;

23. with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

24. with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

25. with respect to each Adjustable Rate Mortgage Loan, the lifetime maximum Mortgage Interest Rate;

26. with respect to each Adjustable Rate Mortgage Loan, the lifetime minimum Mortgage Interest Rate;

27. with respect to each Adjustable Rate Mortgage Loan, the periodic Mortgage Interest Rate cap;

28. with respect to each Adjustable Rate Mortgage Loan, the Index;

29. [Reserved];

30. a code indicating whether the Mortgage Loan is an adjustable rate or fixed rate mortgage loan;

31. a code indicating whether the Mortgage Loan is a balloon loan;

32. [Reserved]; and

33. a code indicating whether the Mortgage Loan is a “high cost” (or similarly classified) loan under applicable federal, state and local laws.

With respect to the Mortgage Loans in the aggregate in the related Mortgage Loan Package, the respective Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

1. the number of Mortgage Loans;

2. the current aggregate outstanding scheduled principal balance of the Mortgage Loans;

3. the current weighted average Mortgage Interest Rate of the Mortgage Loans; and

4. the weighted average months to maturity of the Mortgage Loans.

T-2

EXHIBIT U

Contents of Mortgage Loan File

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items delivered to the Trustee (or its designee), portions of which may be held by the Servicer in the Servicing File:

(i) The original Mortgage Note (with all riders) endorsed either in blank or in the following form: “Pay to the order of HSBC Bank USA, National Association, as trustee (the “Trustee”) for the First NLC Trust 2005-4 Mortgage-Backed Certificates, Series 2005-4, without recourse” and signed in the name of the Seller by an Authorized Officer (provided, in the event that the Mortgage Loan was acquired by the Seller in a merger, the signature must be in the following form: “[Seller], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the signature must be in the following form: “[Seller], formerly known as [previous name]”). The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the Originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as the holder of the Mortgage Note or assignee thereof, in and to that Mortgage Note); or

With respect to no more than 1% of the unpaid principal balance of the Mortgage Loans as of the Cut-off Date, a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit in the form of Exhibit C, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

(ii) The original of any guarantee executed in connection with the Mortgage Note (if any).

(iii) The original Mortgage (with all riders), with evidence of recording thereon, except as follows: If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with, in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Seller.

(iv) The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or, if the original of any such agreement with evidence of recording thereon has not been returned by the public recording office where such agreement has been delivered for recordation or such agreement has been lost or such public recording office retains the original recorded agreement, a photocopy of such agreement, certified by the Seller or its agent to be a true and correct copy of the agreement delivered to the appropriate public recording office for recordation. The original recorded agreement or, in the case of a agreement where a public recording office retains the original recorded agreement or in the case where an agreement is lost after recordation in a public recording office, a copy of such agreement certified by such public recording office to be a true and complete copy of the original recorded agreement, will be promptly delivered to the Trustee upon receipt thereof by the Seller.

(v) The original Assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be made by “[Seller], formerly know as [previous name].” Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county. If the related Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(vi) For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all Intervening Assignments of the Mortgage with evidence of recording thereon, or if any such Intervening Assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Trustee, a photocopy of such Intervening Assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller stating that such Intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded Intervening Assignment of Mortgage or a copy of such Intervening Assignment of Mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Intervening Assignment of Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Seller; or (ii) in the case of an Intervening Assignment where a public recording office retains the original recorded Intervening Assignment of Mortgage or in the case where an Intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such Intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded Intervening Assignment of Mortgage.

(vii) The original PMI Policy or certificate of insurance, where required pursuant to the Agreement.

(viii) The original mortgagee policy of title insurance in the form required by the Agreement or, if the original lender’s title insurance policy has not been issued, the preliminary report or irrevocable binder or commitment to issue the same.

(ix) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

(x) For each Mortgage Loan which is secured by a residential long-term lease, if any, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation.

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent required in the Underwriting Guidelines:

(i) The original hazard insurance policy and, if required by law, flood insurance policy.

(ii) Fully executed residential loan application.

(iii) Fully executed Mortgage Loan closing statement (i.e., a Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

(iv) Verification of employment and income (if required pursuant to the Underwriting Guidelines).

(v) Verification of acceptable evidence of source and amount of down payment.

(vi) Credit report on the Mortgagor.

(vii) Residential appraisal report.

(viii) Photograph of the Mortgaged Property.

(ix) Survey of the Mortgaged Property, if required by the title company or applicable law.

(x) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy (i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).

(xi) All fully executed required disclosure statements required by state and federal law.

(xii) If applicable, termite report, structural engineer’s report, water potability and septic certification.

(xiii) Sales contract, if applicable.

(xiv) Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(xv) Amortization schedule, if available.

(xvi) Payment history for any Mortgage Loan that has been closed for more than 90 days.

(xvii) Fully executed power of attorney, if applicable.

EXHIBIT V

Form of Monthly Statements to Certificateholders

(f) Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Certificateholder, the Servicer, the Trustee, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

(i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Premiums;

(ii) the amount thereof allocable to interest, any accrued and unpaid interest amounts from prior Distribution Date that are included in such distribution and any remaining unpaid Interest Distribution Amount after giving effect to such distribution, or Class C Distributable Amount, separately identified;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv) the Certificate Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v) the aggregate Scheduled Principal Balance of the Mortgage Loans for the following Distribution Date;

(vi) [Reserved];

(vii) the amount of the Servicing Fees paid to or retained by the Servicer with respect to such Distribution Date, and the amount of Master Servicer Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

(viii) the Pass-Through Rate for each Class of Certificates with respect to such Distribution Date;

(ix) the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Distribution Date;

(x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy;

V-1

(xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

(xiii) the aggregate amount of Realized Losses incurred during the calendar month preceding such Distribution Date;

(xiv) [reserved]; and

(xv) the Net WAC Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date and the amount of all Net WAC Cap Carryover Amounts covered by withdrawals from the Reserve Account on such Distribution Date.

V-2

EXHIBIT W

Criteria for Remittance Report From Servicer

DATA FIELDS:

Deal ID

Loan Num

Current Note Rate

Scheduled P&I Payment

Scheduled Interest

Scheduled Principle

Negative Amortization

Curtailment Amount

Interest Adjustment Amount

Curtailment Date

Payoff Amount

Payoff Date

Payoff Code

Current Scheduled Balance

PD To Date

Loan Status Code

Recovered Delinquency

Debt Servicer Coverage Ratio

Actual Loan Balance

Current P&I Advance

Prepayment Penalty

Principle Adjustment Amount

Investor Code

Category Num

REMITTANCE SUMMARY SHEET:

Action

Group

LSAMs #

Alt Num

Interest Rate

P/T Rate

UPB

P&I

Due Date

IPTD date

Beginning Schedule Balance

W-1

Scheduled Interest

Scheduled Principal

Servicer Fees

Liquidation

Liquidation Date

Additional Principal

Interest On CURT

Adj

Ending Scheduled Balance

Realized Loss

Delinquent Interest

Delinquent Principal

Prepaid Interest

Prepaid Principal

Balance

Pp S/F

Delinquent S/F

Calc

WAPTR

Sec Balance WAIR Factor

Actual Balance WAIR Factor

Service Fee Rate

Prepay Penalty

DELINQUENCY REPORT:

Delinquency

Loan Count

Sum UPBS

BK Loans Count

BK Loans Sum UPBS

Foreclosure Loans Count

Foreclosure Loans Sum UPBs

W-2

EXHIBIT X

Form of Sarbanes-Oxley Back-up Certificate

[DATE]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Client Manager, First NLC Trust 2005-4

JPMorgan Chase Bank, National Association, as servicer, hereby certifies to the Depositor, the Master Servicer and the Securities Administrator that:

1. To our knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such reports;

2. To our knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under the Pooling and Servicing Agreement has been provided to the Master Servicer;

3. Based upon the review required by the Pooling and Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Servicer has, as of the last day of the period covered by such reports fulfilled its obligation under the Pooling and Servicing Agreement; and

4. The Servicer has disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standards as set forth in the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the meaning ascribed to them in the Pooling and Servicing Agreement, dated December 1, 2005 (the “Pooling and Servicing Agreement”), among First NLC Securitization, Inc., as Depositor, First NLC Financial Services, LLC, as Seller, JPMorgan Chase Bank, National Association, as Servicer, Wells Fargo Bank, National Association, as Securities Administrator and Master Servicer, HSBC Bank USA, National Association, as Trustee, and Ocwen Loan Servicing, LLC, as Interim Servicer.

X-1

Date:

JPMorgan Chase Bank, National Association, as Servicer

By:
Name:
Title:

X-2

EXHIBIT Y

Form of Certification to be Provided to the Depositor by the Master Servicer

[Name and Address of Depositor]

Re:	First NLC Trust 2005-4

Reference is made to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the “Pooling and Servicing Agreement”), by and among First NLC Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator and as seller, JPMorgan Chase Bank, National Association, as servicer, Wells Fargo Bank, National Association, as Master Servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”), Ocwen Loan Servicing, LLC, as interim servicer, and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Master Servicer hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)	The Master Servicer has reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above referenced trust;

(ii)	Based solely upon the information provided to us by the Servicer, the information set forth in the reports referenced in (i) above does not contain any untrue statement of material fact; and

(iii)	Based on my knowledge, the distribution information required to be provided by the Master Servicer under the Pooling and Servicing Agreement is included in these reports.

Date:

Wells Fargo Bank, National Association, as Master Servicer

By:
Name:
Title:

Y-1

EXHIBIT Z

Standard Layout for Monthly Defaulted Loan Report

Exhibit: Standard File Layout – Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment

SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR

LOAN_NBR	A unique identifier assigned to each loan by the originator.

CLIENT_NBR	Servicer Client Number

SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.

BORROWER_FIRST_NAME	First Name of the Borrower.

BORROWER_LAST_NAME	Last name of the borrower.

PROP_ADDRESS	Street Name and Number of Property

PROP_STATE	The state where the property located.

PROP_ZIP	Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE	The date that the borrower’s next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY

LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.

POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY

BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY

LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY

LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;

LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY

FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY

ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY

FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY

FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY

FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY

FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)

EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY

EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY

LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)

LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY

OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)

OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY

REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current “as is” value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker’s price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM- Approved Assumption

•	BAP- Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT AA

Form of Realized Losses and Gains

The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.	The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

13.	THE TOTAL OF LINES 1 THOUGH 12

Credits:

14-21.	Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

© Copyright Wells Fargo Bank, Corporate Trust Services

AA-1

WELLS FARGO BANK, N.A.

CALCULATION OF REALIZED LOSS/GAIN

Prepared by:	Date:
Phone:	Email Address:

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No.

Borrower’s Name:

Property Address:

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$	______________	(1)
(2)	Interest accrued at Net Rate		_________________	(2)
(3)	Accrued Servicing Fees		_________________	(3)
(4)	Attorney’s Fees		_________________	(4)
(5)	Taxes		_________________	(5)
(6)	Property Maintenance		_________________	(6)
(7)	MI/Hazard Insurance Premiums		_________________	(7)
(8)	Utility Expenses		_________________	(8)
(9)	Appraisal/BPO		_________________	(9)
(10)	Property Inspections		_________________	(10)
(11)	FC Costs/Other Legal Expenses		_________________	(11)
(12)	Other (itemize)	$	________________	(12)
	Cash for Keys		_________________
	HOA/Condo Fees		_________________
	____________________________________		_________________
	____________________________________		_________________
	Total Expenses	$	_____________	(13)
Credits:
(14)	Escrow Balance	$	_______________	(14)
(15)	HIP Refund		_________________	(15)
(16)	Rental Receipts		_________________	(16)
(17)	Hazard Loss Proceeds		_________________	(17)
(18)	Primary Mortgage Insurance Proceeds		_________________	(18)
(19)	Pool Insurance Proceeds		_________________	(19)
(20)	Proceeds from Sale of Acquired Property		_________________	(20)
(21)	Other (itemize)		_________________	(21)
	________________________________________		_________________
	________________________________________		_________________
	Total Credits	$	_______________	(22)
Total Realized Loss (or Amount of Gain)		$	_______________	(23)

Please be advised that failure to comply with ANY or all of the guidelines entailed herein may result in issuance of late reporting fees.

© Copyright Wells Fargo Bank, Corporate Trust Services

Contact us with Reporting Questions: CTSDefaultSRG@WellsFargo.com

AA-2